As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-294594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYPTEX DIGITAL MARKET CAP ETF

(Exact name of registrant as specified in its charter)

Cayman Islands	41-6896215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Cryptex Finance, LLC

Joseph Sticco

30 N. Gould St., Suite R

Sheridan, WY 82801

(888) 869-5261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

James Audette, Esq.,

Sean Snider, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated August 24, 2026

PROSPECTUS

Shares

Cryptex Digital Market Cap ETF

The Cryptex Digital Market Cap ETF (the “Fund”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the Nasdaq Stock Market, LLC (the “Exchange”). The Fund’s principal investment objective is to invest in a portfolio (“Portfolio”) of Crypto Assets (each, a “Portfolio Crypto Asset” and collectively, “Portfolio Crypto Assets”) that is based on the components and weightings of the Cryptex Digital Market Cap Index (the “Index”). The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of the Portfolio Crypto Assets. The Fund will rebalance its holdings following the rebalancing of the Index as described herein. During periods between Index rebalancing dates, the Fund’s positions will be allowed to float with market movements. The Index is represented by cryptocurrencies that: (1) meet minimum market capitalization and liquidity thresholds, (2) are listed and actively traded on a minimum of three exchanges meeting certain quality standards; (3) have an active Chainlink price feed; (4) are a native or conforming native token conforming to a widely adopted standard on a permissionless blockchain; and (5) have smart contracts (if applicable) that have been deployed for a minimum of six (6) months. The Index excludes stablecoins, wrapped tokens, rebasing tokens and Crypto Assets under active regulatory enforcement actions by a regulatory agency of the United States government or equivalent authorities in the European Union, United Kingdom or other major jurisdictions. The Fund deploys an additional screen that categorizes each Index component into one of two categories: (1) Crypto Assets that meet the Exchange’s generic listing standards applicable to commodity-based trust shares (“Eligible Components”) and (2) Crypto Assets that do not satisfy such standards (“Non-Eligible Components”). Generally, a Crypto Asset is an Eligible Component if it is the underlying asset of an SEC-approved exchange-traded fund, exchange-traded futures or options contracts listed on a national securities exchange or CFTC-registered futures exchange, or certain other financial instruments approved by the SEC or subject to CFTC registration. After categorization, the Index component weightings are adjusted as follows: (1) Eligible Components and Non-Eligible Components are reweighted such that, in the aggregate, Non-Eligible Components account for not more than 15% of the total assets of the Fund; this reweighting, if necessary, is accomplished by reducing the weight of each Non-Eligible Component pro rata and increasing the weight of each Eligible Component pro rata, except that CTX is subject to a minimum weight floor of 6.5%; (2) after application of step (1), any Crypto Asset whose resulting weight would represent less than 0.50% of the Fund’s total assets is excluded from the Portfolio; and (3) following step (2), the remaining Eligible Components and Non-Eligible Components are reweighted pro rata to account for the excluded assets, again with CTX subject to a minimum weight floor of 6.5%. As a result of these additional screens, the Fund will not invest in all of the Index components. Because the Fund invests in a subset of the Index’s assets and applies the reweighting methodology described above, the Fund’s performance may be significantly different from the performance of the Index. The Fund may, at the Sponsor’s discretion, also seek to generate rewards through the validation of transactions on the respective networks corresponding to the Portfolio Crypto Assets, if such opportunities exist. As used herein, “Crypto Assets” means a cryptographic asset designed to work as a store of value and/or medium of exchange wherein individual Crypto Asset ownership records are stored in a ledger, a computerized database using cryptography to secure transaction records, to control the creation of additional Crypto Assets and to verify the transfer of Crypto Asset ownership. Cryptex Finance, LLC is the sponsor of the Fund (the “Sponsor”) and created and maintains the Index (in such capacity, the “Index Provider”), U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) (“U.S. Bank” or the “Transfer Agent”) is the Fund’s transfer agent (in such capacity, the “Transfer Agent”) and cash custodian (in such capacity, the “Cash Custodian”), and BitGo Bank & Trust, National Association is the custodian (the “Custodian”) for the Fund, and will hold all of the Portfolio Crypto Assets on the Fund’s behalf. Exchange Traded Concepts (the “Co-Sponsor”) provides managerial and administrative support to the Sponsor in the performance of its duties.

The Fund is an exchange-traded product. When the Fund sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of Crypto Assets attributable to each Share of the Fund (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash or Crypto Assets needed to purchase the amount of Crypto Assets represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the Crypto Assets represented by the Basket to be sold and the cash or Crypto Assets proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Fund (known as “Authorized Participants”) will deliver, or facilitate the delivery of, Crypto Assets or cash to the Fund’s account with the Custodian (in the case of Crypto Assets) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Fund will deliver Crypto Assets or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee”) when they redeem Shares with the Fund. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Fund.

Shareholders who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “BAGZ.”

The offering of an indeterminate amount of the Fund’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Fund is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Fund will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Fund will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Fund will not benefit from the protections afforded to investors in Crypto Assets futures contracts on regulated futures markets. The Fund’s Shares are neither interests in nor obligations of the Sponsor.

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Fund from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Fund from the sale of the Seed Baskets were $____. On ____, 202_, the Fund purchased ____ Crypto Assets with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Seed Capital Investor” for additional information.]

The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD CRYPTO ASSETS. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 35.

the Shares of the Fund are neither interests in nor obligations of the Sponsor, the administrator, the transfer agent, THE Marketing Agent, the custodian or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE FUND IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

A FILING HAS BEEN MADE WITH THE CAYMAN ISLANDS MONETARY AUTHORITY FOR THE FUND TO BE REGULATED AS A MUTUAL FUND UNDER CAYMAN ISLANDS LAW. INVESTORS SHOULD NOTE THAT REGISTRATION OF THE FUND AS A MUTUAL FUND DOES NOT IN ANY WAY MEAN OR IMPLY THAT THE FUND’S ACTIVITIES ARE APPROVED OR GUARANTEED BY THE CAYMAN ISLANDS MONETARY AUTHORITY OR BY THE CAYMAN ISLANDS GOVERNMENT OR THAT THE CAYMAN ISLANDS MONETARY AUTHORITY HAS ANY OBLIGATION TO ANY INVESTOR AS TO THE PERFORMANCE OR CREDIT WORTHINESS OF THE FUND. THE CAYMAN ISLANDS MONETARY AUTHORITY SHALL NOT BE LIABLE FOR ANY LOSSES OR DEFAULT OF THE FUND OR FOR THE CORRECTNESS OF ANY OPINIONS OR STATEMENTS EXPRESSED IN ANY MATERIAL USED TO SOLICIT THE PURCHASE OF INVESTMENT INTERESTS IN A FUND.

The date of this Prospectus is _______, 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Fund. You may rely on the information contained in this Prospectus. The Fund and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted. Furthermore, this is not an offer or invitation to the public of the Cayman Islands to subscribe for an interest in the Fund.

The Shares of the Fund are not registered for public sale in any jurisdiction other than the United States.

This Prospectus does not constitute an offer of the shares of the Fund to the members of the Public in the Cayman Islands, for so long as the shares of the Fund are not listed on the Cayman Islands Stock Exchange. “Public” for these purposes does not include a sophisticated person, a high net worth person, a company, partnership or trust of which the shareholders, unit holders or limited partners are each a sophisticated person, a high net worth person any exempted or ordinary non-resident company registered under the Companies Act (as Revised) or a foreign company registered pursuant to Part IX of the Companies Act (as Revised) or any such company acting as general partner of a partnership registered pursuant to the provisions of the Exempted Limited Partnership Act (as Revised) or any director or officer of the same acting in such capacity or the Trustee of any trust registered or capable of registering pursuant to the provisions of the Trusts Act (as Revised).

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Fund nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Fund

The Cryptex Digital Market Cap ETF (the “Fund”) is a limited liability company incorporated in the Cayman Islands on March 23, 2026, under company number 8762 and registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands for an unlimited duration. The Fund is registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands. The Fund is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Nasdaq Stock Market, LLC (the “Exchange”). The Fund’s principal investment objective is to invest in a portfolio (“Portfolio”) of Crypto Assets (each, a “Portfolio Crypto Asset” and collectively, “Portfolio Crypto Assets”) that is based on the components and weightings of the Cryptex Digital Market Cap Index (the “Index”). The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of the Portfolio Crypto Assets. The Fund will rebalance its holdings following the rebalancing of the Index as described herein. During periods between Index rebalancing dates, the Fund’s positions will be allowed to float with market movements. The Index is represented by cryptocurrencies that: (1) meet minimum market capitalization and liquidity thresholds, (2) are listed and actively traded on a minimum of three exchanges meeting certain quality standards; (3) have an active Chainlink price feed; (4) are a native or conforming native token conforming to a widely adopted standard on a permissionless blockchain; and (5) have smart contracts (if applicable) that have been deployed for a minimum of six (6) months. The Index excludes stablecoins, wrapped tokens, rebasing tokens and Crypto Assets under active regulatory enforcement actions by a regulatory agency of the United States government or equivalent authorities in the European Union, United Kingdom or other major jurisdictions. The Index includes CTX, the governance token of the Cryptex protocol, as a constituent at a fixed weight of 2.0% of total Index weight, notwithstanding that CTX does not satisfy the standard eligibility criteria applied to all other constituents. CTX’s inclusion is a deliberate design decision of the Index Provider, is disclosed transparently as an issuer reserve weight, and is described under “Conflicts of Interest.”

The Fund deploys an additional screen that categorizes each Index component into one of two categories: (1) Crypto Assets that meet the Exchange’s generic listing standards applicable to commodity-based trust shares (“Eligible Components”) and (2) Crypto Assets that do not satisfy such standards (“Non-Eligible Components”). Generally, a Crypto Asset is an Eligible Component if it is the underlying asset of an SEC-approved exchange-traded fund, exchange-traded futures or options contracts listed on a national securities exchange or CFTC-registered futures exchange, or certain other financial instruments approved by the SEC or subject to CFTC registration.

After categorization, the Index component weightings are adjusted as follows: (1) Eligible Components and Non-Eligible Components are reweighted such that, in the aggregate, Non-Eligible Components account for not more than 15% of the total assets of the Fund; this reweighting, if necessary, is accomplished by reducing the weight of each Non-Eligible Component pro rata and increasing the weight of each Eligible Component pro rata, except that CTX is subject to a minimum weight floor of 6.5%; (2) after application of step (1), any Crypto Asset whose resulting weight would represent less than 0.50% of the Fund’s total assets is excluded from the Portfolio; and (3) following step (2), the remaining Eligible Components and Non-Eligible Components are reweighted pro rata to account for the excluded assets.

As a result of these additional screens, the Fund will not invest in all of the Index components. Because the Fund invests in a subset of the Index’s assets and applies the reweighting methodology described above, the Fund’s performance may be significantly different from the performance of the Index. In addition, because the Fund’s positions are allowed to float with market movements during periods between Index rebalancing dates, this period between rebalancing of the Fund’s positions may exacerbate deviations between the performance of the Fund and the performance of the Index.

The following table reflects the hypothetical historical performance of the Index versus the Fund had the Fund been operating and holding the same constituents anticipated to be held at the commencement of operations:

	Index	Fund
2026 Through August 15, 2026	-27.74%	-28.57%
2025	-15.78%	-20.12%
2024	144.52%	139.35%

The Index was created and is maintained by Cryptex Finance, LLC (in such capacity, the “Index Provider”). The Fund may, at the Sponsor’s discretion, also seek to generate rewards through the validation of transactions on the respective networks corresponding to the Portfolio Crypto Assets, if such opportunities exist. As used herein, “Crypto Assets” means a cryptographic asset designed to work as a store of value and/or medium of exchange wherein individual Crypto Asset ownership records are stored in a ledger, a computerized database using cryptography to secure transaction records, to control the creation of additional Crypto Assets and to verify the transfer of Crypto Asset ownership. The Fund is sponsored by Cryptex Finance, LLC (in such capacity, the “Sponsor”).

The Fund intends to provide direct exposure to the price of Crypto Assets held by the Fund with BitGo Bank & Trust, National Association (“BitGo” or the “Custodian”). BitGo is chartered as a national trust bank and provides custody services for digital assets. The Custodian is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carries insurance provided by private insurance carriers. The insurance carried by the Custodian is shared among all of the Custodian’s customers, is not specific to the Fund or to customers holding Crypto Assets with the Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

The net assets of the Fund and its Shares are valued on a daily basis with reference to the Index, a standardized reference rate published by the Index Provider that is designed to reflect the performance of Crypto Assets in U.S. dollars. The Index is calculated by the Index Provider based on an aggregation of executed trade flow of major Crypto Assets trading platforms (“Constituent Platforms”). The Index is calculated as of 4:00 p.m. Eastern time (“ET”).

Buying, holding and selling Crypto Assets is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of Crypto Assets does not entitle its holders to any portion of a company’s profits or any stream of income payments. Crypto Assets are decentralized digital assets and ownership is reflected on a decentralized ledger.

The Fund provides investors with the opportunity to access the market for Crypto Assets through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding Crypto Assets directly. The Fund will not use derivatives that could subject the Fund to additional counterparty and credit risks. The Sponsor believes that the design of the Fund will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use Crypto Assets by investing in the Shares rather than purchasing, holding and trading Crypto Assets directly.

The Shareholders of the Fund take no part in the management or control, and have no voice in, the Fund’s operations or business. Shareholders have very limited voting rights as set forth in the Fund Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Fund (not including Shares held by the Sponsor or its Affiliates).

The Fund, the Sponsor and the Fund’s service providers will not loan or pledge the Fund’s assets, nor will the Fund’s assets, which include staked assets, serve as collateral for any loan or similar arrangement.

The Fund will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objectives.

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Crypto Assets that utilize a proof-of-stake validation mechanism (“Proof-of-Stake Assets”) except for Proof-of-Stake Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets, or where the Sponsor believes that the staking of such Proof-of-Stake Assets would result in an immaterial amount of rewards for the Fund (as of the date of this Prospectus, the Sponsor generally considers a staking yield of less than 1.5% to be immaterial). The Fund intends to stake up to 33.0% of the Portfolio Crypto Assets. As of the date of this Prospectus, the Fund intends to stake the following Portfolio Crypto Assets:

Ethereum (ETH)
Solana (SOL)
Cardano (ADA)
Hyperliquid (HYPE)

The Fund will disclose on each trading day the current percentage of each Proof-of-Stake Asset that is staked on the Sponsor’s website at www.cryptex.finance. The Fund may stake the Fund’s Proof-of-Stake Assets through the Custodian that connects the Fund to a pool of verified validator nodes for automated Crypto Assets staking optimization. As a result of any staking activity in which the Fund may engage, the Fund expects to receive certain staking rewards of Crypto Assets, which may be treated for federal income tax purposes as income to the Fund (see “Material Cayman Islands and United States Federal Income Tax Consequences” for a further description of the tax implications of the activities of the Fund to an investor). The Fund itself will not engage in staking activities, including operation of a validator node. Instead, the staking program will be operated through the Fund’s service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Fund’s Crypto Assets to be staked or timing of the staking activities. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Crypto Assets at all times. Staking activity involves the delegation of Crypto Assets to validators and carries certain risks, including the risk of loss or destruction of the staked Crypto Assets through a protocols “slashing” or similar mechanism, if applicable. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated Crypto Assets are temporarily locked and inaccessible. These phases affect when Crypto Assets begin earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in “Principal Risks—Risks Associated with Crypto Assets and Blockchains.”

Overview of the Crypto Asset Industry

Digital or Crypto Assets are bearer assets whose ownership is secured by cryptographic protocols and incentives that operate on a network of computers utilizing public transaction ledgers of a Crypto Asset’s network on which transactions are recorded (“Blockchains”). Crypto Assets are intended to allow for storage and transfer without the need for a trusted intermediary. Well-known Blockchains that have their own native Crypto Assets include Bitcoin and Ethereum.

Crypto Assets are traded on trading venues around the world, as well as on over-the-counter and peer-to-peer markets. Crypto Assets can be converted to fiat currencies or into other Crypto Assets at rates determined by supply and demand on these markets. Derivative investment products, including futures, options, and swaps contracts, are also available that allow investors to build sophisticated investment and trading strategies focused around the most prominent Crypto Assets.

The number and diversity of market participants and companies operating in the Crypto Asset space has also increased dramatically over the past several years. Currently, there are a wide range of companies providing services related to Crypto Assets to retail and institutional investors. These include companies that provide trading venues, custody solutions for institutional and retail investors, investment funds, payment services, trading services, lending and collateral management, and prime brokerage.

The ownership of Crypto Assets are recorded in a digital ledger or database, called a Blockchain. Blockchains differ from traditional databases in that they are designed not to be controlled by any single party, but rather, to be maintained by a distributed network of computers, each of which maintains and updates its own copy of the ledger. Each participant in this network is incentivized to process transactions according to a set of predetermined rules and to keep its ledger consistent with the rest of the network over time.

The exact method with which each Blockchain network processes and records transactions can, and usually does, vary from Blockchain to Blockchain. There are myriad architectural decisions participants either implicitly or explicitly agree to when they join a certain network, which includes the level of decentralization, privacy, throughput, and other features a network can provide. These decisions usually involve trade-offs and therefore each Blockchain network is typically optimized for specific capabilities, limitations, and target use cases. As a nascent and fast-changing area, the Crypto Asset market carries significant risks and uncertainty.

The Index

The Index is represented by cryptocurrencies that: (1) maintain a trailing 90-day volume-weighted average market capitalization of at least $250 million, calculated using free-float circulating supply; (2) demonstrate a trailing 30-day average daily trading volume of at least $10 million across eligible venues; (3) are listed and actively traded on a minimum of three exchanges meeting certain quality standards; (4) have an active Chainlink price feed; (5) be listed on Coinbase for real-time pricing in the Index terminal; (6) are a native or conforming native token conforming to a widely adopted standard on a permissionless blockchain; and (7) have smart contracts (if applicable) that have been deployed for a minimum of six (6) months. The Index excludes stablecoins, wrapped tokens, rebasing tokens and Crypto Assets under active regulatory enforcement actions by a regulatory agency of the United States government or equivalent authorities in the European Union, United Kingdom or other major jurisdictions. The Index also excludes any asset whose calculated weight would fall below 0.15% of total Index weight at the time of rebalancing. The Index includes CTX, the governance token of the Cryptex protocol, as a constituent at a fixed weight of 2.0% of total Index weight, notwithstanding that CTX does not satisfy the standard eligibility criteria applied to all other constituents. CTX’s inclusion is a deliberate design decision of the Index Provider, is disclosed transparently as an issuer reserve weight, and is described under “Conflicts of Interest.” The Index methodology committee does not have discretion over the weighting methodology, rebalancing schedule or concentration cap. The Index organizes its constituents into five thematic tiers reﬂecting the structure of the digital asset ecosystem:

●	Tier 1: Major Layer Networks. The dominant base-layer protocols that serve as the primary settlement and value-transfer infrastructure for the digital asset ecosystem. Inclusion in Tier 1 requires both a dominant market capitalization position and a functioning mainnet with significant economic activity.

●	Tier 2: L1 + L2 Infrastructure. Layer 1 blockchains and Layer 2 scaling solutions that provide execution, interoperability, oracle, and middleware infrastructure. These assets power the operational layer of the digital asset ecosystem beyond the major base-layer networks.

●	Tier 3: DeFi Applications. Tokens governing or representing economic interest in decentralized finance protocols — including lending, trading, derivatives, asset management, compute infrastructure and storage.

●	Tier 4: Memes and Community Assets. Assets whose value is primarily derived from community adoption, cultural significance, and network effects rather than technical utility. This tier acknowledges that community-driven value creation is a structurally significant category within digital assets, representing substantial market capitalization and trading volume.

●	Tier 5: Innovation and Emerging Assets. Assets representing early-stage projects, novel categories, or assets that do not fit cleanly into the other four tiers. This tier provides exposure to emerging segments of the digital asset ecosystem and serves as an incubation tier for assets that may migrate to other tiers as they mature.

The Index methodology committee assigns an eligible asset to a tier based on each asset’s primary function, market positioning and ecosystem role and reviews such assignments quarterly as part of the standard rebalancing process. An asset may be reassigned to a different tier if its primary function has materially changed since the last review. Tier assignment decisions and rationale are published alongside each quarterly rebalancing report.

After assigning eligible assets to a tier, the Index methodology committee then employs a methodology that is tier-stratified and market-cap weighted within defined allocation constraints. Constituent weights within each tier reflect each asset’s free-float market capitalization relative to the total eligible market capitalization of that tier’s constituents, subject to concentration caps at both the tier and global level. The methodology is designed to balance three competing objectives:

●	Market representation. This objective seeks to reflect the relative economic significance of different sectors of the digital asset ecosystem.

●	Diversification. This objective seeks to prevent excessive concentration in any single asset, which would undermine the product’s purpose as a broad market instrument.

●	Replicability. This objective seeks to maintain a transparent, rules-based methodology with minimal discretionary parameters.

Each tier receives an aggregate allocation representing its share of total Index weight. Tier 1 assets are subject to a fixed cap of 51.7% of total Index weight. Tier 4 and Tier 5 are subject to a combined cap. Tier 2 and Tier 3 float freely within the residual. Tier allocations for floating tiers are rebalanced quarterly (January, April, July and October). To prevent excessive single-period weight changes, no constituent’s weight may change by more than 2 percentage points per rebalancing cycle. If the required weight change exceeds this cap, the adjustment is spread across multiple rebalancing cycles. Within each tier, constituent assets are weighted by their free-float market capitalization relative to the total market capitalization of all constituents in that tier, except for:

●	Tier 5 Exception: Innovation and Emerging Assets. CTX, the governance token of the Cryptex protocol, is included in Tier 5 at a weight of 2.0% of total Index weight. CTX does not meet the standard eligibility criteria applied to other constituents. This self-inclusion is a deliberate design decision, disclosed transparently as an issuer reserve weight. All other Tier 5 constituents are market-capitalization weighted from the remaining Tier 5 allocation after the CTX fixed weight is subtracted.

The following concentration caps apply and are binding at each rebalancing event. These caps are enforced in the following priority order:

●	Global Asset Cap. No single constituent may exceed 30% of total Index weight, regardless of tier. If an asset’s calculated weight exceeds 30%, the excess is redistributed pro rata among remaining constituents within the same tier.

●	Intra-Tier Concentration Cap. No single constituent may exceed 50% of its tier’s total allocation. If an asset’s calculated weight within its tier exceeds 50% of its tier’s total allocation, the excess is redistributed pro rata among remaining constituents within that tier.

●	Tier 1 Cap. The aggregate allocation of Tier 1 (Major Layer Networks) is capped at 51.7% of total Index weight.

●	Combined Tier 4 + Tier 5 Cap. The combined allocation of Tier 4 and Tier 5 is capped at 15% of total Index weight. Within this combined envelope, the relative allocation between Tier 4 and Tier 5 is determined by aggregate market capitalization, subject to the constraint that the Tier 5 budget must be at least 4.0%.

●	Minimum Weight Floor. Any constituent whose calculated weight falls below 0.15% of total Index weight is removed from the Index at the next rebalancing event. Its weight is redistributed pro rata among remaining constituents within the same tier.

After each rebalancing event, concentration caps are applied iteratively as follows:

1.	Compute raw market-cap weights within each tier.

2.	Apply the 50% intra-tier concentration cap and redistribute excess pro rata among uncapped assets within the same tier.

3.	Apply the 30% global asset cap and redistribute excess pro rata among remaining assets within the same tier.

4.	Verify the 0.15% minimum weight floor and remove any asset below the threshold and redistribute within its tier.

5.	Repeat steps 2–4 until all constraints are satisfied.

6.	Set CTX to its fixed 2.0% weight, adjusting remaining Tier 5 assets proportionally.

The Index may be rebalanced more frequently than quarterly during certain extraordinary circumstances:

●	A constituent suffers a smart contract exploit resulting in material loss of value.

●	A constituent is delisted from all qualifying exchanges.

●	A constituent’s market capitalization falls below $125 million (50% of the eligibility threshold) for 10 or more consecutive days.

●	A Chainlink price feed for a constituent is permanently discontinued.

Extraordinary rebalances follow the same Index methodology on an accelerated 48-hour timeline. All extraordinary rebalances must be ratified by CTX governance through the emergency proposal procedure.

The following table shows the weighting and number of Crypto Assets within each tier included in the Index as of August 17, 2026, along with the weighting and number of Crypto Assets within each tier after the application of the Fund’s additional screens:

Tier	Tier	Index Allocation	Index Constituents	Fund Allocation	Fund Constituents
1.	Major Layer Networks	51.68%	5	55.31%	5
2.	L1 + L2 Infrastructure	23.28%	12	20.89%	8
3.	DeFi Applications	10.02%	9	6.69%	2
4.	Memes and Community Assets	11.02%	5	10.61%	3
5.	Innovation and Emerging Assets	4.00%	5	6.50%	1
Total	-	100.00%	36	100.00%	19

The following table shows each Crypto Asset that is included in the Index as of August 17, 2026 and its respective weighting within the Index, along with the weighting of such Crypto Asset in the Fund after the application of the Fund’s additional screens:

Ticker	Asset	Index Weight	Fund Weight
BTC	Bitcoin	25.83%	28.93%
ETH	Ethereum	13.55%	15.17%
DOGE	Dogecoin	5.51%	6.17%
ADA	Cardano	5.16%	5.78%
BNB	BNB	5.14%	3.19%
HYPE	Hyperliquid	5.01%	5.61%
XRP	XRP	4.36%	4.88%
TON	Toncoin	3.63%	2.25%
SHIB	Shiba Inu	3.22%	3.61%
LINK	Chainlink	3.15%	3.53%
SOL	Solana	2.80%	3.14%
LTC	Litecoin	2.21%	2.47%
AVAX	Avalanche	2.13%	2.39%
CTX	Cryptex Finance	2.00%	6.50%
ZEC	Zcash	1.85%	1.15%
UNI	Uniswap	1.74%	1.08%
SUI	Sui	1.72%	1.93%
PEPE	Pepe	1.34%	0.83%
DOT	Polkadot	1.25%	1.40%
AAVE	Aave	1.24%	0.00%
WLFI	World Liberty Financial	0.92%	0.00%
NEAR	NEAR Protocol	0.86%	0.00%
RENDER	Render	0.60%	0.00%
SKY	Sky (fmr Maker)	0.60%	0.00%
ONDO	Ondo Finance	0.53%	0.00%
BONK	Bonk	0.53%	0.00%
POL	Polygon	0.52%	0.00%
FIL	Filecoin	0.43%	0.00%
PENGU	Pudgy Penguins	0.42%	0.00%
FET	Fetch.ai	0.33%	0.00%
APT	Aptos	0.27%	0.00%
ATOM	Cosmos Hub	0.25%	0.00%
CRV	Curve	0.24%	0.00%
PUMP	Pump	0.23%	0.00%
INJ	Injective	0.22%	0.00%
GRT	The Graph	0.21%	0.00%
	TOTAL	100.00%	100.00%

The Index uses administered spot and settlement reference rates for calculation and reconstitution. Real-time (“spot”) Index values are calculated 24x7 using constituent spot reference rates, and a daily “settlement” value is calculated using the applicable settlement reference rate. Reconstitutions are scheduled quarterly, effective on the first business day of each calendar quarter (January, April, July and October), with changes announced in advance on a defined calendar. Weight changes are implemented over a five business day transition window to minimize market impact. Between scheduled reconstitutions, changes occur only in extraordinary circumstances, such as a constituent suffering a smart contract exploit, being delisted from all qualifying exchanges, experiencing a market capitalization decline below $125 million for 10 or more consecutive days, or having its Chainlink price feed permanently discontinued. Deletions, if any, are not replaced until the next scheduled reconstitution.

The Index methodology includes defined procedures for corporate actions and network events and maintains a formulaic divisor adjustment to preserve Index continuity when the constituent set or shares used for weighting change for reasons other than market price movement. The Index methodology, including classification and data sources used to assess eligibility criteria, is designed and governed by the Index Provider’s policies and may be updated to remain aligned with the Index’s stated objective and prevailing regulatory and exchange standards.

The Index methodology may be amended from time to time. Changes to governable parameters follow the CTX governance process described in the Index methodology. Changes to the Index methodology document itself (including eligibility criteria, tier definitions and calculation methodology) will be proposed through CTX governance, subject to a minimum 30-day notice period prior to implementation. All methodology changes and their effective dates will be published through the Sponsor’s official communication channels, including its website, www.cryptex.finance.

Should any material change be made to the Index methodology that results in a material change to the composition of the Index and, as part of the Fund’s quarterly rebalancing process, results in a material change to the composition of the Fund the Sponsor will notify Shareholders of such material change by filing a Form 8-K with the SEC. The Fund defines a material change as any change of 10% or more to the composition of the Index, and that also results in a corresponding change to the Fund. If not required by applicable law, the Fund may or may not file a Form 8-K with the SEC to disclose changes to the Index methodology that do not result in a material change. When deciding whether or not to file a Form 8-K to disclose changes to the Index Methodology that do not result in a material change, the Fund will consider whether the particular changes are required to be disclosed by one or more of the specific requirements of Form 8-K, and whether there is an independent legal obligation under the federal securities laws to make such a disclosure even in the absence of a specific requirement in Form 8-K. The Fund may have additional current or periodic reporting obligations under the Exchange Act due to other changes to the Index Methodology, such as to how the Index is calculated.

Bitcoin (BTC)

Blockchain & Platform

Bitcoin operates on the Bitcoin blockchain, an independent public, permissionless proof-of-work blockchain that does not rely on any third-party platform, service, or parent chain for its operation. Bitcoin is the original blockchain, launched in January 2009, and is the largest digital asset network by market capitalization and hash rate.

The network is secured by a globally distributed set of independent miners who compete to validate transactions and add new blocks using the SHA-256 hashing algorithm. There is no central operator, no foundation that controls the protocol, and no corporate entity from which the network derives its functionality. Bitcoin’s continued operation depends on participants running the Bitcoin Core software (or compatible implementations) and the underlying internet infrastructure.

Genesis, History, Governance & Lifecycle

Bitcoin was introduced in a whitepaper published in October 2008 by an individual or group using the pseudonym Satoshi Nakamoto. The genesis block was mined on January 3, 2009. Bitcoin’s primary function is to serve as a decentralized, peer-to-peer electronic value transfer and store-of-value network operating without trusted intermediaries.

Bitcoin has no formal on-chain governance mechanism. Protocol changes are proposed through Bitcoin Improvement Proposals (BIPs), debated openly, and adopted only when there is rough consensus among the parties who run the network’s software. Major upgrades — including SegWit (2017) and Taproot (2021) — have been implemented through this consensus process. Bitcoin Core v30.0 was released in October 2025, with a follow-up patch (v30.2) issued in January 2026 to address a wallet migration bug.

The Bitcoin ecosystem includes a large global mining industry, multiple Layer 2 networks (most notably the Lightning Network for payments and emerging Bitcoin-native L2s), publicly traded mining companies, custodians, ETF issuers, and a wide range of institutional and retail participants. As of May 2026, Bitcoin is recognized as a regulated commodity by the U.S. CFTC and is the underlying asset of multiple SEC-approved spot ETFs holding more than $108 billion in aggregate assets.

Tokenomics

Bitcoin has a fixed maximum supply of 21,000,000 BTC. As of May 13, 2026, approximately 20.03 million BTC have been issued, representing approximately 95.4% of maximum supply.

New BTC are issued exclusively as block rewards to miners who successfully add new blocks to the chain. The block reward is governed by a deterministic schedule: it is reduced by 50% approximately every 210,000 blocks (roughly every four years) in an event known as a halving. The most recent halving occurred in April 2024, reducing the block reward to 3.125 BTC per block. The next halving is expected in 2028, reducing the reward to 1.5625 BTC. This issuance schedule will continue until approximately the year 2140.

Bitcoin has no protocol-level burn mechanism. A non-trivial portion of issued supply is widely believed to be permanently inaccessible due to lost private keys. According to a May 2026 estimate cited by core developer Jameson Lopp, approximately 5.6 million BTC have been dormant for over a decade. The halving schedule makes Bitcoin structurally disinflationary; this is the primary mechanism by which Bitcoin’s monetary policy supports long-term scarcity.

Network Usage & Adoption

Bitcoin is the most widely traded and most liquid digital asset globally, with daily trading volume typically in the tens of billions of U.S. dollars. It is listed on every major centralized exchange and is supported on most decentralized exchanges via wrapped representations.

On-chain, the Bitcoin network processes a steady volume of transactions related to large-value transfers, exchange flows, custodial movements, and a growing ecosystem of inscription-based and Layer 2 activity. The Lightning Network provides off-chain payment capacity for micropayments and high-frequency use cases.

Off-chain, Bitcoin is held as a treasury reserve asset by a number of publicly traded companies, accepted by a growing number of merchants directly and through payment processors, and used as collateral in regulated lending markets. It is the underlying reference asset for a substantial derivatives market on CME and other regulated venues, and is the most institutionally adopted digital asset. In May 2026, Charles Schwab began rolling out spot BTC and ETH trading to U.S. retail clients, further expanding the institutional access surface.

Supply Concentration & Affiliated-Party Risk

Bitcoin’s supply is distributed across millions of addresses, but a meaningful share is held by a relatively small number of large holders. As of May 2026, on-chain analysts estimate that approximately 4 million BTC are held by long-term, low-activity entities (so-called “conviction buyers”), with this figure having grown approximately threefold since late 2025. The largest publicly disclosed corporate holder, Strategy (formerly MicroStrategy), holds approximately 818,869 BTC.

The largest custodial concentrations are held by ETF custodians (notably Coinbase Custody, which holds BTC on behalf of several U.S. spot ETF issuers) and major exchanges (Binance, Kraken, Coinbase). The wallets attributed to Satoshi Nakamoto, widely believed to hold approximately 1.0 to 1.1 million BTC, have remained dormant since 2010. The U.S. government and other sovereign holders are also material participants.

While no single party controls or has shown coordinated influence over Bitcoin’s supply, large concentrated movements — particularly from dormant addresses, corporate treasuries, or government-controlled wallets — can create meaningful short-term price volatility and liquidity stress. ETF custody concentration also presents a structural risk: a security incident or operational failure at a major custodian could affect access to a meaningful share of institutional Bitcoin supply.

Ethereum (ETH)

Blockchain & Platform

Ethereum operates on the Ethereum blockchain, an independent public, permissionless proof-of-stake blockchain. Ethereum does not rely on a third-party platform, although it has a large ecosystem of Layer 2 scaling networks (including Arbitrum, Optimism, Base, zkSync, and Starknet) that periodically post data and proofs back to the Ethereum mainnet.

Following the September 2022 Merge, Ethereum transitioned from proof-of-work to proof-of-stake consensus. As of May 2026, the network is secured by approximately 1.1 million active validators worldwide. Validators are independent and not controlled by any single entity, though several large staking providers (notably Lido, Coinbase, and Binance) collectively account for a significant share of total staked ETH.

Genesis, History, Governance & Lifecycle

Ethereum was proposed in a whitepaper by Vitalik Buterin in late 2013 and launched on July 30, 2015. Its core innovation is general-purpose smart contracts, enabling developers to deploy autonomous programs (“dApps”) that execute deterministically on the network. Ethereum is the dominant smart-contract platform by total value locked, developer activity, and application count.

Governance of the Ethereum protocol is informal and consensus-driven. Protocol upgrades originate from the Ethereum Improvement Proposal (EIP) process and are coordinated by core developer teams across multiple independent client implementations. Adoption requires coordination among validators and node operators. The Ethereum Foundation, a Swiss-based non-profit, supports core research and development but does not control the protocol. The Pectra upgrade was implemented in mid-2025, raising the validator stake cap from 32 to 2,048 ETH. The Glamsterdam upgrade is targeted for mid-2026 and is expected to materially expand Layer 1 throughput.

The Ethereum ecosystem is the largest in digital assets outside of Bitcoin, encompassing DeFi protocols, NFT markets, gaming, stablecoins (the majority of USDT and USDC supply is issued on Ethereum or its L2s), real-world-asset tokenization, restaking infrastructure (notably EigenLayer), and a growing institutional product suite including SEC-approved spot ETFs. In March 2026, BlackRock launched the ETHB spot Ethereum ETF with native staking enabled.

Tokenomics

Ethereum has no maximum supply cap. As of May 2026, the circulating supply of ETH is approximately 120.7 million. ETH is issued through staking rewards paid to validators.

Following the August 2021 implementation of EIP-1559, a portion of every transaction’s gas fee — the ‘base fee’ — is burned (permanently removed from circulation) rather than paid to validators. The remaining priority fee is paid to the validator. The result is that ETH issuance can be either inflationary or deflationary on net, depending on network activity. During periods of high transaction demand, the burn rate can exceed new issuance, making ETH net-deflationary. During quieter periods, ETH is mildly inflationary, typically below 1% annualized.

Staking introduces a lock-up dynamic: validators must wait through an unstaking queue (sized dynamically based on network conditions) before withdrawn ETH becomes liquid. As of May 2026, approximately 35.9 million ETH (29%–31% of circulating supply) is staked, representing a structurally illiquid portion of supply. The combination of EIP-1559 burns, staking yield, and L2 activity creates a dynamic supply model where long-term dilution risk is materially lower than traditional inflation-only models.

Network Usage & Adoption

Ethereum is the second most traded digital asset by volume and the dominant settlement layer for smart-contract activity. It hosts approximately 68% of global DeFi total value locked, the largest NFT marketplaces, and the majority of stablecoin transaction volume.

Layer 2 networks built on Ethereum (Arbitrum, Optimism, Base, zkSync, Starknet, and others) collectively process several times the daily transaction count of mainnet, with all of them settling back to Ethereum for security. This creates a structural feedback loop: more L2 activity generates more demand for Ethereum block space and therefore more ETH burned.

Off-chain, ETH is the underlying asset of multiple SEC-approved spot ETFs and is a CFTC-regulated commodity (CME ETH futures have traded since 2021). Major financial institutions including BlackRock, Fidelity, and Franklin Templeton offer Ethereum-based investment products. Ethereum is also the dominant platform for institutional real-world-asset tokenization, with significant pilot programs and live deployments by BlackRock (BUIDL), Franklin Templeton (FOBXX/BENJI), and others.

Supply Concentration & Affiliated-Party Risk

ETH supply is broadly distributed but concentrated in several identifiable buckets. The single largest holder by category is the Beacon Deposit Contract, which holds more than 77 million staked ETH on behalf of validators. Among liquid staking providers, Lido is the largest single operator, holding approximately 8.7 million ETH and accounting for approximately 23%–24% of staked ETH market share (down from earlier peaks). Binance is the largest exchange-based staking provider with approximately 3.3 million ETH (~9% share), and ether.fi (a leading restaking protocol) ranks third with approximately 2.1 million ETH (~6% share).

Lido’s share of staked ETH is the most often-discussed concentration risk. While Lido operates through a permissionless set of independent node operators, its size has prompted ongoing community debate about validator decentralization. No single party can act unilaterally to censor or alter the chain, but a coordinated action by the largest staking providers could in principle delay finality or affect block production.

The Ethereum Foundation has historically been transparent about its treasury holdings (a small reserve generally disclosed at under 1% of supply) and has periodically sold ETH in measured amounts. Notable corporate holdings include BitMine Immersion Technologies, which holds more than 4.8 million ETH (approximately 3.9% of circulating supply). Validator-level concentration and staking-provider concentration are the primary structural concerns at the supply level; both are actively monitored by the Ethereum research community.

Hyperliquid (HYPE)

Blockchain & Platform

Hyperliquid (HYPE) operates on Hyperliquid L1, an independent proof-of-stake Layer 1 blockchain purpose-built for high-performance, fully on-chain perpetual futures and spot trading. Hyperliquid L1 is independent and does not settle to, or derive security from, any third-party platform such as Ethereum.

The chain uses HyperBFT, a custom consensus algorithm derived from the HotStuff family, supporting up to approximately 200,000 orders per second with sub-second finality. The active validator set comprises 24 validators selected by HYPE stake. HyperEVM, an EVM-compatible execution layer launched in early 2025, enables developers to deploy smart contracts in Solidity that interact with the underlying exchange.

Genesis, History, Governance & Lifecycle

Hyperliquid was founded by Jeff Yan and is developed by Hyperliquid Labs, a self-funded team that has not taken external venture capital. The project initially launched as a private testnet, transitioned to a live mainnet in 2023, and conducted its token generation event on November 29, 2024. The launch was notable for being one of the largest community airdrops in digital asset history, distributing 31% of total supply directly to early users with zero allocation to venture capital investors.

The protocol’s primary function is to operate a fully on-chain derivatives exchange offering perpetual futures, spot trading, and (since 2025) the HLP vault for passive liquidity provision. HYPE serves as the network’s gas token, governance token, and primary beneficiary of protocol fee revenue. Governance is conducted through on-chain proposals voted on by HYPE stakers. The Hyper Foundation supports protocol development but does not control the network.

Recent ecosystem milestones include the HyperEVM mainnet launch in early 2025, the HIP-3 upgrade in October 2025 that enabled permissionless creation of perpetual markets, the launch of native prediction markets in May 2026, and the May 12, 2026 launch of the 21Shares THYP and TXXH ETFs on Nasdaq.

Tokenomics

HYPE has a fixed maximum supply of approximately 961,671,488 tokens. As of May 13, 2026, the circulating supply is approximately 254 million HYPE (approximately 26% of maximum supply).

Allocation at genesis: 38.89% to Future Emissions and Community Rewards, 31.00% to Genesis Distribution (the November 2024 airdrop), 23.80% to Core Contributors, 6.00% to the Hyper Foundation Budget, 0.30% to Community Grants, and 0.01% to HIP-2 Hyperliquidity. No allocation was made to venture capital investors.

Vesting and unlock structure: Core Contributor allocations follow a one-year cliff plus linear vesting through 2028, with monthly unlocks on the 6th of each month. A significant cliff unlock for core contributors of approximately 9.92 million HYPE occurred on February 6, 2026, and the next scheduled unlock of similar magnitude is June 6, 2026. Total scheduled unlocks extend through 2027–2028.

Deflationary mechanism: 97% of protocol trading fees are directed to the Assistance Fund, which uses those fees to buy back HYPE on the open market. HyperEVM also burns HYPE for gas. The protocol returned approximately$50.95 million to HYPE holders from trading fees in the 30 days preceding May 10, 2026. In periods of high trading volume, these buybacks and burns can exceed new emissions, making HYPE net-deflationary. A community proposal to permanently burn a portion of the Assistance Fund’s accumulated HYPE holdings has been raised in 2026, which would represent a potentially material structural change to circulating supply.

Long-term dilution risk is meaningfully present given that approximately 74% of total supply has not yet entered circulation. The protocol’s high revenue generation and aggressive buyback mechanism are the primary offsets. Investors should monitor unlock-schedule events and the rate of fee-driven buybacks relative to emissions.

Network Usage & Adoption

Hyperliquid is currently among the leading on-chain perpetual futures venues by trading volume, with daily volumes regularly in the hundreds of millions to billions of U.S. dollars. The protocol has consolidated significant market share from competing on-chain derivatives platforms and has begun to compete with centralized derivatives venues.

HyperEVM adoption is growing but is at an earlier stage than the core derivatives product. Recent institutional partnerships include Ripple Prime, BitGo, and Gold-i.

Supply Concentration & Affiliated-Party Risk

HYPE supply is materially concentrated by design. Approximately 74% of total supply has not yet entered circulation and is held in protocol contracts (Future Emissions, Community Rewards, and Hyper Foundation). The Core Contributors allocation (23.80% of total supply) is held by the founding team and early contributors; vesting through 2028 means this group has a structural seller profile through that period.

The Hyper Foundation holds 6.00% of total supply and is the primary entity responsible for protocol development funding. While disclosed and on-chain visible, the Foundation’s holdings represent a single point of governance and treasury concentration.

Among circulating supply, exchange holdings (notably on Hyperliquid itself, used as collateral by traders) account for a substantial portion. The Assistance Fund, which acquires HYPE through fee-driven buybacks, holds a large and growing balance. The cumulative size of this balance has been publicly cited as potentially representing on the order of 10%–13% of circulating supply. A future governance decision to deploy or burn the Assistance Fund holdings would materially affect circulating supply.

Hyperliquid Strategies Inc. (PURR), a publicly disclosed treasury vehicle, has deployed approximately $216 million to acquire approximately 7.3 million HYPE tokens since its inception in December 2025 and reported a $152.5 million net profit for the three months ended March 31, 2026 (largely from unrealized gains on its HYPE position).

Liquidity and volatility risks include: scheduled monthly Core Contributor unlocks (each typically representing a fraction of 1% of circulating supply, but cumulatively material), the possibility of foundation or treasury sales, and concentrated influence by the founding team through both governance voting and supply control. Investors should assume HYPE remains in a period of meaningful structural supply expansion until approximately 2028.

XRP (XRP)

Blockchain & Platform

XRP is the native asset of the XRP Ledger (XRPL), an independent public, permissionless blockchain. The XRP Ledger does not rely on any third-party platform; it operates as a standalone network with its own consensus mechanism, validators, and software. The XRP Ledger uses a unique consensus protocol (the XRP Ledger Consensus Protocol) rather than proof-of-work or proof-of-stake. Validators on the network maintain a Unique Node List (UNL) and reach agreement on the order and validity of transactions through repeated rounds of voting. The recommended UNL is published by Ripple and the XRPL Foundation, but validator operators choose their own UNLs and the network does not rely on any single party. As of 2026, there are over 150 active validators globally, operated by universities, exchanges, businesses, and individuals.

Genesis, History, Governance & Lifecycle

XRP was created in 2012 by Jed McCaleb, Arthur Britto, and David Schwartz. At creation, 100 billion XRP were minted, representing the total supply of the asset. There has been no further issuance since genesis. The XRP Ledger was developed and is supported by Ripple Labs Inc., a private company headquartered in San Francisco, although the ledger itself is open-source and operated by an independent set of validators.

XRP’s primary intended function is to serve as a bridge asset for cross-border payments, foreign-exchange settlement, and liquidity provision between fiat currencies. The XRP Ledger natively supports a decentralized exchange, tokenization features, and an EVM-compatible sidechain. Major recent ecosystem developments include the integration of confidential Multi-Purpose Tokens (MPTs) in Q1 2026, ongoing development of Smart Escrows, and a published roadmap to quantum resistance by 2028.

Governance is informal and operates through validator coordination. Protocol amendments require an 80%supermajority of validators sustained over a two-week period to take effect. Ripple, the XRPL Foundation, and Coil are the largest organizational contributors to the protocol, but no single entity controls upgrade decisions. The XRPL Foundation is undergoing a multi-stage transition toward more community-led governance.

Notable lifecycle events: in December 2020, the SEC filed an enforcement action against Ripple Labs alleging that XRP constituted an unregistered security. In July 2023, a U.S. District Court ruled that programmatic sales of XRP on exchanges did not constitute securities transactions, while certain institutional sales did. The first wave of U.S. spot XRP ETFs was approved by the SEC in November 2025, with issuers including Bitwise, Grayscale, 21Shares, Canary Capital, and Franklin Templeton.

Tokenomics

XRP has a fixed maximum supply of 100,000,000,000 (100 billion) tokens, all of which were created at genesis. No new XRP can be issued. As of May 13, 2026, the circulating supply is approximately 61.8 billion XRP. The total supply is currently reported at approximately 99.99 billion, reflecting a small amount of XRP permanently destroyed through transaction fees.

At genesis, 80 billion XRP were transferred to Ripple Labs and 20 billion XRP were retained by the three founders. In 2017, Ripple placed 55 billion XRP into a cryptographically-enforced escrow that releases up to 1 billion XRP per month, with unused amounts returned to escrow. Approximately 35–38 billion XRP remain locked in escrow as of May 2026, with Ripple holding additional XRP (approximately 6–8 billion XRP) in operational wallets outside of escrow.

Deflationary mechanism: every transaction on the XRP Ledger requires the payment of a small transaction fee (a fraction of a cent), which is permanently destroyed rather than paid to validators. Approximately 14 million XRP have been burned cumulatively through this mechanism. The burn rate is modest in aggregate and does not materially offset the structural supply expansion from monthly escrow releases.

Long-term dilution and supply-impact risk: the escrow release schedule means that XRP circulating supply expands each month, with Ripple as the primary source. Historical net releases have averaged 200–300 million XRP per month, well below the 1 billion monthly cap, because Ripple typically re-locks 60%–80% of each release. XRP’s effective annual inflation has historically run in the range of 3.9%–5.9% assuming 200–300 million XRP enter circulation monthly. The structural overhang of escrowed supply remains a material consideration for long-term holders.

Network Usage & Adoption

The XRP Ledger processes a high volume of transactions related to cross-border payments, decentralized exchange activity, and tokenized assets. Network throughput is approximately 1,500 transactions per second and transaction costs are minimal (fractions of a cent).

Ripple’s enterprise products (RippleNet, On-Demand Liquidity, and the Ripple Payments platform) are used by financial institutions and money-service businesses for cross-border remittance corridors, particularly in Asia-Pacific, Latin America, and the Middle East. The extent to which these enterprise products require XRP utility versus merely Ripple’s software has been a recurring subject of analyst debate. In April 2026, Ripple, JPMorgan, Mastercard, and Ondo Finance completed a pilot processing the cross-border redemption of Ondo’s OUSG tokenized Treasury fund on XRPL in under five seconds.

Off-chain, XRP is one of the most liquid digital assets globally, listed on virtually every major exchange. As noted above, multiple U.S. spot XRP ETFs were approved in November 2025 and are now trading on NYSE Arca, Nasdaq, and Cboe BZX. CFTC-regulated XRP futures are available on Coinbase Derivatives and Bitnomial, which is the basis for XRP’s eligibility under SEC generic listing standards.

Supply Concentration & Affiliated-Party Risk

XRP supply is materially concentrated. Ripple Labs controls approximately 38–40 billion XRP across its operational wallets and programmatic escrow accounts. The three founders (Chris Larsen, Jed McCaleb, and Arthur Britto) collectively received 20 billion XRP at genesis. Jed McCaleb’s holdings were fully distributed under a multi-year settlement agreement by 2022.

Ripple’s monthly escrow releases — up to 1 billion XRP per month — represent the single largest structural supply event in any major digital asset. Ripple has historically returned 60%–80% of each monthly release to escrow. The company has indicated that, if regulatory clarity is established (e.g., via passage of the CLARITY Act), it may release additional XRP from escrow to support on-ledger liquidity in stablecoin and FX pairs.

Other notable concentrations include large exchange custodial wallets (Bithumb, Upbit, and others) and several unidentified whale addresses in the 500 million to 1 billion XRP range. Approximate exchange-held XRP supply has trended downward and as of mid-May 2026 was reported at approximately 2.8–3.2 billion XRP, historically low, with float being absorbed by ETF custody and long-term-holder wallets.

Liquidity and volatility risks: the concentration of supply in Ripple’s escrow, combined with the monthly release schedule, creates a structural overhang well-known to market participants. A change in Ripple’s sales practices, a court ruling affecting Ripple’s ability to sell, or a large unscheduled release could materially affect price and liquidity. Conversely, an announcement of escrow reduction or burn would be a positive supply event. Investors should view XRP supply as substantially under Ripple’s discretionary control on a forward basis.

Dogecoin (DOGE)

Blockchain & Platform

Dogecoin operates on the Dogecoin blockchain, an independent public, permissionless proof-of-work blockchain forked from Litecoin in 2013 (which was itself forked from Bitcoin). Dogecoin does not rely on any third-party platform or service for its core operation.

The network uses the Scrypt hashing algorithm and benefits from merged mining with Litecoin, meaning Litecoin miners can simultaneously mine Dogecoin without additional energy expenditure. This arrangement, established in 2014, provides Dogecoin with a substantial share of Litecoin’s hashing power without requiring a dedicated mining industry of comparable scale.

Genesis, History, Governance & Lifecycle

Dogecoin was created in December 2013 by Billy Markus and Jackson Palmer, originally as a satirical commentary on the proliferation of altcoins. Despite its origin as a joke, the network has continuously operated for more than twelve years and has developed a substantial holder base and merchant adoption.

Dogecoin’s primary intended function is as a peer-to-peer payment network for low-value transactions, with an emphasis on tipping, charitable giving, and small payments. It is widely used as an introductory digital asset for new market entrants and has cultural significance as the original ‘meme coin.’

Governance is informal and follows a similar model to Bitcoin: protocol changes are proposed by developers, debated openly, and adopted only when there is consensus among miners and node operators. The Dogecoin Foundation, a non-profit organization, supports core development. In March 2026, the U.S. SEC formally classified DOGE as a digital commodity, removing regulatory ambiguity for institutional buyers.

Recent ecosystem developments include the launch of the 21Shares Dogecoin ETF (ticker TDOG) on Nasdaq in January 2026, ongoing work on a Dogecoin-related Layer 2 (including the DogeOS project, an EVM-compatible application layer being built for Dogecoin), and the H1 2026 launch of the Dogecoin Foundation’s “Such App” self-custodial wallet.

Tokenomics

Dogecoin has an unlimited maximum supply. As of May 13, 2026, the circulating supply is approximately 169.9 billion DOGE.

New DOGE are issued exclusively as block rewards to miners. Since a 2014 protocol change, the issuance schedule is fixed at 10,000 DOGE per block, with blocks produced approximately every minute. This results in approximately 5 billion new DOGE entering circulation each year on a constant absolute basis. The current annualized inflation rate is approximately 3.3%.

There is no halving mechanism and no scheduled reduction in issuance. The constant-issuance design results in a structurally declining inflation rate over time: as the circulating supply grows, the same 5 billion annual issuance represents a smaller percentage of total supply.

There is no protocol-level burn mechanism. Dogecoin’s monetary policy is intentionally inflationary, designed to encourage spending and discourage hoarding, in contrast to Bitcoin’s deflationary supply schedule. Long-term dilution risk is real and continuous: holders should expect Dogecoin’s supply to grow indefinitely.

Network Usage & Adoption

Dogecoin is among the most widely held digital assets by number of addresses (approximately 8.27 million unique holder addresses as of 2026) and consistently ranks among the top ten digital assets by market capitalization. It maintains very high trading volume across major centralized exchanges.

On-chain activity is dominated by small transfers, exchange flows, and tipping use cases. Transaction fees are very low, making Dogecoin viable for micropayment scenarios that would be uneconomical on Bitcoin.

Off-chain, Dogecoin is accepted by a number of merchants and payment processors. Cultural prominence is supported by ongoing references from public figures and social-media accounts with large followings.

Dogecoin is the underlying asset of CFTC-regulated futures contracts on Coinbase Derivatives and Bitnomial, which is the basis for its eligibility under SEC generic listing standards. The 21Shares Dogecoin ETF (TDOG), launched in January 2026, had accumulated approximately $6.4 million in cumulative net inflows by mid-2026.

Supply Concentration & Affiliated-Party Risk

Dogecoin supply is broadly distributed across millions of addresses, but a notable degree of concentration exists at the top of the holder distribution. The single largest holder is a Robinhood Markets cold wallet, which as of early 2026 held approximately 27.2 billion DOGE — approximately 17.7%–18% of total supply. This wallet represents the aggregated custodial holdings of Robinhood’s retail customer base rather than a single beneficial owner.

Other notable concentrations include Binance and Upbit custodial wallets, as well as several large non-custodial whale wallets. One unidentified non-custodial wallet holds approximately 3.4 billion DOGE; a dormant Cryptsy-linked wallet (from a defunct exchange that shut down in 2014) holds more than 5 billion DOGE that have not moved in over a decade. The top 10 wallets collectively hold approximately 60% of all DOGE in circulation, primarily through exchange custodial structures.

These concentrations represent custodial holdings on behalf of large numbers of individual users rather than ownership by a single beneficial party. However, they mean that operational decisions by individual exchanges —including suspending withdrawals, migrating cold storage, or facilitating large block trades — can produce meaningful on-chain movement that is sometimes interpreted by the market as whale activity.

There is no protocol-level entity (foundation, treasury, or development fund) with a material supply position. Liquidity and volatility risks are primarily driven by the concentration of supply in exchange custody, social-media-driven sentiment cycles, and the asset’s high correlation with broader retail risk appetite. Dogecoin has historically exhibited significantly higher realized volatility than BTC and ETH and has been sensitive to public-figure endorsements and social-platform activity.

Shiba Inu (SHIB)

Blockchain & Platform

Shiba Inu (SHIB) is an ERC-20 token deployed on the Ethereum blockchain. Unlike Bitcoin and Dogecoin, SHIB is not the native asset of an independent blockchain — it operates as a smart-contract token and relies entirely on the Ethereum network for transaction validation, security, and finality.

The Shiba Inu ecosystem has developed Shibarium, a Layer 2 scaling network for Ethereum launched in August 2023, which provides reduced transaction costs for SHIB-ecosystem applications. Shibarium relies on Ethereum for final settlement and security; SHIB itself remains an ERC-20 token at the base layer. The Shib Alpha Layer, a Layer-3 rollup stack on Shibarium, was launched in beta in June 2025.

Genesis, History, Governance & Lifecycle

Shiba Inu was launched in August 2020 by an anonymous developer using the pseudonym ‘Ryoshi.’ At genesis, the developer minted one quadrillion (1,000,000,000,000,000) SHIB tokens. The project was framed as a community experiment and is informally described as a ‘Dogecoin Killer.’

Notable lifecycle event: shortly after launch, Ryoshi transferred half of the total supply (500 trillion SHIB) to Vitalik Buterin’s public Ethereum address as a publicity gesture. In May 2021, Buterin sent 50 trillion SHIB (worth approximately $1 billion at the time) to India’s Crypto Covid Relief Fund and then burned 410 trillion SHIB (approximately 90% of his remaining holdings, representing roughly 41% of the original total supply) by sending them to a dead wallet. This single event remains the largest supply reduction in the project’s history.

The Shiba Inu ecosystem has expanded substantially since launch and now includes ShibaSwap (a decentralized exchange), BONE (the governance token), LEASH (a complementary token), Shibarium (Layer 2), Shib Alpha Layer (Layer 3), and ecosystem projects including a metaverse and gaming initiatives. The project is informally led by a pseudonymous developer known as ‘Shytoshi Kusama’ and a working team. A LEASH v2 fixed-supply token migration is in development as of 2026.

Governance is conducted primarily through Shibarium and the BONE token rather than SHIB itself. SHIB holders can lock SHIB in the Bury 2.0 mechanism to obtain voting power, but as of this disclosure, Bury 2.0 is for governance only and does not currently distribute staking rewards.

Tokenomics

SHIB has a maximum supply of approximately 589.5 trillion tokens after the May 2021 Buterin burn (down from the original 1 quadrillion). As of May 13, 2026, the circulating supply is approximately 589.2 trillion SHIB. Total supply is approximately 589.5 trillion.

There is no ongoing issuance of new SHIB; the token is structurally deflationary by design. New SHIB cannot be minted by any party. Supply only decreases over time as tokens are burned.

Deflationary mechanisms: (1) the original May 2021 Buterin burn of 410 trillion SHIB; (2) ongoing community burns, in which SHIB holders voluntarily send tokens to a burn address; (3) Shibarium-driven burns, in which a portion of transaction fees on the Layer 2 network are used to burn SHIB on Ethereum mainnet. The Shibarium burn mechanism is the most structurally important ongoing deflationary force, but the burn rate remains modest relative to total supply. As of May 2026, weekly burns of approximately 170 million SHIB are typical, equivalent to a small fraction of one percent of supply on an annualized basis.

Long-term dilution risk is minimal because supply cannot increase. However, the practical impact of the burn mechanism is small in absolute terms: at current burn rates, total supply reduction would take many decades to be materially meaningful. The token’s extremely large supply also means individual SHIB units have very low nominal prices, which is a deliberate marketing characteristic but does not affect total market value.

Network Usage & Adoption

SHIB is among the most widely held tokens on Ethereum by holder count, with several million unique holder addresses. It maintains high trading volume on major centralized and decentralized exchanges and is consistently among the top thirty digital assets by market capitalization.

On-chain activity is dominated by transfers between exchanges, ShibaSwap-related trading, and Shibarium bridge activity. Shibarium’s adoption has grown since its 2023 launch but remains modest compared to leading Ethereum L2s.

Off-chain, SHIB is accepted by a limited number of merchants and is integrated with several payment processors (including BitPay). CFTC-regulated SHIB futures are listed on Coinbase Derivatives, which is the basis for SHIB’s eligibility under SEC generic listing standards.

Cultural prominence is supported by an active social-media community and high search-trend correlation with broader meme-coin sentiment cycles. Recent on-chain data (May 2026) shows significant SHIB outflows from exchanges, with more than 374 billion SHIB exiting centralized venues in a seven-day period, the largest outflow of the year.

Supply Concentration & Affiliated-Party Risk

SHIB supply is materially concentrated. The single largest holder is the public burn address, which holds approximately 410 trillion SHIB from the May 2021 Buterin burn. Beyond the burn address, the largest active holders are major centralized exchanges (Binance, Bybit, Crypto.com, and others) holding SHIB in custody on behalf of retail customers. Individual exchange wallets routinely hold trillions of SHIB.

Several non-custodial whale addresses are publicly tracked by on-chain analytics services and have been associated with material price movements when they make large transfers. These addresses are not publicly attributed to any disclosed individual or entity. The lack of public attribution is itself a risk factor: large supply movements from anonymous wallets are difficult to interpret in real time.

The pseudonymous founder Ryoshi has not been seen publicly since 2022, and Ryoshi’s stated position is that the project belongs to the community and that he holds no SHIB. No public information confirms whether any genesis-era developer wallets still hold meaningful supply.

Liquidity and volatility risks: SHIB has historically exhibited very high realized volatility, frequently more volatile than DOGE and other meme assets. The combination of anonymous whale concentration, retail-driven sentiment cycles, and a token design optimized for narrative rather than utility means SHIB price action can be highly disconnected from on-chain fundamentals or broader market conditions. Investors should treat SHIB as a high-volatility, sentiment-driven exposure.

Cardano (ADA)

Blockchain & Platform

Cardano (ADA) is the native asset of the Cardano blockchain, an independent public, permissionless proof-of-stake blockchain. Cardano does not rely on any third-party platform or settlement layer for its operation.

The network uses the Ouroboros consensus protocol, a peer-reviewed proof-of-stake mechanism developed by Cardano’s research arm in collaboration with academic institutions. Validators (called Stake Pool Operators, or SPOs) are independently operated; as of 2026, there are over 3,000 active stake pools globally. Approximately 63%of total ADA supply is actively staked, contributing to network security.

Genesis, History, Governance & Lifecycle

Cardano was launched in September 2017 by Ethereum co-founder Charles Hoskinson through IOG (Input Output Global). The project is built on a research-first methodology, with major protocol features published in peer-reviewed academic papers prior to implementation. The blockchain is developed and supported by three organizations: IOG (technology development), the Cardano Foundation (oversight and adoption), and EMURGO (commercial development).

Cardano’s primary functions include payments, smart contracts (since the Alonzo upgrade in September 2021), decentralized finance, identity infrastructure, and decentralized governance. The roadmap has been organized into five eras: Byron (foundation), Shelley (decentralization), Goguen (smart contracts), Basho (scaling), and Voltaire (governance).

On March 16, 2026, Cardano officially concluded its Voltaire era, marking the completion of its long-term roadmap. ADA holders directly govern the network through on-chain voting via Delegated Representatives (DReps), a Constitutional Committee, and Stake Pool Operators, under the framework defined by CIP-1694. The on-chain Cardano treasury, funded by a portion of transaction fees, holds an equivalent of more than $1 billion in ADA and is controlled entirely by community vote. The first wave of community-approved treasury grants totaling approximately $45 million was announced concurrent with the Voltaire era’s conclusion.

Other recent ecosystem milestones include the launch of CME-regulated ADA futures in February 2026, ongoing development of Ouroboros Leios (a high-throughput consensus upgrade targeting 10,000+ TPS), Midnight (a privacy-focused partner chain), and the announcement that Circle would deploy USDCx (a privacy-focused USDC variant) on Cardano. A spot Cardano ETF application is progressing through the SEC.

Tokenomics

Cardano has a fixed maximum supply of 45,000,000,000 ADA. As of May 13, 2026, the circulating supply is approximately 36.2 billion ADA, representing approximately 80% of the maximum supply.

Distribution at genesis: approximately 25.9 billion ADA were sold in public and private sales between 2015 and 2017, primarily to investors in Japan and East Asia. The remaining supply was allocated to IOG, EMURGO, and the Cardano Foundation as compensation for their work building the network.

Ongoing issuance: new ADA enters circulation as staking rewards paid to validators and delegators. The issuance schedule is geometrically decreasing — each epoch (5 days), a fixed percentage of the remaining un-issued reserve is released, with a portion going to staking rewards and a portion to the on-chain treasury. Effective network reward APYs typically range between 2.8% and 4.5%. Issuance will continue until the reserve is exhausted.

There is no protocol-level burn mechanism. The combination of geometric decay in issuance and supply hard cap creates a structurally disinflationary asset. Long-term dilution risk is bounded by the 45 billion maximum cap and is expected to decline over time. Treasury accumulation represents a separate component of supply: tokens that exist on-chain but are not in active circulation pending community deployment.

Network Usage & Adoption

Cardano’s on-chain activity has historically been moderate relative to leading smart-contract platforms. Transaction throughput is currently in the range of 250 TPS at the base layer; Hydra (Layer 2 state channels) and Ouroboros Leios are intended to increase throughput materially over the coming years.

The Cardano DeFi ecosystem includes Minswap, WingRiders, SundaeSwap, Indigo Protocol, and others. Total value locked has remained modest relative to Ethereum and Solana but has grown steadily, with most estimates in the$380M–$550M range as of early 2026. Stablecoin integration was historically limited until Circle announced the deployment of USDCx on Cardano, which is intended to address the network’s long-standing liquidity gap.

Notable enterprise and institutional integrations include Grant Thornton’s use of Cardano for on-chain financial audit anchoring (its Reeve system), supply-chain pilots across Africa and Asia, and a growing institutional product set following the launch of CME ADA futures in February 2026.

Off-chain, ADA is widely traded on every major exchange. ADA is eligible under SEC generic listing standards based on CFTC-regulated futures.

Supply Concentration & Affiliated-Party Risk

Cardano supply is broadly distributed by industry standards, with the high staked share (approximately 63% of circulating supply) suggesting committed long-term holders. Major holder categories include the on-chain treasury (governed by community vote, not by any single party), the Cardano Foundation, IOG and EMURGO (which have made periodic disclosed sales of their genesis allocations), and a long-tail distribution of public-sale buyers from 2015–2017.

The on-chain treasury — funded by epoch-level fee and reward allocations — is the single largest concentration of ADA, with a balance equivalent to over $1 billion as of 2026. With Voltaire fully live, treasury deployment is now governed entirely by on-chain community vote through DRep delegation. This represents a transition from foundation-controlled funding to community-controlled funding and is considered one of the most decentralized treasury models in digital assets.

The Cardano Foundation, IOG, and EMURGO each retain treasury positions in ADA. These positions are subject to disclosed sales practices and are not actively used to influence protocol direction. With Voltaire complete, the founding entities’ formal control over the network has been substantially diluted.

Liquidity and volatility risks: ADA’s liquidity is strong on centralized exchanges. The high staking ratio (approximately 63%) reduces freely tradable float, which can amplify both upside and downside price movements. The transition to community-governed treasury introduces a new potential variable: large community-approved grant programs could theoretically introduce selling pressure if recipients liquidate, although there is no evidence of this to date.

Solana (SOL)

Blockchain & Platform

Solana (SOL) is the native asset of the Solana blockchain, an independent public, permissionless proof-of-stake blockchain. Solana does not rely on any third-party platform or settlement layer for its operation.

Solana uses a combination of Proof of History (a verifiable delay function that provides a cryptographic clock) and a delegated proof-of-stake consensus mechanism. The network’s design prioritizes throughput and low latency, with realized throughput regularly exceeding 3,000 transactions per second in production and theoretical capacity substantially higher. The network is secured by approximately 1,400 active validators worldwide.

Genesis, History, Governance & Lifecycle

Solana was developed by Solana Labs, founded by Anatoly Yakovenko in 2017. The mainnet launched in March 2020. The Solana Foundation, a Swiss-based non-profit, supports network development and ecosystem grants. The project’s stated goal is to build a high-performance blockchain capable of supporting global-scale financial and consumer applications.

Solana’s primary functions include payments, decentralized finance, NFT issuance and trading, gaming, and consumer applications. The network has experienced several notable operational incidents, including multiple periods of network downtime between 2021 and 2023, primarily related to congestion and bot activity. Stability has improved materially since 2023 following validator-client upgrades and the introduction of priority fees. Ongoing work on the Firedancer validator client (an independent implementation by Jump Crypto) is intended to improve client diversity.

Recent ecosystem developments include the launch of multiple SEC-approved spot Solana ETFs, continued growth in the Solana DeFi ecosystem (Jupiter, Jito, Kamino, Marginfi, Drift, and others), significant institutional adoption including native stablecoin issuance (Circle’s USDC and PayPal’s PYUSD are both natively issued on Solana), Galaxy Digital’s September 2025 tokenization of its Class A Common Stock directly on Solana, and Western Union’s announcement that its USD-backed stablecoin (USDPT) would launch on Solana in May 2026.

Tokenomics

Solana has no maximum supply cap. As of May 13, 2026, the circulating supply is approximately 577.9 million SOL. New SOL is issued through inflationary staking rewards.

Issuance schedule: at genesis (March 2020), the inflation rate was set at 8% annually with a planned 15% annualized decrease per year, declining to a long-term floor of 1.5% annually. As of 2026, the effective inflation rate is approximately 3.87% and continues to decline along the schedule. A community proposal (SIMD-228) to reduce the inflation rate further has been discussed but, as of this disclosure, has not been adopted.

Deflationary mechanism: 50% of every transaction fee on Solana is burned (permanently destroyed), with the other 50% paid to the block-producing validator. During periods of high network activity, the burn can offset a meaningful portion of inflationary issuance. Priority fees, introduced in 2022, similarly have a partial burn component.

Staking lock-up: SOL must be delegated to a validator to earn rewards. Withdrawals are subject to a brief epoch-level cool-down delay (typically 2–3 days). Approximately 67% of circulating SOL is staked, representing a structurally illiquid portion of supply.

Long-term dilution risk is bounded by the declining issuance schedule and partially offset by the fee burn. Net inflation is approximately 4% annually and will continue to decline. Investors should expect ongoing supply expansion until the schedule reaches its terminal 1.5% rate.

Network Usage & Adoption

Solana is among the highest-throughput blockchains in production, regularly processing several thousand transactions per second and frequently exceeding the daily transaction count of all other major Layer 1 blockchains combined. Most of this volume is driven by automated trading and arbitrage activity, but consumer and DeFi activity have also grown substantially.

DeFi: Solana hosts a substantial decentralized finance ecosystem, with Jupiter (DEX aggregator), Raydium (AMM), Jito (liquid staking), Kamino (lending), and Drift (derivatives) among the largest applications by activity. Total value locked exceeds $4 billion as of 2026.

Stablecoins and payments: Solana is one of the primary settlement networks for USDC, PYUSD, and (starting May 2026) Western Union’s USDPT. Visa’s stablecoin settlement infrastructure uses Solana, and the network has been integrated into payment products including Solana Pay.

Consumer applications: Solana hosts the largest NFT marketplaces by volume after Ethereum and supports several mobile-first consumer applications. Solana Labs has shipped two mobile devices (Saga and Seeker) with native wallet and dApp support.

Off-chain, SOL is the underlying asset of multiple SEC-approved spot ETFs (cumulative net inflows for U.S. spot Solana ETFs surpassed approximately $1.08 billion as of mid-May 2026) and CFTC-regulated futures on Coinbase Derivatives and Bitnomial, which is the basis for SOL’s eligibility under SEC generic listing standards.

Supply Concentration & Affiliated-Party Risk

Solana supply is materially concentrated. The largest organizational holders include the Solana Foundation (which discloses periodic sales and grants from its treasury), Solana Labs (the operating company), and a group of early venture investors who participated in private sales between 2018 and 2020.

Notable historical event: FTX and Alameda Research held a substantial position in SOL prior to FTX’s November 2022 bankruptcy. The FTX bankruptcy estate has, since 2023, been releasing locked SOL into the market through scheduled monthly unlocks under court supervision. The largest single unlock occurred on March 1, 2025, releasing 11.2 million SOL (approximately 2.2% of then-circulating supply) — primarily to bankruptcy claims buyers including Galaxy Digital and Pantera Capital, who had purchased the rights at significant discounts (Galaxy at approximately$64 per SOL). Smaller monthly unlocks continue, with approximately 5 million SOL still subject to locked vesting through 2028. Alameda-linked addresses have continued routine monthly unstaking and creditor distributions through 2026 (e.g., approximately 197,637 SOL unstaked in March 2026).

Other concentrations include large staking providers (Marinade, Jito, and exchange staking pools collectively control a meaningful share of staked SOL) and major exchange custodial wallets. The Solana validator set is technically permissionless but exhibits high stake concentration in the top 20 validators.

Liquidity and volatility risks: SOL has historically exhibited higher realized volatility than BTC and ETH. The FTX unlock overhang has materially diminished since the March 2025 large unlock, though residual scheduled releases continue. The high staking ratio (67%) reduces freely tradable float and can amplify price movements. Validator-level concentration is monitored but has not materially affected network operation. Investors should be aware that SOL remains a relatively young asset (mainnet launch in 2020) compared to BTC and ETH, and the protocol continues to undergo material development work, including the ongoing Firedancer validator-client rollout.

Cryptex Finance (CTX)

Blockchain & Platform

Cryptex Finance (CTX) is an ERC-20 token natively deployed on the Ethereum blockchain. CTX is also available on Base and Arbitrum through cross-chain deployments. Unlike Bitcoin or Ethereum, CTX is not the native asset of an independent blockchain. It operates as a smart-contract token and relies entirely on Ethereum for transaction validation, security and finality.

Genesis, History, Governance & Lifecycle

CTX was created by Cryptex Finance, LLC, the Sponsor and the Index Provider of the Fund. Cryptex Finance was founded by Joseph Sticco, Preston Van Loon, and Thomas Matzner and launched its protocol in 2021. Joseph Sticco is currently the sole remaining founder from the original 2021 founding team. The project was created to provide tokenized solutions for decentralized finance products, including the Total Crypto Market Cap token (TCAP), a synthetic asset designed to track the entire market capitalization of the cryptocurrency market. TCAP uses smart-contract implementations that leverage over-collateralization schemes and blockchain oracles, including Chainlink, to provide real-time pricing data.

CTX serves as the governance and utility token of the Cryptex protocol. Governance is conducted on-chain, with CTX holders able to participate through direct voting or delegation. Addresses with more than 100,000 CTX delegated to them may propose governance actions containing executable code. When a proposal is created, the community can cast votes during a three-day voting period. If a majority and at least 400,000 votes are cast for the proposal, it is queued in a Timelock contract and may be executed after a minimum two-day delay. Major upgrades may have up to a 30-day delay. The Timelock architecture ensures that governance decisions are implemented through a time-delayed, opt-out upgrade pattern.

The Cryptex ecosystem historically expanded beyond TCAP to include additional products such as the Arbitrum DeFi Index (ARFI), a sector index tracking top DeFi protocols on Arbitrum, as well as decentralized spot trading, perpetual trading and automated yield strategies. TCAP was sunset in 2025, ARFI was sunset in 2025, and all decentralized market infrastructure initiatives were sunset in late 2024. Since then, Cryptex Finance’s focus has been the development of digital asset indexes designed for integration with traditional financial market infrastructure, beginning with the Cryptex Digital Market Cap Index.

Tokenomics

CTX has a fixed maximum supply of 10,000,000 (ten million) tokens. As of August 2026, the circulating supply is approximately 9.3 million CTX. All tokens were created at genesis and there is no ongoing inflation or additional issuance mechanism.

CTX’s tokenomics do not include a protocol-level burn mechanism. The token is primarily utility-driven, with the majority of use cases centered on protocol governance and staking. Approximately 1.6 million CTX is staked in governance as of 2026. The absence of significant ongoing dilution and the fixed supply create a structurally stable token supply model.

Network Usage & Adoption

CTX is listed and traded on major centralized exchanges including Coinbase, Gemini, Bitstamp and Huobi, as well as decentralized exchanges including Uniswap, Aerodrome and SushiSwap. Trading volume has historically been modest relative to larger digital assets, consistent with CTX’s market capitalization.

The protocol has executed more than 50 governance proposals since inception and maintains an active governance forum and voting system. Protocol development and ecosystem support are coordinated through the Cryptex DAO, with staking participation providing both yield and voting rights to CTX holders.

Supply Concentration & Affiliated-Party Risk

CTX was created by Cryptex Finance, LLC, the Sponsor and Index Provider of the Fund. This affiliated-party relationship presents conflicts of interest that do not exist with respect to other Index constituents. The Sponsor, in its capacity as Index Provider, has included CTX in the Index at a fixed weight of 2.0% notwithstanding that CTX does not satisfy the standard eligibility criteria applied to all other constituents. In addition, the Fund’s reweighting methodology subjects CTX to a minimum weight floor of 6.5%, which may result in CTX representing a larger percentage of the Fund’s assets than its market capitalization would otherwise warrant. These design decisions benefit the Sponsor and its affiliates to the extent they hold CTX directly or indirectly, and the Sponsor and certain of its officers and employees have an ongoing financial interest in the performance of CTX that is distinct from its interest as sponsor of the Fund. CTX supply is concentrated relative to larger digital assets but typical for governance tokens of comparable protocol size. Major holder categories include the founding team, governance stakers and exchange custodial wallets. No single party controls a majority of the token supply. The founding team and protocol contributors have historically demonstrated measured token management practices.

Liquidity and Volatility Risks

CTX has exhibited high realized volatility relative to larger digital assets and has a smaller market capitalization and trading volume. The token’s price has declined approximately 86% from its 52-week high as of August 17, 2026.

Summary of Risk Factors

An investment in the Fund involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with Crypto Assets and the Digital Asset Networks

Crypto Assets are a relatively new technological innovation with a limited history. There is no assurance that usage of Blockchains or Crypto Assets will continue to grow. A contraction in the use or adoption of a Crypto Asset may result in increased volatility or a reduction in the price of such Crypto Asset, which could adversely impact the value of the Shares. The value of certain Crypto Assets, potentially including constituent Crypto Assets, may be driven by speculative trading rather than sustained network usage or revenue-generating activity. Sales of Crypto Assets that have been newly released from escrow may cause the price of Crypto Assets to decline, which could negatively affect an investment in the Shares. Crypto Asset markets have a limited history, Crypto Asset trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Fund. Regulation of the use of Crypto Assets and Blockchains continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of Crypto Assets or otherwise impact the demand for Crypto Assets. Disruptions at digital asset trading platforms could adversely affect the availability of Crypto Assets and the ability of Authorized Participants to purchase or sell Crypto Assets and, therefore, their ability to create and redeem Shares.

Spot markets on which Crypto Assets trade are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Fund. Disruptions at Crypto Assets spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of Crypto Assets and the ability of Authorized Participants (as defined below) to purchase or sell Crypto Assets or Crypto Assets derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Fund. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Fund from accessing its Crypto Assets. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Fund. Loss of private keys may also impede the Fund’s ability to operate, including by limiting the Fund’s ability to transfer Crypto Assets in the face of a redemption request and forcing the Fund to consider liquidation.

Risks Associated with the Index

The failure of the Index methodology to measure the actual price of Crypto Assets could have an adverse effect on the Fund and on the value of an investment in the Fund. In addition, the price of Crypto Assets as calculated by the Index methodology may differ from the price of Crypto Assets calculated by other methodologies and the price of Crypto Assets on any single spot market.

Risks Associated with Investing in the Fund

Shareholders may choose to use the Fund as a means of investing indirectly in Crypto Assets. As noted, there are significant risks and hazards inherent in the Crypto Assets market that may cause the price of Crypto Assets to fluctuate widely. Shareholders considering a purchase of Shares of the Fund should carefully consider what percentage of their total assets should be exposed to the Crypto Assets market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Fund’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Fund. Because the value of Crypto Assets, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, the Fund intends to establish a program to stake a portion of the Fund’s assets through one or more Staking Providers. Staking activity comes with a risk of loss of Crypto Assets. None of the Fund’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. The Fund itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Fund’s service providers, including the Custodian and Staking Provider. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodian’s liability to the Fund for the actions of the Staking Provider is limited, and the Custodian may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Fund would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

Under the Custodial Services Agreement, the Staking Provider is entitled to the Staking Provider Consideration. The payment of the Staking Provider Consideration by the Custodian will reduce the portion of the staking rewards generated by the Fund’s staking program that are actually received by the Fund. Accordingly, the staking rewards actually received by the Fund will likely be less than what the Fund would receive if the Fund were to administer its own staking program without the assistance of third-party service providers.

There is no assurance that the Fund will generate a profit for investors. In addition, an actual or perceived breach of the Fund’s account with the Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, damage the Fund’s reputation and negatively affect the market perception of the effectiveness of the Fund, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Fund may result in a total loss of the investment.

The Fund’s net return will not match the performance of the Index because the Fund incurs operating expenses and other fees and liabilities. Moreover, the net asset value (“NAV”) of the Fund may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Fund, the calculation methodology of the NAV, and/or the closing of Crypto Asset trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Fund should not expect to receive the economic benefit of any “fork” of a Blockchain or asset “air dropped” to holders of Crypto Assets. The Sponsor will cause the Fund to irrevocably abandon any digital asset resulting from a fork of a Blockchain (other than what the Sponsor determines to be a continuation of the forked Crypto Asset) or any air drop. If the Fund were to change this policy, the Fund would need to seek and obtain certain regulatory approvals, including an amendment to the Fund’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

The Fund is a Cayman Islands limited liability company. The rights of the Fund’s shareholders may be different from the rights of shareholders governed by the laws of U.S. jurisdictions.

The Fund is a Cayman Islands limited liability company. Its corporate affairs are governed by the Fund Agreement, the LLC Act and the common law of the Cayman Islands. The rights of members and the responsibilities of the Sponsor may be different from the rights of members or shareholders and responsibilities of management in companies (included limited liability companies) governed by the laws of U.S. jurisdictions. The LLC Act states that, subject to any express provisions of an LLC agreement to the contrary, a manager or sponsor of a Cayman Islands limited liability company shall not owe any duty (fiduciary or otherwise) to the limited liability company or any member or other person in respect of the limited liability company other than a duty to act in good faith in respect of the rights, authorities or obligations which are exercised or performed or to which such manager is subject in connection with the management of the limited liability company provided that such duty of good faith may be expanded or restricted by the express provisions of an LLC agreement.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “BAGZ”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Indicative Fund Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Fund, www.cryptex.finance, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Fund will also disseminate the Fund’s holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Index will be published on the Index Provider’s website at www.cryptex.finance.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Fund and Crypto Assets Prices” below.

The Fund’s Legal Structure

The Fund is a limited liability company incorporated in the Cayman Islands on March 23, 2026, under company number 8762 and registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands for an unlimited duration. The Fund is registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands (the “Mutual Funds Act”). The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Fund that may be purchased and sold on the Exchange. The Fund operates pursuant to an Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time (the “Fund Agreement”). The Fund is managed and controlled by the Sponsor.

The Fund will fall within the definition of a “mutual fund” in terms of the Mutual Funds Act and accordingly will be regulated in terms of that Mutual Funds Act. Accordingly, the obligations of the Fund are:

(a) to register the Fund with the Monetary Authority of the Cayman Islands (the “Authority”) appointed in terms of the Mutual Funds Act;

(b) to file with the Authority prescribed details of this Memorandum and any changes to it;

(c) to file annually with the Authority accounts audited by an approved auditor; and

(d) to pay a prescribed registration fee. As a regulated mutual fund, the Fund will be subject to the supervision of the Authority and the Authority may at any time instruct the Fund to have its accounts audited and to submit them to the Authority within such time as the Authority specifies. In addition, the Authority may ask the Board of Directors to give the Authority such information or such explanation in respect of the Fund as the Authority may reasonably require to enable it to carry out its duty under the Mutual Funds Act.

The Fund must give the Authority access to or provide at any reasonable time all records relating to the Fund and the Authority may copy or take an extract of a record it is given access to. Failure to comply with these requests by the Authority may result in substantial fines being imposed on the Fund and may result in the Authority applying to the court to have the Fund wound up.

The Authority is prohibited by the Mutual Funds Act from disclosing any information relating to the affairs of a mutual fund other than disclosure required for the effective regulation of a mutual fund or when required to by law or by the court.

The Authority may take certain actions if it is satisfied that a regulated mutual fund is or is likely to become unable to meet its obligations as they fall due or is carrying on or is attempting to carry on business or is winding up its business voluntarily in a manner that is prejudicial to its investors or creditors. The powers of the Authority include inter alia the power to require the substitution of the directors, to appoint a person to advise the Fund on the proper conduct of its affairs or to appoint a person to assume control of the affairs of the Fund. There are other remedies available to the Authority including the ability to apply to the court for approval of other actions.

The Fund’s Service Providers

The Sponsor

The Sponsor, Cryptex Finance, LLC, arranged for the creation of the Fund and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 30 N. Gould St., Suite R, Sheridan, WY 82801. The Sponsor will develop a marketing plan for the Fund, will prepare marketing materials regarding the Shares of the Fund, and will exercise the marketing plan of the Fund on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Co-Sponsor

Exchange Traded Concepts, LLC (the “Co-Sponsor”) provides managerial and administrative support to the Sponsor in the performance of its duties under the Fund Agreement. The Co-Sponsor’s principal address is 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, OK 73120. Exchange Traded Concepts, LLC is an Oklahoma limited liability company and a registered investment adviser with the SEC. In its capacity as Co-Sponsor, Exchange Traded Concepts assists the Sponsor with the administration and management of the Fund, including operational, compliance and regulatory matters. The Sponsor will assume the fees of the Co-Sponsor as partial consideration for its receipt of the Sponsor Fee.

The Administrator

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) serves as the Fund’s administrator (the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, WI, 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Fund, including valuing the Fund’s Crypto Assets and calculating the NAV per Share of the Fund and the NAV of the Fund and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) serves as the transfer agent for the Fund (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Fund; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Fund. The Fund’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Fund (“Authorized Participants”).

The Custodian

BitGo Bank & Trust, National Association serves as the Fund’s Custodian. Under the services agreement with BitGo (the “Custodial Services Agreement”), the Custodian is responsible for safekeeping all of the Crypto Assets owned by the Fund. The Custodian was selected by the Sponsor.

The Sponsor is responsible for opening accounts with the Custodian that will hold the Fund’s Crypto Assets (the “Crypto Assets Accounts”), as well as facilitating the transfer or sale of Crypto Assets required for the operation of the Fund.

The Cash Custodian

U.S. Bank National Association also serves as the cash custodian for the Fund. The Cash Custodian is responsible for safekeeping all cash and other non-Crypto Assets assets of the Fund.

The Staking Provider

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). The Staking Program will be carried out by the Staking Provider pursuant to an agreement between the Custodian and the Staking Provider. The Fund is not a party to such agreement.

In consideration for any staking activity in which the Fund may engage, the Fund will receive a portion of the staking rewards generated by a Staking Provider. The Fund intends to stake up to 33.0% of the Portfolio Crypto Assets (the “Staking Program”), which will be provided by one or more Staking Providers through the Custodian. The portion of the Fund’s Crypto Assets will be fixed on or before the Fund’s start date. The Staking Provider is responsible for providing the software protocol that allows the Fund to connect to a pool of verified validator nodes on a Blockchain for automated Crypto Assets staking optimization.

Pursuant to the Staking Program, the Staking Provider will distribute staking rewards to the Fund’s wallet or wallets at the Custodian on a periodic basis. Accrued staking rewards will be included in the Fund’s daily NAV calculation.

The Staking Provider will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Fund’s shares. The Liquidity Risk Management Policy permits the Fund to maintain credit facilities to help meet redemption requests. The Sponsor also maintains its own credit facilities to serve as a source of backup liquidity for the Fund.

The Marketing Agent

Quasar Distributors, LLC (“Quasar” or the “Marketing Agent”), is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Fund. The principal business address of the Marketing Agent is 190 Middle Street, Suite 301, Portland, ME 04101. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA.

Index Services

The Sponsor created and maintains the Index used by the Fund to establish its NAV (in such capacity, the “Index Provider”). The Index Provider is responsible for analyzing Crypto Assets market data relating to the calculation and maintenance of the Index.

Prime Broker

BitGo Prime, LLC (“BitGo Prime” or the “Prime Broker”) serves as the Fund’s sole Crypto Assets trading counterparty. The Fund has entered into a Master Purchase Agreement with BitGo Prime (the “BitGo Prime MPA”) under which BitGo Prime provides trading services for Crypto Assets. Under the BitGo Prime MPA, BitGo Prime and the Fund transact for their own accounts, in a principal capacity, and in an arm’s-length role. The Fund will face BitGo Prime as the counterparty to every transaction. When executing trades, BitGo Prime may contemporaneously engage in offsetting transactions with third parties (“Riskless Principal Transactions”), and when doing so, is not obligated to identify the ultimate source of liquidity. As of the date of this Prospectus, the Fund does not have direct trading relationships with other Crypto Assets trading counterparties, and all of the Fund’s Crypto Assets purchase and sale orders will be executed through BitGo Prime.

To be eligible for electronic trading services with BitGo Prime, the Fund must also have executed the Custodial Services Agreement with the Custodian. The Custodian is an affiliate under common ownership with BitGo Prime. The Fund’s relationship with the Custodian is independent, separate, and apart from BitGo Prime. In addition to custody services for the Fund’s Crypto Assets, the Custodian offers clearing and settlement services (“BitGo Settlement Services”) that are separate and apart from trading services offered by BitGo Prime. Unless otherwise agreed, all transactions executed through BitGo Prime are settled through BitGo Settlement Services.

BitGo Prime is not registered as a broker-dealer, an investment company, or an investment adviser with U.S. federal or state regulators. BitGo Prime is subject to U.S. federal and/or state licensing requirements and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations. BitGo Prime performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with sanctioned or other unlawful parties.

The Fund’s Fees and Expenses

The Fund will pay the Sponsor an annual unified fee of 0.90% of the Fund’s Crypto Assets Holdings (the “Sponsor Fee”). The Fund’s “Crypto Assets Holdings” is the quantity of the Fund’s Crypto Assets plus any cash or other assets held by the Fund, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in Crypto Assets. The Sponsor Fee is paid by the Fund to the Sponsor as compensation for services performed under the Fund Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s Crypto Assets Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in Crypto Assets and be payable monthly in Crypto Assets or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of Crypto Assets to pay the Sponsor Fee, the Sponsor, and not the Fund, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain institutional investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. The Fund will not be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Fund Agreement to assume and pay all fees and other expenses incurred by the Fund in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Fund’s third-party service providers, including, but not limited to, the Co-Sponsor, the Marketing Agent, the Administrator, the Custodian, the Transfer Agent, the Cash Custodian, and the Index Provider, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Fund and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Fund’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Fund and the Shares.

The Fund may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of Crypto Assets, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund, the Fund’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of Crypto Assets to pay Extraordinary Expenses, the Fund will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of Crypto Assets in such quantity as may be necessary to permit the payment of Fund expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Fund will seek to transfer or sell Crypto Assets at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Fund expenses and liabilities that are denominated other than in Crypto Assets, the amount of Crypto Assets transferred or sold may vary from time to time depending on the actual sales price of Crypto Assets relative to the Fund’s expenses and liabilities (e.g., if the price of Crypto Assets falls, the amount of Crypto Assets needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Fund must buy or sell Crypto Assets, the Fund may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of Crypto Assets incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Fund’s Assets

The Fund’s Custodian will maintain custody of all of the Fund’s Crypto Assets, which will be held in a segregated account in the name of the Fund on the Custodian’s books and records. The Custodian will maintain the Fund’s Crypto Assets in segregated wallets separate from the assets of other customers of the Custodian. A portion of the Fund’s Crypto Assets will be held in hot storage, which requires private keys to be held online on the Custodian’s intranet, where they are more accessible and can be used for more efficient Crypto Assets transfers. A majority of the Crypto Assets held by the Custodian will be held in offline (“cold”) storage, and the Custodian is solely responsible for managing the allocation of Crypto Assets in hot and cold storage and does not publicly disclose what percentage of Crypto Assets is held in cold storage. The Fund, as client of the Custodian, performs regular diligence of operational practices of the Custodian, including practices related to the allocation of assets held in cold or hot storage.

Within such segregated hot and cold wallets, the Custodian has represented to the Sponsor that it keeps a substantial majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodian has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of Crypto Assets that the Custodian maintains in cold wallets versus hot wallets.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Fund’s Crypto Assets are generated and stored in an offline manner. When the Custodian transfers Crypto Assets from cold storage to a hot wallet, it does so by sending Crypto Assets over the particular Crypto Assets’ network. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodian has multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodian are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Fund’s Crypto Assets are not accessible to any person or entity except the Custodian, including the Sponsor. The Sponsor and the Fund’s service providers will have the ability to verify the existence of the Fund’s Crypto Assets through information provided from the Custodian.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodian may receive deposits of Crypto Assets but may not send Crypto Assets without use of the corresponding private keys. Outbound Crypto Assets transfers require cryptographic signing by the Custodian using private keys, which are protected using high standards of physical, cyber, and operational controls.

The Fund generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Fund pending distribution to Authorized Participants in a redemption transaction or payment of Fund expenses. The Fund has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Fund’s cash. The Fund is obligated to convert any cash contributed to Crypto Assets as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Custodian will maintain insurance for risk of loss of assets; however, such insurance is shared among all of the Custodian’s customers, is not specific to the Fund or to customers holding Crypto Assets with the Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

The Fund executes all Crypto Assets purchases and sales through BitGo Prime, LLC (the “Prime Broker”) pursuant to the BitGo Prime MPA. When the Fund purchases or sells Crypto Assets through BitGo Prime, BitGo Prime acts as principal—meaning that BitGo Prime is itself the counterparty to the transaction. A portion of the Fund’s Crypto Assets holdings and cash holdings may temporarily be held with the Prime Broker in a trading balance (the “Trading Balance”) in connection with creations and redemptions of Shares or sales of Crypto Assets to pay the Sponsor Fee and Fund expenses. Within the Fund’s Trading Balance, the BitGo Prime MPA provides that the Fund does not have an identifiable claim to any particular Crypto Assets (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Crypto Assets (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Crypto Assets (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Crypto Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Crypto Assets on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Crypto Assets that the Prime Broker holds for customers holding similar entitlements as the Fund, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Fund may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Fund will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Shares

The Fund will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Fund. Shares issued by the Fund will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Fund to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Staked Crypto Assets

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Proof-of-Stake Assets except for Proof-of-Stake Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets, or where the Sponsor believes that the staking of such Proof-of-Stake Assets would result in an immaterial amount of rewards for the Fund (as of the date of this Prospectus, the Sponsor generally considers a staking yield of less than 1.5% to be immaterial). As of the date of this Prospectus, the Fund intends to stake up to 33.0% of the Portfolio Crypto Assets. The Fund will disclose on each trading day the current percentage of assets that are staked on the Sponsor’s website at www.cryptex.finance. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Crypto Assets at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated Crypto Assets are temporarily locked and inaccessible. These phases affect when Crypto Assets begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The Fund itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Fund’s service providers, including the Custodian and Staking Provider.

The specific warm-up, activation and withdrawal periods for each Crypto Asset that comprises a material amount of the Fund and are capable of being deployed in protocol staking are set forth below.

Asset	Warm-up / Activation	Withdrawal / Unbonding
Ethereum	Activation through a churn-limited entry queue; deposits become active in batches.	Voluntary exit through a churn-limited queue plus a withdrawal sweep. Observed waits in 2026 ranged from ~1 minute (January) to ~7 days (April). A slashed validator’s forced exit takes ~36 days.
Solana	Warm-up until the next epoch boundary (~2–3 days).	Deactivation at the following epoch boundary plus a one-epoch cooldown before withdrawal. The network rate-limits stake changes per epoch.
Cardano	No warm-up lockup. Rewards begin after epoch boundaries (~5-day epochs).	No unbonding period; delegated ADA remains fully liquid and can be moved or redelegated at any time.
Hyperliquid	Stake is delegated to validators within the staking account.	Seven-day unstaking queue from staking to spot account. Validator self-delegation of 10,000 HYPE is locked for one year.

Staking rewards generated by the staking program will be subject to fees associated with the staking program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Fund for the staking program are collectively referred to as the “Staking Fees.” The Staking Fees will equal 25% of the staking rewards, resulting in the Fund retaining 75% of the Fund Crypto Assets staking rewards generated by the staking program. The Staking Fees may in the future be waived or reduced. The Staking Fees will reduce the amount of Fund Crypto Assets that are received by the Fund from the staking program. The remainder of the staking rewards will be redeployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Fund expenses and liabilities not assumed by the Sponsor.

Pursuant to the staking program, the Staking Provider will distribute earned staking rewards to the Fund’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. E.T. on each business day the Exchange is open. Accrued staking rewards will be included in the Fund’s daily NAV calculation.

Net Asset Value

Net Asset Value means the total assets of the Fund including, but not limited to, all Crypto Assets and cash less total liabilities of the Fund.

The Administrator determines the NAV of the Fund on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET. The NAV of the Fund is the aggregate value of the Fund’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Fund’s NAV, the Administrator values the Crypto Assets held by the Fund based on the value of such assets as of 4:00 p.m. ET as reported by Coinbase, or if unavailable, such other trading platforms selected by the Sponsor. The Administrator also determines the NAV per Share. For purposes of the Fund’s financial statements, the Fund will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Fund’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP.

Plan of Distribution

The Fund is an exchange-traded product. When the Fund sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of Crypto Assets attributable to each Share of the Fund (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either Crypto Assets represented by the Basket being created or cash or Crypto Assets needed to purchase the amount of Crypto Assets represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the Crypto Assets represented by the Basket to be sold and the cash or Crypto Assets proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, cash to the Fund’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Fund will deliver either Crypto Assets or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Fund. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Crypto Assets as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving Crypto Assets as part of the creation or redemption process. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Fund.

Shareholders who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “BAGZ.”

Federal Income Tax Considerations

It is expected that the Fund would be taxed as a non-U.S. C corporation. For U.S. Shareholders, it is anticipated that the Fund will be classified as a passive foreign investment company (a “PFIC”) for U.S. tax purposes. Each sale or other disposition of Crypto Assets by the Fund (including, under current Internal Revenue Service (“IRS”) guidance, the use of Crypto Assets to pay expenses of the Fund) will give rise to gain or loss and will therefore constitute a taxable event for the Fund. In addition, any income received by the Fund in regard to staking will be a taxable event for the Fund. Although the Fund itself may not be subject to tax on such taxable events. The income or gain recognized by the Fund may cause U.S. Shareholders to incur tax, depending upon the elections made by such U.S. Shareholders.

Because the Fund will be a C corporation and neither a regulated investment company nor a grantor trust, the Fund will not be able to make in-kind redemption on a tax-free basis. If the Fund redeems Shares in-kind, the Fund will recognize gain in the asset distributed as if the Fund had sold the asset at it fair market value at the time of the redemption.

The Fund will not be able to make capital gains dividends. In addition, no portion of the distributions from the Fund will be eligible to be treated as “qualified dividends” for individual investors. See ““Material Cayman Islands and United States Federal Income Tax Consequences.”

Use of Proceeds

Proceeds received by the Fund from the issuance of Baskets consist of either Crypto Assets or cash. In addition, the Fund will receive proceeds from its staking program that consist of Crypto Assets. Deposits of Crypto Assets are held by the Custodian on behalf of the Fund (including for use in the Fund’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Fund expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of Crypto Assets, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Fund will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund does not intend to take advantage of the benefits of the extended transition period.

Amendments

The Fund Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Fund Agreement supplemental thereto, or an amended and restated fund agreement. Any such restatement, amendment and/or supplement to the Fund Agreement will be effective on such date as designated by the Sponsor in its sole discretion. The Fund Agreement may be amended to increase fees or charges, including the Sponsor Fee, due to, for example, changes in market conditions. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Fund Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Fund assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Fund will notify Shareholders of any amendments to the Fund Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Crypto Assets, Crypto Asset Markets and Regulation Crypto Assets

This section of the Prospectus provides a more detailed description of Crypto Assets, including: information about the historical development of Crypto Assets; how a person holds Crypto Assets; how to use Crypto Assets in transactions; how to trade Crypto Assets; the spot markets where Crypto Assets can be bought, held and sold; and the Crypto Assets OTC market.

Crypto Assets

Digital or Crypto Assets are bearer assets whose ownership is secured by cryptographic protocols and incentives that operate on a network of computers utilizing public transaction ledgers of a Crypto Asset’s network on which transactions are recorded (“Blockchains”). Crypto Assets are intended to allow for storage and transfer without the need for a trusted intermediary. Well-known Blockchains that have their own native Crypto Assets include Bitcoin and Ethereum.

Crypto Assets are traded on trading venues around the world, as well as on over-the-counter and peer-to-peer markets. Crypto Assets can be converted to fiat currencies or into other Crypto Assets at rates determined by supply and demand on these markets. Derivative investment products, including futures, options, and swaps contracts, are also available that allow investors to build sophisticated investment and trading strategies focused around the most prominent Crypto Assets.

The number and diversity of market participants and companies operating in the Crypto Asset space has also increased dramatically over the past several years. Currently, there are a wide range of companies providing services related to Crypto Assets to retail and institutional investors. These include companies that provide trading venues, custody solutions for institutional and retail investors, investment funds, payment services, trading services, lending and collateral management, and prime brokerage.

The ownership of Crypto Assets is recorded in a digital ledger or database, called a Blockchain. Blockchains differ from traditional databases in that they are designed not to be controlled by any single party, but rather, to be maintained by a distributed network of computers, each of which maintains and updates its own copy of the ledger. Each participant in this network is incentivized to process transactions according to a set of predetermined rules and to keep its ledger consistent with the rest of the network over time.

The exact method with which each Blockchain network processes and records transactions can, and usually does, vary from Blockchain to Blockchain. There are myriad architectural decisions participants either implicitly or explicitly agree to when they join a certain network, which includes the level of decentralization, privacy, throughput, and other features a network can provide. These decisions usually involve trade-offs and therefore each Blockchain network is typically optimized for specific capabilities, limitations, and target use cases. As a nascent and fast-changing area, the Crypto Asset market carries significant risks and uncertainty.

Typical Stakeholders in Blockchain Networks

Designing a Blockchain network is similar to designing a digital economy, and the design of incentive systems that govern the relationship between different groups of stakeholders is sometimes referred to as crypto economics or token economics.

The following section provides an overview of the different groups of market participants which are present in most Blockchain networks and constitute much of the crypto economic system.

Stakeholders

Stakeholders help process transactions and ensure that the distributed ledgers that make up a Blockchain network stay consistent with one another. They fall under two categories: Miners, for PoW Blockchains, and Validators, for PoS Blockchains.

Stakeholders are typically compensated for providing this service in large part by algorithmic grants of the Crypto Asset associated with a Blockchain network they are helping to secure, although they may be compensated with transaction fees or by other means as well.

There are multiple schemes under which stakeholders can operate to provide this service and receive this payment, but the two most important are proof of work (“PoW”) and proof of stake (“PoS”).

●	Proof of work is the first and most established scheme and involves computers solving cryptographic puzzles that require a substantial amount of energy as a way of securing the network and processing transactions. The more computing power a Miner dedicates to solving this puzzle the more likely it will be the first to solve the problem and collect the rewards of newly minted Crypto Assets and transaction fees. By piling up computing power over time, transactions become increasingly hard to reverse and eventually can be considered “settled.” PoW is the scheme used by Bitcoin, as well as many other assets. One criticism of PoW systems is the high amount of energy they consume, which may have negative downstream environmental consequences, among other issues.

●	Proof of stake is a newer scheme that tries to avoid the heavy energy consumption that PoW systems typically require. PoS systems require Validators to lock up and put at risk (aka, “stake”) a certain amount of the Crypto Asset associated with a given Blockchain in order to process transactions. These staked assets are lost if a Validator processes a transaction in a way that is fraudulent or violates the rules of the underlying Blockchain. PoS is utilized by Blockchains such as Ethereum, Avalanche, Cardano and Solana. Concerns with PoS systems include the risk of lower security assurances and the potential for centralization of the network.

Users

Users are the stakeholders that hold or transfer Crypto Assets, either by participating directly in the network or by delegating this work to third-party service providers.

Users will typically buy and sell Crypto Assets for fiat currencies through dedicated trading venues. In recent years, a robust ecosystem of trading systems has emerged that cater to these investors.

Once in possession of a Crypto Asset, the interaction between users and the rest of the network can fall between two ends of a spectrum:

●	On one end, users can opt to be completely sovereign over their asset holdings and transactions. Such users would typically host a local copy of the entire ledger of transactions and validate every single transaction that takes place in the network by running the protocol software in their own machines. They would also own the private keys that guarantee ownership of their Crypto Assets and embrace the responsibility of keeping them safe. This group tends to be technically savvy and/or attribute high value to holding Crypto Assets independently.

●	On the other end, users can opt to delegate their participation in the network to third-party companies that provide specialized services. Examples of such users include individuals or institutions that delegate the responsibility of keeping their private keys safe to custodians or merchants that use payment processing companies to allow clients to make payments in Crypto Assets. This group tends to use third-party services either due to prioritization of convenience or due to external requirements (regulations, for example).

Developers

Developers are network contributors that build the protocols and software that both users and stakeholders (i.e. Miners and Validators) need to run to participate in the network. Developers are also generally split between two categories depending on the type of software they work in.

●	Protocol developers are involved directly in building the core software that defines how a network works. Most projects adopt the free and open-source software (“FOSS”) paradigm, which means that the software is free and openly shared so people can voluntarily contribute to its maintenance and improvement. Protocol developers can exert power over the network as they ultimately define which rules it will abide by. That is why having a high number of developers (i.e. decentralization) is important. Additionally, as the software is open-source, users can opt to run any version of the software they see more fit. This keeps the developers’ power over the network in check. Protocol developers are usually highly specialized experts with deep knowledge not only of software development but also in cryptography, computer networking or other subfields of computer science.

●	Application developers use the software built by protocol developers to build applications that will ultimately reach end-users. Such projects might or might not be open-source software. Examples of such projects would include digital wallets, which are designed to allow users to hold Crypto Assets without the complexity of interacting with the underlying protocol.

Forms of Attack Against a Blockchain

All networked systems are vulnerable to various kinds of attacks. As with any computer network, certain Blockchains contain certain flaws. For example, some networks are currently vulnerable to a “51% attack” (though the numerical thresholds vary in proof-of-stake) where, if a party or group were to gain control of more than the relevant threshold of the staked Crypto Assets, a malicious actor would be able to gain full control of the network and the ability to manipulate a Blockchain. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Crypto Assets. For example, on September 14, 2021, the Solana Blockchain experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the other Blockchains that impact the ability to transfer Crypto Assets could have a material adverse effect on the price of Crypto Assets and the value of the Shares.

Summary of a Crypto Asset Transaction

Prior to engaging in Crypto Assets transactions directly on a Blockchain, a user generally must first install on its computer or mobile device a Blockchain software program that will allow the user to generate a private and public key pair associated with a Crypto Assets address. A Blockchain software program and the Crypto Asset address also enable the user to connect to a Blockchain and transfer Crypto Assets to, and receive Crypto Assets from, other users.

Each Blockchain address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Crypto Assets, the Crypto Assets recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the Crypto Assets. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the Crypto Assets contained in the associated address. Likewise, Crypto Assets are irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Crypto Assets, a user’s Blockchain software program must validate the transaction with the associated private key. In addition, since every computation on a Blockchain requires processing power, there is a transaction fee involved with the transfer that is paid by the payor the resulting digitally validated transaction is sent by the user’s Blockchain software program to the Blockchain validators to allow transaction confirmation.

Blockchain validators record and confirm transactions when they validate and add blocks of information to a Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in a Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of Crypto Assets transactions, a Blockchain software program of both the spending party and the receiving party will show confirmation of the transaction on a Blockchain and reflect an adjustment to the Crypto Assets balance in each party’s public key, completing the Crypto Assets transaction. Once a transaction is confirmed on a Blockchain, it is irreversible.

Some Crypto Assets transactions are conducted “off-blockchain” and are therefore not recorded in a Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Crypto Assets or the reallocation of ownership of certain Crypto Assets in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on a Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Crypto Assets transactions in that they do not involve the transfer of transaction data on a Blockchain and do not reflect a movement of Crypto Assets between addresses recorded in a Blockchain. For these reasons, off-Blockchain transactions are subject to risks as any such transfer of Crypto Assets ownership is not protected by the protocol behind a Blockchain or recorded in, and validated through, the blockchain mechanism.

Crypto Assets Market and Crypto Assets Exchanges

Crypto Assets can be transferred in direct peer-to-peer transactions through the direct sending of Crypto Assets over a Blockchain from one Crypto Assets address to another. Among end-users, Crypto Assets can be used to pay other members of a Blockchain for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on a Blockchain or through third-party service providers.

In addition to using Crypto Assets to engage in transactions, investors may purchase and sell Crypto Assets to speculate as to the value of Crypto Assets in the Crypto Assets market, or as a long-term investment to diversify their portfolio. The value of Crypto Assets within the market is determined, in part, by the supply of and demand for Crypto Assets in the global Crypto Assets market, market expectations for the adoption of Crypto Assets as a store of value, the number of merchants that accept Crypto Assets as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Crypto Assets spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell Crypto Assets. Prices for trades on Crypto Assets spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Crypto Assets spot market and trading Crypto Assets is different from, and should not be confused with, the process of users sending Crypto Assets from one Crypto Assets address to another Crypto Assets address on a Blockchain. This latter process is an activity that occurs on a Blockchain, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of Crypto Assets in its internal books and records, rather than on a Blockchain. The spot market ordinarily does not transfer Crypto Assets to the investor on a Blockchain unless the investor makes a request to the spot market to withdraw the Crypto Assets in their exchange account to an off-exchange Crypto Assets wallet.

Outside of spot markets, Crypto Assets can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Crypto Assets, investment managers, proprietary trading firms, high-net-worth individuals that trade Crypto Assets on a proprietary basis, entities with sizeable Crypto Assets holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Crypto Assets. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Crypto Assets could initiate the transaction by sending the Crypto Assets to the buyer’s Crypto Assets address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Crypto Assets spot markets. In addition to spot and OTC markets, Crypto Assets futures contracts are offered by certain digital asset derivatives platforms, allowing investors to speculate on the future price of Crypto Assets or hedge existing exposures. These contracts may be cash-settled or physically settled and are typically traded on regulated or registered trading venues outside of a Blockchain. Crypto Assets futures markets may influence spot market prices and contribute to overall price discovery, though trading volumes and liquidity vary across platforms.

Authorized Participants will deliver, or facilitate the delivery of, Crypto Assets or cash to the Fund’s account with the Custodian in exchange for Shares of the Fund, and the Fund, through the Custodian, will deliver Crypto Assets or cash when Authorized Participants redeem Shares of the Fund. See “The Fund and Crypto Assets Prices” for more information.

Competition

As of August 2026, more than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While Crypto Assets has enjoyed some success in its limited history, the aggregate value of outstanding Crypto Assets is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of Crypto Assets and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy, including “digital commodities,” “digital collectibles,” “digital tools,” “stablecoins,” and “digital securities.” Significantly, the interpretive release specifically identified certain Crypto Assets as a “digital commodity” that, in the SEC’s view, is not itself a security because it does not have the economic characteristics of a security. The interpretive release stated that digital commodities are crypto assets intrinsically linked to and deriving their value from the programmatic operation of a functional crypto system and supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. While this interpretive release provides significant regulatory clarity regarding the status of Crypto Assets, it is an interpretive rule and not binding law. There can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future, or that a court or other regulatory body would reach the same conclusion regarding the status of Crypto Assets.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the Crypto Assets futures markets. In addition, because the CFTC has determined that certain Crypto Assets are a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Crypto Assets. The CFTC has pursued enforcement actions relating to fraud and manipulation involving Crypto Assets and Crypto Assets markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Crypto Assets that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Crypto Assets blockchains, Crypto Assets markets, and their users, particularly Crypto Assets spot markets and service providers that fall within such jurisdictions’ regulatory scope.

Several foreign jurisdictions have developed varying levels of regulatory frameworks surrounding exchange-traded Crypto Assets products. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Crypto Assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Crypto Asset ecosystem in the United States and globally, or otherwise negatively affect the value of Crypto Assets held by the Fund. The effect of any future regulatory change on the Fund or the Crypto Assets held by the Fund is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with Crypto Assets

The Trading Prices Of Many Digital Assets, Including Crypto Assets, Have Experienced Extreme Volatility In Recent Periods And May Continue To Do So. Extreme Volatility In The Future, Including Further Declines In The Trading Prices Of Crypto Assets, Could Have A Material Adverse Effect On The Value Of The Shares And The Shares Could Lose All Or Substantially All Of Their Value.

The trading prices of many digital assets, including Crypto Assets, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, digital asset prices increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including Crypto Assets, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022. Digital asset prices continued to fluctuate through 2023 and 2024, while reaching new highs in mid-2025 followed by significant drawdowns into 2026.

Extreme volatility in the future, including further declines in the trading prices of Crypto Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Speculators and investors who seek to profit from trading and holding Crypto Assets generate a significant portion of Crypto Assets demand, and such speculation regarding the potential future appreciation in the value of Crypto Assets may cause the price of Crypto Assets to increase. Conversely, a decrease in demand for or speculative interest regarding Crypto Assets may cause the price to decline. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Crypto Assets and other digital assets, including a depreciation in value. The Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Crypto Assets.

The following provides quantitative examples of the volatility of the prices of each Crypto Asset that comprises a material amount of the Fund. Each row uses a consistent trailing-52-week window and the closing price on August 17, 2026:

Asset	52-week high	52-week low	Price (August 17, 2026)	Drawdown from 52-wk high
Bitcoin (BTC)	$126,296	$57,717.55	$64,484.18	-49%
Ethereum (ETH)	$4,955.90	$1,505	$1,911.94	-61%
Hyperliquid (HYPE)*	$76.90	$25.64	$59.44	-23%
XRP (XRP)	$3.1879	$0.9873	$1.0022	-69%
Dogecoin (DOGE)	$0.3076	$0.06762	$0.07033	-77%
Shiba Inu (SHIB)	$0.00001484	$0.00000405	$0.00000447	-70%
Cardano (ADA)	$0.9875	$0.1381	$0.1742	-82%
Solana (SOL)	$253.61	$60.11	$75.95	-70%
Cryptex Finance (CTX)	$1.95	$0.2692	$0.2751	-86%

*	Hyperliquid (HYPE) figures reflect Coinbase trading history beginning February 2026 (Coinbase listing date), not the full 52-week window.

The Value Of The Shares Depends On The Development And Acceptance of Blockchain Networks. The Slowing Or Stopping Of The Development Or Acceptance Of Blockchains May Adversely Affect An Investment In The Fund.

Digital assets such as Crypto Assets were only introduced within the past 15 years, and the medium to long term value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares: digital asset networks and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

Most Blockchains have only been in existence for a limited period, and Crypto Assets markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks could materially adversely affect the value of the Shares:

●	Digital assets are controllable only by the possessor of both the unique public key and private key or keys relating to a Blockchain address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as a Blockchain, would affect the ability to transfer digital assets, including Crypto Assets, and, consequently, their value.

●	Governance of a Blockchain is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of a Blockchain, which may stymie a Blockchain’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on a Blockchain, especially long-term problems.

●	The foregoing notwithstanding, a Blockchain’s protocol is informally overseen by a collective of core developers who propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to a Blockchain based on the proposals of such core developers, a Blockchain would be subject to new protocols that may adversely affect the value of Crypto Assets.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on a Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	As Blockchains continue to develop and grow, certain technical issues might be uncovered and the trouble shooting and resolution of such issues requires the attention and efforts of that Crypto Asset’s global development community. Like all software, a Blockchain is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors.

●	Many digital asset networks face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to a Blockchain and the value of Crypto Assets.

●	Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Blockchain or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying a Blockchain or Crypto Assets as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of a Blockchain or take the Fund’s Crypto Assets, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of a Blockchain may be negatively affected Such losses of functionality could lead to a Blockchain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for Crypto Assets. Even if another digital asset other than Crypto Assets were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

●	Software applications running on top of a Blockchain (often referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain Crypto Assets to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require Crypto Assets in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for Crypto Assets. Crypto Assets’ price volatility (particularly where Crypto Assets prices increase), or a Blockchain’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using a Blockchain as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon a Blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of Crypto Assets could be negatively affected.

Moreover, because digital assets, including Crypto Assets, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

The Crypto Assets that comprise a material amount of the Fund operate on, or are issued on, blockchain networks with materially different levels of adoption. The following sets forth indicators of the absolute and relative levels of adoption of each such network, and based on publicly available on-chain and market data sources. Adoption metrics are not standardized across networks and should be read together with the volatility, concentration and technology risks described elsewhere in this Prospectus.

●	Bitcoin. As of June 2, 2026, Bitcoin had approximately 30 million addresses holding a balance and several hundred thousand active addresses per day. The network processed approximately 300,000 to 350,000 daily transactions. Bitcoin represented approximately 59% of the total crypto asset market capitalization, and it is estimated that approximately 4% of the global population holds Bitcoin directly.

●	Ethereum. As of June 2, 2026, Ethereum had approximately 470,000 daily active addresses and processed approximately 2.1 million daily transactions. The network had approximately $55.6 billion in total value locked in decentralized finance protocols, representing approximately 68% of all DeFi value locked across all blockchain networks. Ethereum is the largest smart-contract platform by value secured.

●	Hyperliquid. As of June 2, 2026, Hyperliquid had approximately 200,000 transactions per second capacity at an approximately 0.07 second block time. The network accounted for approximately 68% of decentralized perpetual-futures trading volume as of early May 2026. Hyperliquid is a newer network with a shorter operating history compared to other networks in the Fund’s portfolio.

●	XRP. As of June 2, 2026, XRP had approximately 7.64 million activated addresses, with approximately 15,000 to 25,000 daily active addresses. The network processed approximately 1.4 to 2.5 million daily transactions, with a Q1 2026 average of approximately 2.48 million transactions per day and a peak of 4.49 million transactions. XRP had approximately $2.25 billion in tokenized real-world assets on its network, representing a 124% increase in Q1 2026.

●	Dogecoin. As of June 2, 2026, Dogecoin had approximately 8.27 million holding addresses. Daily active addresses increased approximately 28% in spring 2026. Dogecoin is merge-mined with Litecoin, meaning it shares mining infrastructure with the Litecoin network.

●	Shiba Inu. As of June 2, 2026, Shiba Inu had over 1.5 million holding wallets. Shiba Inu does not have an independent network and depends on Ethereum network adoption for its operation. See “Ethereum” above for Ethereum network adoption metrics.

●	Cardano. As of June 2, 2026, Cardano had over 3,000 active stake pools and over 63% of the circulating supply was staked. Cardano remains a top-10 crypto asset by market capitalization.

●	Solana. As of June 2, 2026, Solana had approximately 1.6 million daily active addresses and processed approximately 75 to 95 million daily non-vote transactions. The network had approximately $8 billion in total value locked in decentralized finance protocols. Daily active users on the Solana network frequently exceed 2.5 million.

●	CTX. As of August 2026, CTX had a circulating supply of approximately 9.3 million tokens and was listed on major centralized exchanges including Coinbase, Gemini, Bitstamp and Huobi, as well as decentralized exchanges including Uniswap, Aerodrome and SushiSwap. CTX does not operate an independent blockchain network and relies entirely on the Ethereum network for its operation. Trading volume has historically been modest relative to larger digital assets, consistent with CTX’s smaller market capitalization. The protocol has executed more than 50 governance proposals since inception.

Digital Assets Represent A New And Rapidly Evolving Industry, And The Value Of The Shares Depends On The Acceptance Of Crypto Assets.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. In general, digital asset networks represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Banks and other established financial institutions may refuse to process funds for Crypto Assets transactions; process wire transfers to or from digital asset trading platforms, Crypto Assets-related companies or service providers; or maintain accounts for persons or entities transacting in Crypto Assets. As a result, the prices of Crypto Assets are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept Crypto Assets in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to a Blockchain, any trading platforms or businesses that facilitate transactions in Crypto Assets may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement

●	The Fund is not actively managed and will not have any formal strategy relating to the development of a Blockchain and will not attempt to avoid or mitigate losses caused by declines in the price of Crypto Assets.

Due To The Nature Of Private Keys, Crypto Asset Transactions Are Irrevocable And Stolen Or Incorrectly Transferred Crypto Assets May Be Irretrievable. As A Result, Any Incorrectly Executed Crypto Assets Transactions Could Adversely Affect An Investment In The Fund.

Crypto Assets transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to a Blockchain, an incorrect transfer of cryptocurrency, such as Crypto Assets, or a theft of Crypto Assets generally will not be reversible and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of Crypto Assets will regularly be made to or from the Fund’s accounts at the Custodian or an additional Crypto Assets custodian (the “Additional Crypto Assets Custodian”), it is possible that, through computer or human error, or through theft or criminal action, the Fund’s Crypto Assets could be transferred from the Fund’s account at the Custodian or the Additional Crypto Assets Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Fund is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Fund.

The custody of the Fund’s Crypto Assets is handled by the Custodian or the Additional Crypto Assets Custodian, and the transfer of Crypto Assets to and from Liquidity Providers normally takes place through the Custodian’s Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Fund’s Custodian and the Additional Crypto Assets Custodian to safeguard the Fund’s Crypto Assets holdings, as well as the procedures and internal controls of the Fund’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s Crypto Assets could be transferred from the Fund’s Crypto Assets Account or Clearing Account at the Custodian or the Additional Crypto Assets Account at the Additional Crypto Assets Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on a Blockchain.

Alternatively, if the Custodian’s and the Additional Crypto Assets Custodian’s internal procedures and controls are inadequate to safeguard the Fund’s Crypto Assets holdings, and the Fund’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Fund will be unable to access its Crypto Assets, which could adversely affect an investment in the Shares of the Fund. In addition, if the Fund’s private key(s) is (are) misappropriated and the Fund’s Crypto Assets holdings are stolen, including from or by the Custodian or the Additional Crypto Assets Custodian, the Fund could lose some or all of its Crypto Assets holdings, which could adversely impact an investment in the Shares of the Fund.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s Crypto Assets through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred Crypto Assets. The Fund will also be unable to convert or recover its Crypto Assets transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A Disruption Of The Internet May Affect Blockchain Operations, Which May Adversely Affect The Crypto Assets Industry And An Investment In The Fund.

Blockchains relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt a Blockchain’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Fund or the ability of the Fund to operate.

A Blockchain’s Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges.

The governance of decentralized networks is by voluntary consensus and open competition. In other words, a Blockchain has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of a Blockchain may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, a Blockchain would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in a Blockchain. As a general matter, the governance of a Blockchain generally depends on most of members of the community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of a Blockchain may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. A Blockchain’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon a Blockchain or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of Crypto Assets to decline. If the community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of Crypto Assets.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could adversely affect the market price of the Crypto Assets held by the Fund. Concentration differs markedly among the Crypto Assets that comprise a material amount of the Fund. The following sets forth ownership-concentration information for each such asset, in each case based on publicly available on-chain data as of approximately June 2, 2026. Other persons may control multiple wallets, and large sales by concentrated holders could adversely affect prices.

●	Bitcoin. As of June 2, 2026, the top 100 Bitcoin addresses held approximately 14% to 15% of the total supply, representing approximately 2.9 million BTC. The top 10 addresses held approximately 6% of the supply. Approximately 2,000 addresses each holding more than 1,000 BTC controlled approximately 36% of the supply, and addresses holding more than 100 BTC collectively held approximately 61% of the supply.

●	Ethereum. As of June 2, 2026, approximately 30% to 31% of the Ethereum supply was staked, representing approximately 37 million ETH held via the Beacon deposit contract, which constitutes the single largest holder. The top 10 addresses held approximately 50% to 60% of the total supply.

●	Hyperliquid. As of June 2, 2026, insiders and the organization held approximately 29.8% of the Hyperliquid supply, consisting of approximately 23.8% held by the team (which is subject to vesting over 24 months from January 2026) and approximately 6% held by the foundation. Approximately 70% was allocated to community distributions, airdrops, and emissions. Only approximately 22% of the 1 billion total supply was circulating.

●	XRP. As of June 2, 2026, the top 10 XRP addresses held approximately 41% of the total supply, and the top 100 addresses held approximately 72% of the total supply. Ripple holds approximately 32 to 34 billion XRP in escrow, with releases of up to approximately 1 billion XRP per month.

●	Dogecoin. As of June 2, 2026, the top 10 Dogecoin wallets held approximately 45% of the circulating supply.

●	Shiba Inu. As of June 2, 2026, the top 10 Shiba Inu wallets held approximately 61% to 63% of the total supply. The single largest burn address holds approximately 41% of the supply and is permanently inaccessible.

●	Cardano. As of June 2, 2026, over 63% of the Cardano supply was staked across more than 3,000 stake pools. The Cardano network employs a saturation mechanism that reduces rewards for oversized pools, which is designed to promote decentralization of stake distribution.

●	Solana. As of June 2, 2026, the top 10 Solana addresses held approximately 6.6% of the total supply. The top 20 addresses held approximately 11.0%, the top 50 addresses held approximately 17.5%, and the top 100 addresses held approximately 22.8% of the total supply. Solana had over 9 million holders.

●	CTX. As of August 2026, CTX supply is concentrated relative to larger digital assets but typical for governance tokens of comparable protocol size. Major holder categories include the founding team (including officers of the Sponsor), governance stakers and exchange custodial wallets. No single party controls a majority of the token supply.

A Temporary Or Permanent “Fork” or a “Clone” Of A Blockchain Could Adversely Affect The Value Of The Shares.

Blockchains operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of Crypto Assets adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of a Blockchain, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Crypto Assets running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Crypto Assets at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Fund would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Fund Agreement, determine which version of the digital asset is generally accepted as a Blockchain and should therefore be considered the appropriate network for the Fund’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of Crypto Assets at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of Crypto Assets at the time of announcement or adoption. A future fork in or clone of a Blockchain could adversely affect the value of the Shares or the ability of the Fund to operate.

Shareholders May Not Receive The Benefits Of Any Forks Or “Airdrops.”

We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The only crypto asset to be held by the Fund will be Crypto Assets. The Fund has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Fund may receive. The Fund Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes Crypto Assets and which network constitutes the applicable Blockchain, and the Sponsor will as soon as possible cause the Fund to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Fund seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to distribute the Incidental Rights or IR Virtual Currency that is not Crypto Assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Fund nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor will cause the Fund to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Fund seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any forks, and the Fund is not able to participate in any airdrop. In the event the Fund seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to change this policy.

Even if required regulatory approval is sought and obtained, Shareholders may not receive the benefits of any forks, airdrops, or similar events, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

In The Event Of A Hard Fork Of A Blockchain, The Sponsor Will, If Permitted By The Terms Of The Fund Agreement, Use Its Discretion To Determine Which Network Should Be Considered The Appropriate Network For The Fund’s Purposes, And In Doing So May Adversely Affect The Value Of The Shares.

In the event of a hard fork of a Blockchain, the Sponsor is authorized, under the terms of the Fund Agreement, to exercise its discretion in determining which network should be considered the appropriate network for the Fund’s purposes. The Sponsor’s decision-making process involves evaluating various factors to ensure the best interests of the Fund and its beneficiaries are maintained. These factors may include, but are not limited to, the stability and security of the network, the level of community support, the potential impact on the Fund’s assets, the Sponsor’s beliefs regarding expectations of the core developers of Crypto Assets, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, a Blockchain. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result.

Notably, the Custodial Services Agreement provides that the Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Fund. The Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Fund may have a right to claim assets resulting from a fork or air drop, the Custodian will seek approval of the Fund before claiming such assets on behalf of the Fund and making an entry of ownership on the Custodian’s books and records for the Fund’s account. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders and security vendors on what is generally accepted as Crypto Assets and should therefore be considered “Crypto Assets” for the Fund’s purposes, which may also adversely affect the value of the Shares as a result.

Any Name Change And Any Associated Rebranding Initiative By The Core Developers Of Crypto Assets May Not Be Favorably Received By The Digital Asset Community, Which Could Negatively Impact The Value Of Crypto Assets And The Value Of The Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on Crypto Assets. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Crypto Assets and the value of the Shares.

A Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Fund Or The Ability Of The Fund To Operate.

Blockchains are currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked Crypto Assets on a Blockchain, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in a Blockchain.

●	“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked Crypto Assets on a Blockchain, a malicious actor would be able to gain full control of a Blockchain and the ability to manipulate a Blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked Crypto Assets on a Blockchain, a malicious actor could permanently and irreversibly manipulate a Blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains certain percentages of the validating power dedicated to validation on a Blockchain is controlled by a bad actor (often referred to as a “51% attack”, though the numerical thresholds vary in the proof-of-stake consensus mechanism of a Blockchain), it may be able to alter a Blockchain on which a Blockchain and Crypto Assets transactions rely. A Blockchain’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked Crypto Assets to vote in favor in order to finalize transactions and add blocks to a Blockchain. If the bad actor were to obtain 2/3 of the total Crypto Assets staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, “double-spend” its own Crypto Assets (i.e., spend the same Crypto Assets in more than one transaction), or censor other users’ transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of a Blockchain. If the bad actor were to obtain 1/3 of the total Crypto Assets staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users’ transactions, and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on a Blockchain, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on a Blockchain and prevent the confirmation of other users’ transactions, while continuing to mine new Crypto Assets and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on a Blockchain or the applicable Crypto Asset community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to a Blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down a Blockchain.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on a Blockchain could negatively impact the value of Crypto Assets and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on a Blockchain, which could negatively impact the value of Crypto Assets and the value of the Shares.

Although there are no known reports of malicious control of a Blockchain, if groups of coordinating or connected Crypto Assets holders that together have more than 50% of outstanding Crypto Assets, were to stake that Crypto Assets and run validators, they could exert authority over the validation of Crypto Assets transactions. This risk is heightened if over 50% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of Crypto Assets, the feasibility of a malicious actor obtaining control of the validating power on a Blockchain will increase, which may adversely affect the value Crypto Assets and the value of the Shares.

A malicious actor may also obtain control over a Blockchain through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of a Blockchain, the risk that a malicious actor may be able to obtain control of a Blockchain in this manner exists. Moreover, it is possible that a group of Crypto Assets holders that together control more than 50% of outstanding Crypto Assets are in fact part of the initial or core developer group, or are otherwise influential members of the applicable Crypto Asset community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding Crypto Assets, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on a Blockchain will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If Validators Exit A Blockchain, It Could Increase The Likelihood Of A Malicious Actor Obtaining Control.

Validators exiting the network could make a Blockchain more vulnerable to a malicious actor obtaining control of a large percentage of staked Crypto Assets, which might enable them to manipulate a Blockchain by censoring or manipulating specific transactions, as discussed previously. If a Blockchain suffers such an attack, the price of Crypto Assets could be negatively affected, and a loss of confidence in a Blockchain could result. Any reduction in confidence in the transaction confirmation process or staking power of a Blockchain may adversely affect an investment in the Fund.

Blockchain Technologies Are Based On Theoretical Conjectures As To The Impossibility Of Solving Certain Cryptographical Puzzles Quickly. These Premises May Be Incorrect Or May Become Incorrect Due To Technological Advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning a Blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as a Blockchain, could quickly collapse, and an investment in the Fund may be adversely affected.

Smart Contracts, Including Those Relating To DeFi Applications, Are A New Technology And Their Ongoing Development And Operation May Result In Problems, Which Could Reduce The Demand For Crypto Assets Or Cause A Wider Loss Of Confidence In A Blockchain, Either Of Which Could Have An Adverse Impact On The Value Of Crypto Assets.

Smart contracts are programs that run on a Blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying the DAO, a distributed autonomous organization for venture capital funding on the Ethereum network, allowed an attack by a hacker to syphon approximately $60 million worth of ETH from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ETH reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ETH, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ETH being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Blockchains led to a $320 million theft of Ethereum. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of Crypto Assets, just as they have for other digital assets like Ethereum.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on Blockchains, and smart contracts relating to DeFi applications currently represent a significant source of demand for Crypto Assets. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on a Blockchain and represent a significant source of demand for Crypto Assets, public confidence in a Blockchain itself could be negatively affected, such sources of demand could diminish and the value of Crypto Assets could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators May Suffer Losses Due To Staking, Or Staking May Prove Unattractive To Validators, Which Could Make A Blockchain Less Attractive.

Validation on a Blockchain requires Crypto Assets to be transferred into smart contracts on the underlying blockchain network, which is not under the Fund’s or any other party’s control. If a Blockchain’s source code or protocol fails to perform as expected, or is subject to cyberattacks, security breaches or other operational failures, such assets may be permanently lost. A Blockchain defines specific requirements for participation in validation activity, including technical performance and network behavior. While a Blockchain does not currently implement automated slashing, meaning penalties are not automatically imposed on validators for misbehavior, there is no guarantee that slashing or similar penalty mechanisms will not be adopted in the future. At present, slashing on a Blockchain is not enforced (and has never been enforced) through protocol-level automation but may be applied manually through social consensus following significant validator misconduct. In the event of a consensus failure, a Blockchain may halt, and the validator set may propose slashing penalties upon restart.

A Blockchain requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of Crypto Assets. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact a Blockchain’s adoption or the price of Crypto Assets. Any disruption of validation on a Blockchain could interfere with network operations and cause a Blockchain to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Crypto Assets to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause a Blockchain to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Crypto Assets to decrease.

Of the Crypto Assets that comprise a material amount of the Fund as of June 2026, the following utilize penalty mechanisms:

●	Ethereum. Validators face slashing for provable faults such as producing conflicting blocks or submitting surround/double votes. Following the Pectra upgrade (May 2025), the initial penalty was reduced to 1/4096 of the validator’s effective balance (approximately 0.0078 ETH for a standard 32-ETH validator, or up to approximately 0.5 ETH for a 2,048-ETH validator), down from the prior 1/32 ratio. Slashed validators also face a correlation penalty around day 18 of the slashing period, which scales with the number of validators slashed during the same window, and may incur inactivity-leak penalties if the chain fails to finalize. Slashed validators are forcibly exited, and their funds generally remain non-withdrawable for approximately 36 days. Slashing has occurred on the Ethereum mainnet, principally as a result of validator-operator configuration or key-management errors rather than a failure of the Ethereum network as a whole. For example, on April 13, 2023, 11 validators operated by RockLogic through the Lido protocol were slashed after duplicate validator keys became active in two clusters and submitted double votes. The initial slashing penalty was 11 ETH, and total penalties and missed rewards, including downtime affecting related validators, were projected to be approximately 13.77 ETH. On October 11, 2023, 20 validators operated by Launchnodes through the Lido protocol were slashed after primary and fallback validator instances were operated concurrently without adequate slashing protection, resulting in double votes. The initial slashing penalty was 20 ETH, and the total projected penalties and missed rewards, including losses resulting from the temporary shutdown of related validators, were approximately 28.68 ETH. On September 10, 2025, two separately operated groups comprising an aggregate of 40 validators using SSV infrastructure were slashed following external validator-key configuration errors, including the concurrent operation of validator keys in separate environments; the operator’s post-mortem did not disclose the aggregate amount of the resulting penalties. These incidents affected the applicable validators and operators and did not result in a network-wide loss of Ethereum finality.

●	Solana. As of June 2026, programmatic protocol-level slashing is not yet enforced. Current penalties are limited to forgone rewards resulting from downtime or poor performance. Slashing is being introduced in phases (SIMD-0204 and SIMD-0212), with enforcement not expected before the Alpenglow upgrade later in 2026.

●	Cardano. No slashing mechanism exists. Delegated ADA cannot be reduced due to stake-pool misbehavior; the only downside for delegators is reduced or missed rewards.

●	Hyperliquid. Slashing is reserved for provably malicious behavior, such as double-signing at the same consensus round. As of the date of this prospectus, no slashing event has occurred on the Hyperliquid network. Separately, “jailing” for inadequate latency or availability removes a validator from consensus and stops rewards for its delegators, but jailing is not considered slashing. Jailing events have occurred on the Hyperliquid network, primarily due to validators failing to meet latency or uptime requirements. The penalty for jailing is the loss of staking rewards for the jailed validator’s delegators during the period of jailing; jailing does not result in loss of staked principal. A jailed validator may unjail itself after diagnosing and fixing the underlying performance issues, subject to on-chain unjailing rate limits.

●	Shiba Inu. Shiba Inu has no protocol-level slashing mechanism. As an ERC-20 token without native consensus, it is subject to Ethereum’s penalty mechanisms described above.

Proof-Of-Stake Blockchains Are A Relatively Recent Innovation, And Have Not Been Subject To As Widespread Use Or Adoption Over As Long Of A Period Of Time As Traditional Proof-Of-Work Blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including a Blockchain, and their associated digital assets – including the Crypto Assets held by the Fund – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Fund’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

Operational Cost May Exceed The Award For Validating Transaction, And Increased Transaction Fees May Adversely Affect The Usage Of A Blockchain.

If transaction confirmation fees become too high, the marketplace may be reluctant to use a Blockchain. This may result in decreased usage and limit expansion of a Blockchain in the retail, commercial and payments space, adversely impacting investment in the Fund. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new Crypto Assets costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on a Blockchain and could adversely affect the value of the Crypto Assets held by the Fund.

As a result of Crypto Assets’ fee burning mechanism, the incentives for validators to validate transactions with higher gas fees are reduced, since those validators would not receive those gas fees.

An acute cessation of validator operations would reduce the collective processing power on a Blockchain, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to a Blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of the relevant threshold of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate.

Risks associated with the Sponsor staking a portion of the Fund’s assets.

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Proof-of-Stake Assets except for Proof-of-Stake Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets, or where the Sponsor believes that the staking of such Proof-of-Stake Assets would result in an immaterial amount of rewards for the Fund (as of the date of this Prospectus, the Sponsor generally considers a staking yield of less than 1.5% to be immaterial). As of the date of this Prospectus, the Fund intends to stake up to 33.0% of the Portfolio Crypto Assets. The Fund will disclose on each trading day the current percentage of assets that are staked on the Sponsor’s website at www.cryptex.finance. The Fund may stake the Fund’s Proof-of-Stake Assets on a Blockchain through the Custodian using a software protocol that connects the Fund to a pool of verified validator nodes on a Blockchain for automated Crypto Assets staking optimization. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Crypto Assets at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated Crypto Assets are temporarily locked and inaccessible. These phases affect when Crypto Assets begins earning rewards, participates in consensus and becomes available for transfer or redelegation. As a result of any staking activity in which the Fund may engage, the Fund expects to receive certain staking rewards of Crypto Assets, which may be treated for federal income tax purposes as income to the Fund. (See “Material Cayman Islands and United States Federal Income Tax Consequences” for further description of the tax implications of the activities of the Fund to an investor.) The Fund itself will not engage in staking activities, including operation of a validator node. Instead, the staking program will be operated through the Fund’s service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Fund’s Crypto Assets to be staked or timing of the staking activities. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Crypto Assets at all times. The amount of Crypto Assets the Fund may receive as reward for its staking activity can vary significantly over time.

Staking activity comes with a risk of loss of Proof-of-Stake Assets. None of the Fund’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. A Blockchain defines specific requirements for participation in validation activity, including technical performance and network behavior. While a Blockchain does not currently implement automated slashing, meaning penalties are not automatically imposed on validators for misbehavior, there is no guarantee that slashing or similar penalty mechanisms will not be adopted in the future. At present, slashing on a Blockchain is not enforced through protocol-level automation but may be applied manually through social consensus following significant validator misconduct. In the event of a consensus failure, a Blockchain may halt, and the validator set may propose slashing penalties upon restart. If implemented in the future, staked assets may be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Staking Provider’s liability to the Fund is limited, and the Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Fund would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties. Additionally, a Blockchain implements “activation” and “deactivation” buffer periods that regulate when stakers can begin earning rewards and when they can unstake and withdraw their Proof-of-Stake Assets. These mechanisms are designed to promote network stability by discouraging short-term or malicious validator behavior.

“Activation” refers to the warm-up period during which newly delegated Proof-of-Stake Assets becomes eligible to participate in consensus and earn rewards. “Deactivation” begins when a user initiates an unstaking request and continues through the cooldown period until the Proof-of-Stake Assets becomes fully withdrawable. During these periods, the affected Proof-of-Stake Assets are temporarily inaccessible. The duration of these phases is influenced by network demand and protocol constraints, and may range from hours to several days or longer. These dynamics may introduce liquidity risk to the Fund, which the Sponsor will seek to manage through appropriate risk management practices.

The specific warm-up, activation and withdrawal periods for each Crypto Asset that comprises a material amount of the Fund and are capable of being deployed in protocol staking are set forth below.

Asset	Warm-up / Activation	Withdrawal / Unbonding
Ethereum	Activation through a churn-limited entry queue; deposits become active in batches.	Voluntary exit through a churn-limited queue plus a withdrawal sweep. Observed waits in 2026 ranged from ~1 minute (January) to ~7 days (April). A slashed validator’s forced exit takes ~36 days.
Solana	Warm-up until the next epoch boundary (~2–3 days).	Deactivation at the following epoch boundary plus a one-epoch cooldown before withdrawal. The network rate-limits stake changes per epoch.
Cardano	No warm-up lockup. Rewards begin after epoch boundaries (~5-day epochs).	No unbonding period; delegated ADA remains fully liquid and can be moved or redelegated at any time.
Hyperliquid	Stake is delegated to validators within the staking account.	Seven-day unstaking queue from staking to spot account. Validator self-delegation of 10,000 HYPE is locked for one year.

The Sponsor maintains a Liquidity Risk Management Policy governing any staking of the Fund’s Proof-of-Stake Assets. Material aspects include: (i) a limit of 33% on the portion of the Fund’s assets that may be staked at any time; (ii) staggering activation and unbonding across validators and multiple epochs so that staked assets do not all become illiquid simultaneously; (iii) maintaining an unstaked liquidity buffer of 17 days of redemptions sized to anticipated redemption activity and the longest applicable network withdrawal period; (iv) ongoing monitoring of network exit and withdrawal queues; and (v) the ability to suspend, reduce or unwind staking in response to liquidity or market stress. Staking is conducted only through the Fund’s Custodian, and the Sponsor generally treats a staking yield below 1.5% as immaterial.

Risk Factors Related to Digital Assets

The Value Of The Shares Relates Directly To The Value Of Crypto Assets, The Value Of Which May Be Highly Volatile And Subject To Fluctuations Due To A Number Of Factors.

The value of the Shares relates directly to the value of the Crypto Assets held by the Fund and fluctuations in the price of Crypto Assets could adversely affect the value of the Shares. The market price of Crypto Assets may be highly volatile, and subject to a number of factors, including:

●	an increase in the global Crypto Assets supply or a decrease in global Crypto Assets demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of Crypto Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of a Blockchain, and their ability to meet user demands;

●	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

●	the needs of decentralized applications, smart contracts, their users, and users of a Blockchain generally for Crypto Assets to pay gas fees to execute transactions;

●	forks in a Blockchain, particularly where changes to a Blockchain source code are either not well-received by key constituencies within the applicable Crypto Asset community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

●	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on a Blockchain, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

●	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than a Blockchain;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Crypto Assets, and digital asset exchange rates;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in Crypto Assets;

●	a “short squeeze” resulting from speculation on the price of Crypto Assets, if aggregate short exposure exceeds the number of shares available for purchase;

●	an active derivatives market for Crypto Assets or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Crypto Assets as a form of payment or the purchase of Crypto Assets on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing a Crypto Assets transaction and the speed at which Crypto Assets transactions are settled;

●	the maintenance, troubleshooting, and development of a Blockchain including by miners and developers worldwide;

●	the ability for a Blockchain to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of a Blockchain and Crypto Assets transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset trading platforms;

●	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting a Blockchain;

●	decreased confidence in digital assets and digital assets trading platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Fund’s own acquisitions or dispositions of Crypto Assets, since there is no limit on the number of Crypto Assets that the Fund may acquire.

Although returns from investing in Crypto Assets have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Crypto Assets will maintain its value in the long, intermediate, short, or any other term. In the event that the price of Crypto Assets declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Fund are represented by the Index that may also be subject to momentum pricing due to speculation regarding future appreciation in value of Crypto Assets, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Crypto Assets has resulted, and may continue to result, in speculation regarding future appreciation in the value of Crypto Assets, inflating and making the Index more volatile. As a result, Crypto Assets may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index and could adversely affect the value of the Fund.

The Fund is not actively managed and does not and will not have any strategy relating to the development of a Blockchain, nor will the Fund seek to avoid or mitigate losses from declines in the Crypto Assets price. Furthermore, the impact of the expansion of the Fund’s Crypto Assets holdings on the digital asset industry and Blockchains is uncertain. A decline in the popularity or acceptance of a Blockchain, or the value of Crypto Assets, would harm the value of the Fund.

Digital Asset Networks Face Significant Scaling Challenges And Efforts To Increase The Volume and Speed Of Transactions May Not Be Successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Blockchain transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Blockchain and Blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Blockchain (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Blockchain by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Blockchain. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Blockchain and then post the data, typically in batches, back to the Layer 1 Blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Blockchain. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Blockchain runs in parallel with the existing Layer 1 Blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others.

Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing speed and throughput of settlement of the Blockchain transactions will be effective, which could cause a Blockchain to not adequately resolve scaling challenges and adversely impact the adoption of Crypto Assets and a Blockchain and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Blockchain could divide the community, potentially even causing a hard fork, or that the decentralized governance of a Blockchain causes network participants to fail to coalesce overwhelmingly around any particular solution, causing a Blockchain to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended, could suffer from centralization concerns, or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for Crypto Assets because it would eliminate a source of demand for using Crypto Assets to record transactions from the Layer 2 onto the Layer 1 Blockchain. Any of the foregoing could adversely affect the price of Crypto Assets or the value of the Shares of the Fund.

If The Digital Asset Award Or Transaction Fees For Recording Transactions On A Blockchain Are Not Sufficiently High To Incentivize Validators, Or If Certain Jurisdictions Continue To Limit Or Otherwise Regulate Validating Activities, Validators May Cease Expanding Validating Power Or Demand High Transaction Fees, Which Could Negatively Impact The Value Of Crypto Assets And The Value Of The Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on a Blockchain are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on a Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on a Blockchain could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—A Blockchain could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the fund or the ability of the fund to operate.”

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in a Blockchain or a software upgrade automatically charges fees for all transactions on a Blockchain, the cost of using Crypto Assets may increase and the marketplace may be reluctant to accept Crypto Assets as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on a Blockchain and force users to pay higher fees, thus reducing the attractiveness of a Blockchain. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of a Blockchain, the value of Crypto Assets and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on a Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in a Blockchain and could prevent the Fund from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for Crypto Assets with Authorized Participants.

●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on a Blockchain, which may diminish its use. Users or other stakeholders on a Blockchain could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or a Blockchain generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of a Blockchain among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of Crypto Assets and the value of the Shares.

Due To The Unregulated Nature And Lack Of Transparency Surrounding The Operations Of Crypto Assets Trading Platforms, They May Experience Fraud, Manipulation, Security Failures Or Operational Problems, Which May Adversely Affect The Value Of Crypto Assets And, Consequently, The Value Of The Shares.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States.

Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of Crypto Assets trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for Crypto Assets markets as well.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price

Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.

In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and Crypto Assets are different assets, Crypto Assets prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The Crypto Assets market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many Crypto Assets trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of Crypto Assets on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset trading platforms, or may not exist at all.

Crypto Assets Trading Platforms May Be Exposed To Fraud And Manipulation

The SEC has identified possible sources of fraud and manipulation in the Crypto Assets market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in Crypto Assets manipulating Crypto Assets pricing; (3) hacking of a Blockchain and trading platforms; (4) malicious control of a Blockchain; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in Crypto Assets, new sources of demand for Crypto Assets) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of Crypto Assets may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at Crypto Assets trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Fund or cause losses to Shareholders.

Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in Crypto Assets, adversely impact pricing trends in Crypto Assets markets broadly, and cause losses from an investment in Shares of the Fund.

In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in a Blockchain and result in greater volatility or decreases in the prices of Crypto Assets. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

Crypto Assets Trading Platforms May Be Exposed To Front-Running

Crypto Assets trading platforms on which Crypto Assets trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in Crypto Assets markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Crypto Assets Trading Platforms May Be Exposed To Wash Trading

Crypto Assets trading platforms on which Crypto Assets trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Crypto Assets and/or negatively affect the market perception of Crypto Assets. If they were to affect trading at a trading platform which is used to calculate the Index, they could cause the Fund’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur in Crypto Assets trading platforms on which Crypto Assets trades, investors may develop negative perceptions about Crypto Assets and the digital assets industry more broadly, which could adversely impact the price of Crypto Assets and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Competition From Central Bank Digital Currencies And Emerging Payments Initiatives Involving Financial Institutions Could Adversely Affect The Value Of Crypto Assets And Other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Crypto Assets and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Crypto Assets. As a result of any of the foregoing factors, the value of Crypto Assets could decrease, which could adversely affect an investment in the Fund.

Prices Of Crypto Assets May Be Affected Due To Stablecoins (Including Tether And US Dollar Coin (“USDC”)), The Activities Of Stablecoin Issuers And Their Regulatory Treatment.

While the Fund does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Crypto Assets market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of Crypto Assets. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Crypto Assets market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for Crypto Assets, could cause artificial rather than genuine demand for Crypto Assets, artificially inflating the price of Crypto Assets, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including Crypto Assets, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Crypto Assets market. While USDC is designed to maintain a stable value at 1U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Crypto Assets. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Crypto Assets), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from a Blockchain, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Crypto Assets market, and affect the value of Crypto Assets, and in turn impact an investment in the Shares.

Failure Of Funds That Hold Digital Assets To Receive SEC Approval To List Their Shares On Exchanges Could Adversely Affect The Value Of The Shares.

There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with Investing in the Fund

Investment-Related Risks.

Investing in Crypto Assets and, consequently, the Fund, is speculative. The price of Crypto Assets is volatile, and market movements of Crypto Assets are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Fund will risk the loss of capital. Therefore, an investment in the Fund involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment program will be successful, that the Fund will achieve its investment objectives or that there will be any return of capital invested to investors in the Fund, and investment results may vary.

The NAV may not always correspond to the market price of Crypto Assets.

The NAV of the Fund will change as fluctuations occur in the market price of the Fund’s Crypto Assets holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of Crypto Assets.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share and the Fund will therefore maintain its intended fractional exposure to a specific amount of Crypto Assets per share.

Different from directly owning Crypto Assets.

The performance of the Fund will not reflect the specific return an investor would realize if the investor actually held or purchased Crypto Assets directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities and Index tracking risk. Investors will also forgo certain rights conferred by owning Crypto Assets directly, such as the right to claim air drops. See “A Temporary Or Permanent “Fork” or a “Clone” Of A Blockchain Could Adversely Affect The Value Of The Shares.”

Index tracking risk.

The Fund may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objectives. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Index or the cost to the Fund of complying with various new or existing regulatory requirements. In addition, during the periods between Index rebalancing dates, the Fund’s positions are allowed to float with market movements and are not rebalanced. This period between rebalancing of the Fund’s positions may exacerbate deviations between the performance of the Fund and the performance of the Index.

Liquidity risk.

The Fund’s and the Authorized Participants’ ability to buy or sell Crypto Assets may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. Crypto Assets are novel with limited trading history, and the market for Crypto Assets is significantly smaller and less liquid than the markets for more established crypto assets such as bitcoin and ether, which underlie other currently available exchange-traded products.

The Fund’s investment in Crypto Assets is highly concentrated, and the large size of the positions that the Fund may acquire could further increase the risk of illiquidity. If the Fund needs to liquidate its Crypto Assets holdings, it may incur greater losses than would be expected in more liquid markets such as those for bitcoin or ether. Any market disruption or illiquidity in the Crypto Assets market could therefore have a material adverse effect on the value of the Fund’s shares. It is also possible that a Crypto Assets spot market or governmental authority may suspend or restrict trading in Crypto Assets altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting Crypto Assets or other issues affecting counterparties. Crypto Assets is a new asset with a very limited trading history. Therefore, the markets for Crypto Assets may be less liquid and more volatile than other markets for more established products.

Redemption Liquidity Risk

Although the Fund will carry out the Staking Program in accordance with the Sponsor’s Liquidity Risk Management Policy, investors should be aware of the potential risk that the Fund may become unable to timely meet excessive redemption requests that exceed the portion of the Fund’s Crypto Assets holdings that remain unstaked. Staking involves locking Crypto Assets tokens to support network operations, which may limit the liquidity of those assets for immediate redemption purposes. If redemption requests surpass the available unstaked Crypto Assets, the Fund may face delays in processing these requests, potentially impacting investors’ ability to access their funds promptly. This risk is particularly relevant during periods of high market volatility or increased redemption activity, which may exacerbate liquidity constraints. Investors should consider the implications of staking on the liquidity of their investments and the potential for delays in redemption under such circumstances.

The value of the Shares may be influenced by a variety of factors unrelated to the value of Crypto Assets.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Crypto Assets and the Crypto Assets exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of Crypto Assets have been developed specifically for this product;

●	The Fund could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Fund could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Fund’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Fund due to concerns that the introduction of privacy enhancing features to a Blockchain may increase the potential for Crypto Assets to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Fund’s assets.

Authorized Participants’, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in Crypto Assets for hedging or other purposes and in some cases those positions may be substantial relative to the Crypto Assets market as a whole. Authorized Participants’, or an Authorized Participant Designee’s, purchase of Crypto Assets in connection with Basket creation orders may cause the price of Crypto Assets to increase, which will result in higher prices for the Shares. Increases in the Crypto Assets prices may also occur as a result of Crypto Assets purchases by other market participants who attempt to benefit from an increase in the market price of Crypto Assets when baskets are created. The market price of Crypto Assets may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Crypto Assets by Authorized Participants, or their Authorized Participant Designee, in connection with redemption orders may decrease Crypto Assets prices, which will result in lower prices for the Shares. Decreases in Crypto Assets prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of Crypto Assets by Authorized Participants, or their Authorized Participant Designee, may have on the price of Crypto Assets, sales and purchases of Crypto Assets by similar investment vehicles (if developed) could impact the price of Crypto Assets. If the price of Crypto Assets declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their Crypto Assets exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Crypto Assets liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of Crypto Assets, wide spreads between prices quoted on different Crypto Assets trading platforms, the closing of Crypto Assets trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to Crypto Assets may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of Crypto Assets may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of Crypto Assets to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Crypto Assets, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of Crypto Assets trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting a Blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Crypto Assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting a Blockchain, the processing of transactions on a Blockchain may be disrupted, which in turn may prevent the Prime Broker from depositing or withdrawing Crypto Assets from its custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Crypto Assets and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Crypto Assets should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering Crypto Assets in return for Baskets, the price of Shares may diverge from the price of Crypto Assets.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Crypto Assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Crypto Assets, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of Crypto Assets, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying Crypto Assets held by the Fund or sell Shares at a price lower than the value of the underlying Crypto Assets held by the Fund, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded Crypto Assets products, which could adversely affect the Fund’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Fund. Some or all of the Fund’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded Crypto Assets products that compete with the Fund. This may make it more difficult to engage or retain Authorized Participants for the Fund. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Fund’s Shares, decisions by the Authorized Participants to not engage with the Fund or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Fund’s Crypto Assets (i.e., at a greater premium or discount to the Fund’s NAV).

Security threats and cyber-attacks could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of Crypto Assets and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of a Blockchain, thefts can be difficult to trace, which may make Crypto Assets a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Fund’s service providers (including, but not limited to, the Co-Sponsor, the Index Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Fund and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Fund to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Fund’s Crypto Assets held in the Fund’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s Crypto Assets or private keys and will only become more appealing as the Fund’s assets grow. While the Fund, the Sponsor and the Custodian have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Fund’s Crypto Assets may be subject to theft, loss, destruction or other attack.

Additionally, access to the Fund’s Crypto Assets could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Fund’s Crypto Assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account with the Custodian, the private keys (and therefore Crypto Assets) or other data of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodian, or the Fund’s other service providers to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account with the Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, damage the Fund’s reputation and negatively affect the market perception of the effectiveness of the Fund, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Fund’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Fund, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Fund’s holdings of Crypto Assets are lost, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund. Similarly, as noted below, the Fund’s Custodian has limited liability to the Fund, which could adversely affect the Fund’s ability to seek recovery from it, even when the Custodian’s actions or failure to act are the cause of the Fund’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Fund to obtain insurance that would cover losses of the Fund’s Crypto Assets. If an uninsured loss occurs or a loss exceeds policy limits, the Fund could lose all of its assets.

The Fund’s risk management processes and policies may prove to not be adequate to prevent any loss of the Fund’s Crypto Assets.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Fund’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Fund does not normally interact with any digital asset trading platforms, and the Fund’s Crypto Assets are held in cold storage wallets with the Custodian pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Fund’s Crypto Assets from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Fund. Notwithstanding the above, the Sponsor and the Custodian are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Fund’s risk management processes and policies prove to not be adequate to prevent any loss of the Fund’s Crypto Assets and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Fund’s Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Fund assets.

If the Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Fund’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodian may result in the loss of all or a substantial portion of the Fund’s assets or in a significant delay in the Fund having access to those assets.

The Fund’s assets will be held in one or more accounts maintained for the Fund by the Custodian. Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodian, there is a risk that the Fund’s assets may be considered the property of the bankruptcy estate of the Custodian, and that customers of the Custodian, including the Fund, may be at risk of being treated as general unsecured creditors of the Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Fund’s assets ultimately are not treated as part of the Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Fund. Further, the bankruptcy court may permit the Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Fund) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, damage the Fund’s reputation and negatively affect the market perception of the effectiveness of the Fund, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Fund may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem Baskets, or could cause losses to the Fund.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of Crypto Assets by the Sponsor to effectuate subscriptions for cash and the selling of Crypto Assets to effect redemptions for cash and, to the extent applicable, other Fund expenses, and in extraordinary circumstances, to effect the liquidation of the Fund’s Crypto Assets. The Fund relies on the Cash Custodian to hold any cash related to the purchase or sale of Crypto Assets. To the extent that the Fund or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Fund holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Fund could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Fund maintains cash could result in losses to the Fund, to the extent the balances are not covered by deposit insurance. As a result, the Fund could suffer losses.

The Fund is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Fund’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Fund’s exposure to a variety of market risks associated with Crypto Assets and digital assets. By concentrating its investment strategy solely in Crypto Assets, any losses suffered as a result of a decrease in the price of Crypto Assets can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in underlying assets that were diversified.

The Fund relies on BitGo Prime as its sole Crypto Assets trading counterparty for all purchases and sales of Crypto Assets.

As of the date of this Prospectus, the Fund does not have direct trading relationships with other Crypto Assets trading counterparties, and all of the Fund’s Crypto Assets purchase and sale orders are executed through BitGo Prime. The Fund’s reliance on BitGo Prime as its sole trading counterparty creates concentration risk. If BitGo Prime experiences a business failure, security breach, cyberattack, liquidity shortage, regulatory action, insolvency, or other material adverse event, the Fund may be unable to execute trades to purchase Crypto Assets in connection with the creation of Shares or to sell Crypto Assets in connection with the redemption of Shares, which could materially and adversely affect the Fund’s operations and the value of the Shares. Additionally, if BitGo Prime terminates its agreement with the Fund, refuses to accept trade orders, or is otherwise unable or unwilling to provide trading services to the Fund, the Fund would need to identify and engage one or more alternative trading counterparties, which may not be available on commercially reasonable terms or at all, and any transition period could result in delays in the creation or redemption of Shares, increased transaction costs, or the inability to access liquidity in the Crypto Assets markets. There can be no assurance that the Fund will be able to diversify its trading counterparty relationships in the future.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Fund are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Fund’s ability to achieve its investment objectives on a consistent basis.

There can be no assurance that the Fund will achieve its investment objectives. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objectives include: (1) Authorized Participants’ ability to purchase and sell Crypto Assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with a Blockchain; (3) the Crypto Assets market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which Crypto Assets trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of Crypto Assets represented by the Shares will decline over time.

Each outstanding Share represents a fractional, undivided interest in the Crypto Assets held by the Fund. The Fund does not generate any income and transfers Crypto Assets to pay for the Sponsor Fee and other liabilities. Therefore, the amount of Crypto Assets represented by each Share will gradually decline over time. Assuming a constant Crypto Assets price, the trading price of the Shares is expected to gradually decline relative to the price of Crypto Assets as the amount of Crypto Assets represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of Crypto Assets represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of Crypto Assets.

The development and commercialization of the Fund is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Fund in reaching the market and the fee structure of the Fund relative to similar products may have a detrimental effect on the scale and sustainability of the Fund. The Sponsor’s competitors may be able to launch similar products to the Fund before the launch of the Fund due to, for example, the satisfaction of all regulatory requirements required to launch before the Fund is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving Crypto Assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Fund (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Fund), which in turn could cause the Sponsor to dissolve and terminate the Fund.

In addition, to the extent that the Fund incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Fund’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Fund. To the extent that the Fund fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Fund had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Fund’s Crypto Assets.

The Sponsor could decide to replace the Custodian as the custodian of the Fund’s Crypto Assets, or the Custodian may cease providing the custodial services necessary for the Fund’s normal operations. For example, the Fund’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Fund. Transferring maintenance responsibilities of the Fund’s account with the Custodian to another party will likely be complex and could subject the Fund’s Crypto Assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Fund and liquidate the Fund’s Crypto Assets.

Limited recourse.

The Custodian has limited liability for any loss, claim, or damage to the Fund, impairing the ability of the Fund to recover losses relating to its Crypto Assets and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodian. In addition, the Custodian is generally not be liable for any loss caused, directly or indirectly, by the failure of the Fund to adhere to the Custodian’s policies and procedures that have been disclosed to the Fund, a force majeure event or certain actions determined by the Custodian to be necessary or advisable to inspect and protect the security of the Fund’s assets. Furthermore, the Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodian or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodian or the Custodian’s affiliates), that prevents the Custodian from fulfilling its obligations.

Under the Fund Agreement, the Sponsor will not be liable for any liability or expense incurred absent actual fraud, gross negligence, bad faith, willful misconduct, or material breach of the Fund Agreement on the part of the Sponsor. As a result, the recourse of the Fund or the Shareholder to the Sponsor may be limited.

Because the Sponsor also serves as the Index Provider, the Index Provider’s limited liability relating to the use of the Index may not provide the Fund with meaningful recourse in the event of Index-related errors or losses. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Fund.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor, the Transfer Agent or the Custodian.

Each of the Sponsor, the Transfer Agent and the Custodian has a right to be indemnified by the Fund for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Transfer Agent or the Custodian may require that the assets of the Fund be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Crypto Assets holdings of the Fund and the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding Crypto Assets. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of Crypto Assets. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Fund through the sale or transfer of its Crypto Assets and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer Crypto Assets may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its Crypto Assets. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

Unforeseeable risks.

Crypto Assets has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the Crypto Assets market, including advancements in the underlying technology, changes to Crypto Assets may expose investors in the Fund to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which Crypto Assets is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of Crypto Assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Fund and Sponsor.

This risk is present in traditional financial markets and is not unique to Crypto Assets. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Fund and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to Crypto Assets, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the Crypto Assets held by the Fund and, consequently, on the market value of Crypto Assets.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Sponsor and its affiliates have no fiduciary duties to the Fund and its Shareholders other than as provided in the Fund Agreement, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders.

The Sponsor will manage the affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Fund has agreed to indemnify the Sponsor and its respective affiliates pursuant to the Fund Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Fund;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

●	affiliates of the Sponsor may start to have substantial direct investments in Crypto Assets, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Fund or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Fund Agreement.

The Fund Agreement may be amended without the Shareholders’ Consent

The Fund Agreement may be amended by the Sponsor in its sole discretion without the consent of Shareholders, including through a supplemental agreement or an amended and restated Fund Agreement. As a result, Shareholders will have no voting or approval rights with respect to amendments that may materially affect their interests.

Risks Associated with the Index

The Index has a limited history.

The Index has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. Because the Sponsor also serves as the Index Provider, the Sponsor has substantial discretion at any time to change the methodology used to calculate the Index, including the Constituent Platforms that contribute prices to the Fund’s NAV. Although the Sponsor owes certain duties to the Fund under the Fund Agreement, the Sponsor in its capacity as Index Provider does not have any obligation to take into consideration the needs of the Fund, the Shareholders, or anyone else in connection with such changes.

There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of Crypto Assets in the future. Because the Sponsor also serves as the Index Provider, there is no independent third party overseeing the Index methodology or the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Sponsor in its capacity as Index Provider.

Although the Index is intended to accurately capture the market price of Crypto Assets, third parties may be able to purchase and sell Crypto Assets on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of Crypto Assets on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated price of Crypto Assets based on integrating spot prices of Crypto Assets on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of Crypto Assets as represented by the Index. It is possible that the price of Crypto Assets on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Crypto Assets, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Crypto Assets, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the market price of Crypto Assets. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of Crypto Assets, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Index are digital asset trading venues that facilitate the buying and selling of Crypto Assets and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of Crypto Assets may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of Crypto Assets used in Index calculations and, therefore, could adversely affect the Crypto Assets price as reflected by the Index.

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Fund utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Fund’s operations.

Although the Index is designed to accurately capture the market price of Crypto Assets, third parties may be able to purchase and sell Crypto Assets on public or private markets not included among the Constituent Platforms of the Index, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of Crypto Assets, which could adversely affect an investment in the Shares.

The Sponsor serves as both the sponsor of the Fund and the Index Provider, which presents potential conflicts of interest.

Unlike other exchange-traded products that track indices created and maintained by independent third-party index providers, the Index was created and is maintained by the Sponsor. Because the Sponsor serves as both the sponsor of the Fund and the Index Provider, conflicts of interest may arise. For example, the Sponsor may have an incentive to make changes to the Index methodology that benefit the Sponsor (such as changes that result in lower transaction costs for rebalancing the Fund’s portfolio or that favor Crypto Assets in which the Sponsor or its affiliates have positions) rather than changes that are in the best interests of the Fund or its Shareholders. In addition, because the Sponsor Fee is calculated based on the Fund’s NAV, which is determined by reference to the Index, the Sponsor may have an incentive to calculate the Index in a manner that increases the Fund’s NAV and, therefore, the Sponsor Fee. There can be no assurance that the Sponsor will resolve any conflicts of interest in a manner that is favorable to the Fund or its Shareholders.

The Index Provider could experience systems failures or errors.

If the computers or other facilities of the Index Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to errors in the Index, which may lead to a different investment outcome for the Fund and its Shareholders than would have been the case had such events not occurred. The Index is the reference price for calculating the Fund’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Fund to price its portfolio based upon an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Fund’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of Crypto Assets differs materially from the global market price of Crypto Assets and/or that third parties are able to purchase and sell Crypto Assets on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Fund’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

The Index price used to calculate the value of the Fund’s Crypto Assets may be volatile, adversely affecting the value of the Shares.

The price of Crypto Assets on public digital asset trading platforms has a limited history, and during this history, Crypto Assets prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of Crypto Assets generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Index Provider would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of Crypto Assets as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of Crypto Assets and, therefore, could have an adverse effect on the value of the Shares.

The Index price being used to determine the NAV of the Fund may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s NAV determined using the Index pricing.

The Fund will determine the NAV of the Fund on each business day based on the value of Crypto Assets as reflected by the Index. The methodology used to calculate the Index price to value Crypto Assets in determining the NAV of the Fund may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Fund will be determined using the Fund’s NAV determined daily. Such NAV of the Fund determined using the Index price may differ, in some cases significantly, from the NAV reported in the Fund’s periodic financial statements.

Risks Related to Pricing.

The Fund’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of Crypto Assets in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Fund will change as fluctuations occur in the market price of the Fund’s Crypto Assets holdings as reflected in the Index. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of Crypto Assets trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of Crypto Assets.

Shareholders also should note that the size of the Fund in terms of total Crypto Assets held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Fund’s Crypto Assets holdings or Crypto Assets holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of Crypto Assets Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of Crypto Assets, Mining Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying Crypto Assets, The Operation Of A Blockchain, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including Crypto Assets, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or Crypto Assets in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Crypto Assets and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, Gary Gensler, then chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and Crypto Assets held by the Fund specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of Crypto Assets or any other digital asset as a “security” or how Crypto Assets or the Fund would be treated under any new or revised regulatory framework.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and Crypto Assets held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling Crypto Assets and therefore may adversely affect the price of Crypto Assets and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether Crypto Assets that has been associated with such addresses in the past can be easily sold. This “tainted” Crypto Assets may trade at a substantial discount to untainted Crypto Assets. Reduced fungibility in the Crypto Assets markets may reduce the liquidity of Crypto Assets and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of Crypto Assets and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If a Blockchain were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if a Blockchain were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Fund’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for Crypto Assets or to the Fund, which could impair the utility of Crypto Assets, the value of the Shares and the Fund’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Fund.

The regulation of Crypto Assets and related products and services continues to evolve, may take many different forms and will, therefore, impact a Blockchain and Crypto Assets and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for Crypto Assets businesses to provide services, which may impede the growth of the Crypto Assets economy and have an adverse effect on consumer adoption of Crypto Assets. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

Changes to current regulatory determinations of Crypto Assets’ status under federal or state securities laws, changes to regulations surrounding Crypto Assets futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over Crypto Assets, Blockchains, Crypto Assets trading, or related activities impacting other parts of the digital asset market, may adversely impact Crypto Assets and therefore may have an adverse effect on the value of an investment in the Fund.

The Fund is not a registered investment company and is not subject to the Commodity Exchange Act.

The Fund is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Fund do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Fund will not engage in “retail commodity transactions”— any Crypto Assets transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Fund’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Fund.

Future Legal Or Regulatory Developments May Negatively Affect The Value Of Crypto Assets Or Require The Fund Or The Sponsor To Become Registered With The SEC Or CFTC, Which May Cause The Fund To Liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which Crypto Assets are treated for classification and clearing purposes. In particular, Crypto Assets itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in Crypto Assets to full CFTC regulatory jurisdiction. Alternatively, in the future Crypto Assets might be classified by a court as a “security” under U.S. federal securities laws. The Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of Crypto Assets under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Fund. If the Sponsor decides to terminate the Fund in response to the changed regulatory circumstances, the Fund may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If Crypto Assets is in the future determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of Crypto Assets. For example, it may become more difficult or impossible for Crypto Assets to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of Crypto Assets and cause users to migrate to other digital assets.

To the extent that Crypto Assets is determined to be a security, the Fund and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Fund. Any such termination could result in the liquidation of the Fund’s Crypto Assets at a time that is disadvantageous to Shareholders.

To the extent that Crypto Assets is deemed to fall within the definition of a “commodity interest” under the CEA, the Fund and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Fund determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Fund. Any such termination could result in the liquidation of the Fund’s Crypto Assets at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including Crypto Assets, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including Crypto Assets. The Sponsor is studying the impact that such amendments may have on the Fund and its arrangements with the Custodian. It is possible that such amendments, if adopted, could prevent the Custodian from serving as service provider to the Fund, or require potentially significant modifications to existing arrangements under the Custody Agreement, which could cause the Fund to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the Custodian currently plays, the Fund’s operations (including in relation to creations and redemptions of Baskets and the holding of Crypto Assets) could be negatively affected, the Fund could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Fund could be affected.

Further, the proposed amendments could have a severe negative impact on the price of Crypto Assets and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to Crypto Assets, or causing certain holders of Crypto Assets to sell their holdings.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Crypto Assets in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently Crypto Assets is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use Crypto Assets or to exchange Crypto Assets for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Fund at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Fund may generate tax liabilities for Shareholders.

As described below under “Material Cayman Islands and United States Federal Income Tax Consequences,” it is expected that the Fund would be taxed as a PFIC, causing U.S. Shareholders to potentially recognize income without cash distributions, depending upon the elections made by the U.S. Shareholders. Each sale or other disposition of Crypto Assets by the Fund (including, under current Internal Revenue Service (“IRS”) guidance, the use of Crypto Assets to pay expenses of the Fund) will give rise to gain or loss and will therefore constitute a taxable event for the Fund.

Because the Fund will be a C corporation and neither a regulated investment company nor a grantor trust, the Fund will not be able to make in-kind redemption on a tax-free basis. If the Fund redeems Shares in-kind, the Fund will recognize gain in the asset distributed as if the Fund had sold the asset at its fair market value at the time of the redemption.

The Fund will not be able to make capital gains dividends. In addition, no portion of the distributions from the Fund may be eligible to be treated as “qualified dividends” for individual investors. See “Material Cayman Islands and United States Federal Income Tax Consequences.”

Controlled Foreign Corporation and Passive Foreign Investment Company Risk

The Fund may be treated as a controlled foreign corporation (a “CFC”) for one or more tax years of its existence if U.S. investors own more than 50% or the vote or value of the equity interests in the Fund. If the Fund is a CFC, U.S. investors may be required to include certain types of passive income realized by the Fund, including, interest, dividends, capital gains, and income and gains related to commodities into the income of the U.S. investors currently, whether or not the Fund makes a distribution.

The Fund may be treated as a PFIC for one or more tax years of its existence. If the Fund were a PFIC, any gain on the disposition of an interest in the Fund as well as income realized on certain excess distributions by the Fund generally would be treated as though realized ratably over a U.S. investor’s holding period of its Fund interest. In addition to the taxation of such gain or income as ordinary income, an interest charge would be imposed on the U.S. investor based on the tax deferred from prior years. If a Fund were a PFIC and a U.S. investor elected to treat the Fund as a qualified electing fund‖ (a “QEF election”) under the Code, then, in lieu of the foregoing treatment, such U.S. investor might be required to include in income each year a portion of the ordinary earnings and net capital gains of the Fund, even if not distributed to such U.S. investor. Alternatively, a U.S. investor may be able to avoid the general treatment of PFICs by electing to mark such U.S. investor’s Shares to market at the end of each taxable year. Shareholders should consult their own tax advisors to determine which alternative is best for them.

If the Fund is not a PFIC, U.S. investors that own more than 10% of the vote or value of the interests in the Fund may be subject to the U.S. tax on net CFC tested income (“NCFCTI”). Subject to certain exceptions, the NCFCTI tax applies to income of the Fund not otherwise required to be included in the income of U.S. CFC shareholders. The NCFCTI tax is applied at the U.S. ordinary income tax rates.

The tax treatment of Crypto Assets and transactions involving Crypto Assets for United States federal income tax purposes may change.

Under current IRS guidance, Crypto Assets are treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in Crypto Assets in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which Crypto Assets are exchanged and the taxpayer’s basis in the Crypto Assets. However, because Crypto Assets are a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in Crypto Assets or in transactions relating to investments in Crypto Assets may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of Crypto Assets may have a negative effect on prices of Crypto Assets and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving Crypto Assets. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in Crypto Assets or in transactions relating to investments in Crypto Assets is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of Crypto Assets and transactions involving Crypto Assets for state and local tax purposes is not settled.

Because Crypto Assets are a new technological innovation, the tax treatment of Crypto Assets for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of Crypto Assets for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of Crypto Assets may have negative consequences, including the imposition of a greater tax burden on investors in Crypto Assets or the imposition of a greater cost on the acquisition and disposition of Crypto Assets generally. Any such treatment may have a negative effect on prices of Crypto Assets and may adversely affect the value of the Shares.

A Hard “Fork” Of a Blockchain Could Result In the Fund Incurring A Tax Liability.

If a hard fork occurs in a Blockchain, the Fund could temporarily hold both the original Crypto Assets and the alternative new Crypto Assets. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Fund Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute Crypto Assets. The Fund shall treat whichever asset the Sponsor determines is not Crypto Assets as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The receipt, distribution and/or sale of the alternative Crypto Assets may cause the Fund to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on distributions from the Fund.

Although the Fund is a Cayman entity, the sourcing rules for digital assets is not settled. If 25% or more of the income of the Fund is determined to be effectively connected with a U.S. trade or business, the United States may impose a withholding tax on a portion of the dividends paid by the Fund. If the 25% threshold is reached, unless reduced by applicable treaties, distributions treated as dividends determined to be attributable to income effectively connected to a U.S. trade or business will be subject to a 30% withholding tax to non-U.S. Shareholders. The Fund believes that it will not be engaged in a U.S. trade or business and so does not anticipate imposing U.S. withholding tax on distributions to Non-U.S. Shareholders. This means if it is determined that the Fund is incorrect in its determination interest and penalties may be imposed on the Fund for failing to withhold.

Risk Factors Related to Cayman Islands

The Fund is a Cayman Islands limited liability company. The rights of the Fund’s shareholders may be different from the rights of shareholders governed by the laws of U.S. jurisdictions.

The Fund is a Cayman Islands limited liability company. Its corporate affairs are governed by the Fund Agreement, the LLC Act and the common law of the Cayman Islands. The rights of members and the responsibilities of the Sponsor may be different from the rights of members or shareholders and responsibilities of management in companies (included limited liability companies) governed by the laws of U.S. jurisdictions. The LLC Act states that, subject to any express provisions of an LLC agreement to the contrary, a manager or sponsor of a Cayman Islands limited liability company shall not owe any duty (fiduciary or otherwise) to the limited liability company or any member or other person in respect of the limited liability company other than a duty to act in good faith in respect of the rights, authorities or obligations which are exercised or performed or to which such manager is subject in connection with the management of the limited liability company provided that such duty of good faith may be expanded or restricted by the express provisions of an LLC agreement.

Mail sent to the Fund at its registered office may be delayed in reaching the Sponsor.

Mail addressed to the Fund and received at its registered office shall be forwarded unopened to the forwarding address supplied by the Sponsor. None of the Fund, the Sponsor or any of its investors, managers, officers, advisers or service providers (including the organization that provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address. Moreover, the investors or managers (as applicable) will only receive, open or deal directly with mail which is addressed to them personally (as opposed to mail which is addressed to the Fund).

The Fund may be required to disclose information, including information relating to investors, to regulators.

The Fund, the Sponsor or any of its members, shareholders, managers or agents (as applicable) domiciled in the Cayman Islands may be compelled to provide information, including, but not limited to, information relating to investors, and where applicable the investor’s beneficial owners and controllers, subject to a request for information made by a regulatory or governmental authority or agency under applicable law, such as by the Authority, either for itself or for a recognized overseas regulatory authority, under the Monetary Authority Act (As Revised), or by the Tax Information Authority, under the Tax Information Authority Act (As Revised) and associated regulations, agreements, arrangements and memoranda of understanding. Disclosure of confidential information under such laws shall not be regarded as a breach of any duty of confidentiality and, in certain circumstances, the Fund, the Sponsor or any of its shareholders, managers or agents (as applicable), may be prohibited from disclosing that the request has been made.

The Fund is a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than that under U.S. law, the Fund’s shareholders may have less protection for their shareholder rights than they would under U.S. law.

The Fund is a Cayman Islands limited liability company. The Fund’s corporate affairs are governed by the Fund Agreement and the Fund is governed by the LLC Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against the Fund, actions by minority shareholders and the responsibilities of the Sponsor under Cayman Islands law are to a large extent governed by the LLC Act and, otherwise, the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of shareholders and the responsibilities of the Sponsor under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, such as the State of Delaware where many United States-based limited liability companies are organized. Members of a Cayman Islands limited liability company may not have standing to initiate a shareholder derivative action in U.S. federal courts.

Under the Cayman Islands Data Protection Act, the Fund shall act as a data controller in respect of personal data and its affiliates and/or delegates, such as the Sponsor and others, may act as data processors (or data controllers in their own right in some circumstances).

The Cayman Islands Data Protection Act (As Revised) (the “DPA”) applies legal requirements to the Fund based on internationally accepted principles of data privacy.

Prospective investors should note that, by virtue of making investments in the Fund and the associated interactions with the Fund and its affiliates and/or delegates (including the recording of electronic communications or phone calls where applicable), or by virtue of providing the Fund with personal information on individuals connected with the investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) such individuals will be providing the Fund and its affiliates and/or delegates with certain personal information which constitutes personal data within the meaning of the DPA. The Fund shall act as a data controller in respect of this personal data and its affiliates and/or delegates, such as the Sponsor and others, may act as data processors (or data controllers in their own right in some circumstances).

Oversight of the DPA is the responsibility of the Ombudsman’s office of the Cayman Islands. Breach of the DPA by the Fund could lead to enforcement action by the Ombudsman, including the imposition of remediation orders, monetary penalties or referral for criminal prosecution.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Fund’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Fund’s Shares are listed for trading on the Exchange under the market symbol “BAGZ.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Fund’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Fund’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the Crypto Assets spot market could result in the absence of active Authorized Participants able to support the trading activity of the Fund.

Crypto Assets are extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where Crypto Assets trade. In a highly volatile market, or if one or more spot markets supporting the Crypto Assets market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Fund.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Fund. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Fund to the Sponsor.

The Fund relies on the Co-Sponsor for managerial and administrative support.

Exchange Traded Concepts, LLC serves as the Co-Sponsor to the Fund and provides managerial and administrative support to the Sponsor in the performance of its duties. If the Co-Sponsor were to cease providing such services, whether due to termination of the Co-Sponsor Agreement, business failure or otherwise, the Sponsor would be required to either perform such services itself or find a replacement service provider. There can be no assurance that the Sponsor would be able to perform such services itself or find a suitable replacement on acceptable terms. Any disruption in the services provided by the Co-Sponsor could adversely affect the operations of the Fund and the value of the Shares.

Additionally, there can be no assurance that all of the personnel who provide services to the Fund will continue to be associated with the Fund for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Fund’s ability to realize its investment objectives.

The Fund is new, and if it is not profitable, the Fund may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Fund is new. If the Fund does not attract sufficient assets to remain open, or if the Fund experiences excessive withdrawals, then the Fund could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Fund could occur at a time that is disadvantageous to Shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Fund may enact splits or reverse splits without Shareholder approval, and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Fund. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in Crypto Assets markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Fund is unable to transact in Crypto Assets or where the Fund is unable to value its Crypto Assets holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Fund is unable to access the Crypto Assets in the Fund’s Crypto Assets custody account at the Custodian due to technical or operating issues at the Fund or the Custodian. Such disruptions may have an effect on overall Crypto Assets liquidity or cause price spreads of Crypto Assets to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Fund may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation methodology employed on the date of the NAV calculation.

If the Index is not available or the Sponsor determines, in its sole discretion, that the Index should not be used, the Fund’s Crypto Assets investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Crypto Assets valued using techniques other than those employed by the Index, including Crypto Assets investments that are “fair valued,” may differ from the value established by the Index.

The Fund Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Fund Agreement, Shareholders generally have no voting rights and the Fund will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Fund Agreement, Shareholders’ right to bring a derivative action (i.e., to initiate a lawsuit in the name of the Fund in order to assert a claim belonging to the Fund against a fiduciary of the Fund or against a third-party when the Fund’s management has refused to do so) is restricted. The Fund Agreement provides that in addition to any other requirements of applicable law, no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Fund unless two or more shareholders who (i) are not “Affiliates” (as defined in the Fund Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Fund other than claims under the federal securities laws and the rules and regulations thereunder.

While there have been no Cayman Islands judicial cases that consider the enforceability of derivative action claims in the context of Cayman Islands limited liability companies, there are likely to be certain public policy limitations on the enforceability of a provision such as Section 6.4 of the Fund Agreement to the extent that a court were to determine that the language is intended to preclude a member from bringing a claim against a manager who had acted fraudulently or in willful default of its obligations—its minimum standard of care obligations. The LLC Act does not contain an express statutory right for a member to bring a derivative action although the LLC Act contemplates that a member may bring proceedings on behalf of a limited liability company in a representative capacity against members or managers. The common law principles regarding derivative actions that apply to companies incorporated under the LLC Act would also be informative. Generally, a derivative action may only be brought in respect of claims that involve a “fraud on the minority” or serious wrongdoing causing harm to a company. For these reasons, there may be limitations on the enforceability of the derivative action provisions in the Fund Agreement.

Nonetheless, due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Fund will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Fund in court. Moreover, if shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Fund Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Fund Agreement limits the likelihood that a shareholder will be able to successfully assert a derivative action in the name of the Fund, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Fund.

THE FUND AND CRYPTO ASSETS PRICES

Overview of the Fund

The Fund’s investment objective is to seek to provide exposure to the value of Crypto Assets held by the Fund, less the expenses of the Fund’s operations. The Fund will rebalance its holdings following the rebalancing of the Index. See “The Index” below for a description of the Index’s rebalancing schedule. During periods between Index rebalancing dates, the Fund’s positions will be allowed to float with market movements. The Fund may, at the Sponsor’s discretion, also seek to generate rewards through the validation of transactions on the respective networks corresponding to the Portfolio Crypto Assets, if such opportunities exist. The Sponsor may stake a portion of the Fund’s assets through one or more trusted Staking Providers. Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Crypto Assets except for Crypto Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets. In consideration for any staking activity in which the Fund may engage, the Fund would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Fund. In seeking to achieve its investment objectives, the Fund will hold Crypto Assets and will value its net assets and the Shares daily as described herein under “Calculation of NAV”. Crypto Assets will be the only digital asset held by the Fund.

The Sponsor believes that the Fund will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use Crypto Assets by investing in the Shares rather than purchasing, holding and trading Crypto Assets directly. The latter alternative would require an investor to acquire Crypto Assets by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such Crypto Assets by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Index

The Index is represented by cryptocurrencies that: (1) maintain a trailing 90-day volume-weighted average market capitalization of at least $250 million, calculated using free-float circulating supply; (2) demonstrate a trailing 30-day average daily trading volume of at least $10 million across eligible venues; (3) are listed and actively traded on a minimum of three exchanges meeting certain quality standards; (4) have an active Chainlink price feed; (5) be listed on Coinbase for real-time pricing in the Index terminal; (6) are a native or conforming native token conforming to a widely adopted standard on a permissionless blockchain; and (7) have smart contracts (if applicable) that have been deployed for a minimum of six (6) months. The Index excludes stablecoins, wrapped tokens, rebasing tokens and Crypto Assets under active regulatory enforcement actions by a regulatory agency of the United States government or equivalent authorities in the European Union, United Kingdom or other major jurisdictions. The Index also excludes any asset whose calculated weight would fall below 0.15% of total Index weight at the time of rebalancing. The Index includes CTX, the governance token of the Cryptex protocol, as a constituent at a fixed weight of 2.0% of total Index weight, notwithstanding that CTX does not satisfy the standard eligibility criteria applied to all other constituents. CTX’s inclusion is a deliberate design decision of the Index Provider, is disclosed transparently as an issuer reserve weight, and is described under “Conflicts of Interest.” The Index methodology committee does not have discretion over the weighting methodology, rebalancing schedule or concentration cap.

The Index organizes its constituents into five thematic tiers reﬂecting the structure of the digital asset ecosystem:

●	Tier 1: Major Layer Networks. The dominant base-layer protocols that serve as the primary settlement and value-transfer infrastructure for the digital asset ecosystem. Inclusion in Tier 1 requires both a dominant market capitalization position and a functioning mainnet with significant economic activity.

●	Tier 2: L1 + L2 Infrastructure. Layer 1 blockchains and Layer 2 scaling solutions that provide execution, interoperability, oracle, and middleware infrastructure. These assets power the operational layer of the digital asset ecosystem beyond the major base-layer networks.

●	Tier 3: DeFi Applications. Tokens governing or representing economic interest in decentralized finance protocols — including lending, trading, derivatives, asset management, compute infrastructure and storage.

●	Tier 4: Memes and Community Assets. Assets whose value is primarily derived from community adoption, cultural significance, and network effects rather than technical utility. This tier acknowledges that community-driven value creation is a structurally significant category within digital assets, representing substantial market capitalization and trading volume.

●	Tier 5: Innovation and Emerging Assets. Assets representing early-stage projects, novel categories, or assets that do not fit cleanly into the other four tiers. This tier provides exposure to emerging segments of the digital asset ecosystem and serves as an incubation tier for assets that may migrate to other tiers as they mature.

The Index methodology committee assigns an eligible asset to a tier based on each asset’s primary function, market positioning and ecosystem role and reviews such assignments quarterly as part of the standard rebalancing process. An asset may be reassigned to a different tier if its primary function has materially changed since the last review. Tier assignment decisions and rationale are published alongside each quarterly rebalancing report.

After assigning eligible assets to a tier, the Index methodology committee then employs a methodology that is tier-stratified and market-cap weighted within defined allocation constraints. Constituent weights within each tier reflect each asset’s free-float market capitalization relative to the total eligible market capitalization of that tier’s constituents, subject to concentration caps at both the tier and global level. The methodology is designed to balance three competing objectives:

●	Market representation. This objective seeks to reflect the relative economic significance of different sectors of the digital asset ecosystem.

●	Diversification. This objective seeks to prevent excessive concentration in any single asset, which would undermine the product’s purpose as a broad market instrument.

●	Replicability. This objective seeks to maintain a transparent, rules-based methodology with minimal discretionary parameters.

Each tier receives an aggregate allocation representing its share of total Index weight. Tier 1 assets are subject to a fixed cap of 51.7% of total Index weight. Tier 4 and Tier 5 are subject to a combined cap. Tier 2 and Tier 3 float freely within the residual. Tier allocations for floating tiers are rebalanced quarterly (January, April, July and October). To prevent excessive single-period weight changes, no constituent’s weight may change by more than 2 percentage points per rebalancing cycle. If the required weight change exceeds this cap, the adjustment is spread across multiple rebalancing cycles. Within each tier, constituent assets are weighted by their free-float market capitalization relative to the total market capitalization of all constituents in that tier, except for:

●

Tier 5 Exception: Innovation and Emerging Assets. CTX, the governance token of the Cryptex protocol, is included in Tier 5 at a weight of 2.0% of total Index weight. CTX does not meet the standard eligibility criteria applied to other constituents. This self-inclusion is a deliberate design decision, disclosed transparently as an issuer reserve weight. All other Tier 5 constituents are market-capitalization weighted from the remaining Tier 5 allocation after the CTX fixed weight is subtracted.

The following concentration caps apply and are binding at each rebalancing event. These caps are enforced in the following priority order:

●	Global Asset Cap. No single constituent may exceed 30% of total Index weight, regardless of tier. If an asset’s calculated weight exceeds 30%, the excess is redistributed pro rata among remaining constituents within the same tier.

●	Intra-Tier Concentration Cap. No single constituent may exceed 50% of its tier’s total allocation. If an asset’s calculated weight within its tier exceeds 50% of its tier’s total allocation, the excess is redistributed pro rata among remaining constituents within that tier.

●	Tier 1 Cap. The aggregate allocation of Tier 1 (Major Layer Networks) is capped at 51.7% of total Index weight.

●	Combined Tier 4 + Tier 5 Cap. The combined allocation of Tier 4 and Tier 5 is capped at 15% of total Index weight. Within this combined envelope, the relative allocation between Tier 4 and Tier 5 is determined by aggregate market capitalization, subject to the constraint that the Tier 5 budget must be at least 4.0%.

●	Minimum Weight Floor. Any constituent whose calculated weight falls below 0.15% of total Index weight is removed from the Index at the next rebalancing event. Its weight is redistributed pro rata among remaining constituents within the same tier.

After each rebalancing event, concentration caps are applied iteratively as follows:

1.	Compute raw market-cap weights within each tier.

2.	Apply the 50% intra-tier concentration cap and redistribute excess pro rata among uncapped assets within the same tier.

3.	Apply the 30% global asset cap and redistribute excess pro rata among remaining assets within the same tier.

4.	Verify the 0.15% minimum weight floor and remove any asset below the threshold and redistribute within its tier.

5.	Repeat steps 2–4 until all constraints are satisfied.

6.	Set CTX to its fixed 2.0% weight, adjusting remaining Tier 5 assets proportionally.

The Index may be rebalanced more frequently than quarterly during certain extraordinary circumstances:

●	A constituent suffers a smart contract exploit resulting in material loss of value.

●	A constituent is delisted from all qualifying exchanges.

●	A constituent’s market capitalization falls below $125 million (50% of the eligibility threshold) for 10 or more consecutive days.

●	A Chainlink price feed for a constituent is permanently discontinued.

Extraordinary rebalances follow the same Index methodology on an accelerated 48-hour timeline. All extraordinary rebalances must be ratified by CTX governance through the emergency proposal procedure.

The following table shows the weighting and number of Crypto Assets within each tier included in the Index as of August 17, 2026, along with the weighting and number of Crypto Assets within each tier after the application of the Fund’s additional screens:

Tier	Tier	Index Allocation	Index Constituents	Fund Allocation	Fund Constituents
1.	Major Layer Networks	51.68%	5	55.31%	5
2.	L1 + L2 Infrastructure	23.28%	12	20.89%	8
3.	DeFi Applications	10.02%	9	6.69%	2
4.	Memes and Community Assets	11.02%	5	10.61%	3
5.	Innovation and Emerging Assets	4.0%	5	6.50%	1
Total	-	100%	36	100%	19

The following table shows each Crypto Asset that is included in the Index as of August 17, 2026 and its respective weighting within the Index, along with the weighting of such Crypto Asset in the Fund after the application of the Fund’s additional screens:

Ticker	Asset	Index Weight	Fund Weight
BTC	Bitcoin	25.83%	28.93%
ETH	Ethereum	13.55%	15.17%
DOGE	Dogecoin	5.51%	6.17%
ADA	Cardano	5.16%	5.78%
BNB	BNB	5.14%	3.19%
HYPE	Hyperliquid	5.01%	5.61%
XRP	XRP	4.36%	4.88%
TON	Toncoin	3.63%	2.25%
SHIB	Shiba Inu	3.22%	3.61%
LINK	Chainlink	3.15%	3.53%
SOL	Solana	2.80%	3.14%
LTC	Litecoin	2.21%	2.47%
AVAX	Avalanche	2.13%	2.39%
CTX	Cryptex Finance	2.00%	6.50%
ZEC	Zcash	1.85%	1.15%
UNI	Uniswap	1.74%	1.08%
SUI	Sui	1.72%	1.93%
PEPE	Pepe	1.34%	0.83%
DOT	Polkadot	1.25%	1.40%
AAVE	Aave	1.24%	0.00%
WLFI	World Liberty Financial	0.92%	0.00%
NEAR	NEAR Protocol	0.86%	0.00%
RENDER	Render	0.60%	0.00%
SKY	Sky (fmr Maker)	0.60%	0.00%
ONDO	Ondo Finance	0.53%	0.00%
BONK	Bonk	0.53%	0.00%
POL	Polygon	0.52%	0.00%
FIL	Filecoin	0.43%	0.00%
PENGU	Pudgy Penguins	0.42%	0.00%
FET	Fetch.ai	0.33%	0.00%
APT	Aptos	0.27%	0.00%
ATOM	Cosmos Hub	0.25%	0.00%
CRV	Curve	0.24%	0.00%
PUMP	Pump	0.23%	0.00%
INJ	Injective	0.22%	0.00%
GRT	The Graph	0.21%	0.00%
	TOTAL	100.00%	100.00%

The Index uses administered spot and settlement reference rates for calculation and reconstitution. Real-time (“spot”) Index values are calculated 24x7 using constituent spot reference rates, and a daily “settlement” value is calculated using the applicable settlement reference rate. Reconstitutions are scheduled quarterly, effective on the first business day of each calendar quarter (January, April, July and October), with changes announced in advance on a defined calendar. Weight changes are implemented over a five business day transition window to minimize market impact. Between scheduled reconstitutions, changes occur only in extraordinary circumstances, such as a constituent suffering a smart contract exploit, being delisted from all qualifying exchanges, experiencing a market capitalization decline below $125 million for 10 or more consecutive days, or having its Chainlink price feed permanently discontinued. Deletions, if any, are not replaced until the next scheduled reconstitution.

The Index methodology includes defined procedures for corporate actions and network events and maintains a formulaic divisor adjustment to preserve Index continuity when the constituent set or shares used for weighting change for reasons other than market price movement. The Index methodology, including classification and data sources used to assess eligibility criteria, is designed and governed by the Index Provider’s policies and may be updated to remain aligned with the Index’s stated objective and prevailing regulatory and exchange standards.

The Index methodology may be amended from time to time. Changes to governable parameters follow the CTX governance process described in the Index methodology. Changes to the Index methodology document itself (including eligibility criteria, tier definitions and calculation methodology) will be proposed through CTX governance, subject to a minimum 30-day notice period prior to implementation. All methodology changes and their effective dates will be published through the Sponsor’s official communication channels, including its website, www.cryptex.finance.

Should any material change be made to the Index methodology that results in a material change to the composition of the Index and, as part of the Fund’s quarterly rebalancing process, results in a material change to the composition of the Fund the Sponsor will notify Shareholders of such material change by filing a Form 8-K with the SEC. The Fund defines a material change as any change of 10% or more to the composition of the Index, and that also results in a corresponding change to the Fund. If not required by applicable law, the Fund may or may not file a Form 8-K with the SEC to disclose changes to the Index methodology that do not result in a material change. When deciding whether or not to file a Form 8-K to disclose changes to the Index Methodology that do not result in a material change, the Fund will consider whether the particular changes are required to be disclosed by one or more of the specific requirements of Form 8-K, and whether there is an independent legal obligation under the federal securities laws to make such a disclosure even in the absence of a specific requirement in Form 8-K. The Fund may have additional current or periodic reporting obligations under the Exchange Act due to other changes to the Index Methodology, such as to how the Index is calculated.

Fund Structure

The Fund is a limited liability company incorporated in the Cayman Islands on March 23, 2026, under company number 8762 and registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands for an unlimited duration. The Fund is registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands (the “Mutual Funds Act”). The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Fund that may be purchased and sold on the Exchange. The Fund operates pursuant to an Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time (the “Fund Agreement”). The Fund is managed and controlled by the Sponsor.

The Fund holds Crypto Assets and is expected from time to time to issue Baskets in exchange for deposits of cash or Crypto Assets and to distribute cash or Crypto Assets in connection with redemptions of Baskets. The Fund’s investment objective is to seek to provide exposure to the value of Crypto Assets held by the Fund, less the expenses of the Fund’s operations and other liabilities. The Fund will rebalance its holdings following the rebalancing of the Index. See “The Index” above for a description of the Index’s rebalancing schedule. During periods between Index rebalancing dates, the Fund’s positions will be allowed to float with market movements. The Fund may, at the Sponsor’s discretion, also seek to generate rewards through the validation of transactions on the respective networks corresponding to the Portfolio Crypto Assets, if such opportunities exist. The Sponsor may stake a portion of the Fund’s assets through one or more trusted Staking Providers. Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Crypto Assets except for Crypto Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets. In consideration for any staking activity in which the Fund may engage, the Fund would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Fund. In seeking to achieve its investment objectives, the Fund will hold Crypto Assets and value its Crypto Assets as described herein under “Calculation of NAV.”

The Sponsor believes the Fund is a straight-forward solution to seek its investment objectives. Besides cash received in connection with purchase orders of Baskets, the Fund’s sole asset is expected to be Crypto Assets held with the Custodian. The Sponsor believes that the Index is a representative value for the USD-Crypto Assets price of Crypto Assets, based on the methodology administered by the Index Provider.

The Fund processes and pays its only ordinary expense (the Sponsor Fee) in Crypto Assets. The Fund will only sell Crypto Assets (1) in connection with the redemption of Baskets for cash or Crypto Assets, (2) on an as-needed basis to pay Fund expenses not assumed by the Sponsor, (3) in the event the Fund terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Fund based on how the Fund calculates its NAV.

Investors may obtain on a 24-hour basis Crypto Assets pricing information based on the spot price for one Crypto Assets from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Fund is published by the Sponsor at the Fund’s website (www.cryptex.finance) on each day that the Exchange is open for regular trading and is posted on the Fund’s website.

CALCULATION OF NAV

Under normal circumstances, the Fund’s only asset will be Crypto Assets and, under limited circumstances, cash. The Fund’s Crypto Assets are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Fund’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. In determining the Fund’s NAV, the Administrator values the Crypto Assets held by the Fund based on the value of such assets as of 4:00 p.m. ET as reported by Coinbase, or if unavailable, such other trading platforms or pricing feeds selected by the Sponsor. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Fund by determining total value of the Fund’s portfolio investments, cash and other assets in accordance with the Fund’s valuation policies (the “Valuation Policies”), less any liabilities (including accrued expenses). The Fund’s NAV per Share is calculated by dividing the Fund’s NAV by the number of Shares then outstanding. The Sponsor has the exclusive authority to determine the NAV of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Fund and the NAV, based on a pricing source selected by the Sponsor (i.e., the Index). In determining the Fund’s NAV, the Administrator values the Crypto Assets held by the Fund based on the value of such assets as of 4:00 p.m. ET as reported by Coinbase, or if unavailable, such other trading platforms selected by the Sponsor. The Sponsor does not anticipate that the need to “fair value” Crypto Assets will be a common occurrence. The Fund will inform investors on its website, www.cryptex.finance, in the event the Index is not available or the Sponsor in its sole discretion determines that the Index should not be used to value the Fund’s holdings.

The Indicative Fund Value (the “ITV”) will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Pricing Benchmark. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Fund’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Fund in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Fund or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Fund’s periodic financial statements may not utilize the NAV of the Fund determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market for Crypto Assets on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for Crypto Assets, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Fund’s financial statements, the Fund follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Crypto Assets in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that Crypto Assets are sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Fund transacts through the Prime Broker, which may access multiple markets, and its application of ASC 820-10 reflects this fact. The Fund anticipates that, while multiple venues and types of markets may be available to the Prime Broker through which the Sponsor acquires or disposes of the Fund’s Crypto Assets, the principal market in each scenario is determined by looking at the market-based level of volume and Crypto Assets trading activity. The Prime Broker may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Fund, Exchange Markets have the greatest volume and level of activity for the asset. The Fund therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Fund’s principal market. The Fund determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable Crypto Assets trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for Crypto Assets. The Sponsor then identifies that market as the principal market for Crypto Assets during that period, and uses the price for Crypto Assets from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE FUND

The Fund

The Fund is a limited liability company incorporated in the Cayman Islands on March 23, 2026, under company number 8762 and registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands for an unlimited duration. The Fund is registered as a mutual fund under the Mutual Funds Act (as Revised) of the Cayman Islands (the “Mutual Funds Act”). The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Fund that may be purchased and sold on the Exchange. The Fund operates pursuant to an Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time (the “Fund Agreement”). The Fund is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Wyoming on June 8, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Fund or the distribution by the Fund of the amount of cash or Crypto Assets represented by the NAV of the Baskets being created or redeemed. The total amount of cash or Crypto Assets required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Fund’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Fund’s Shares.

The Fund has no fixed termination date.

The Fund’s Fees and Expenses

The Fund will pay the Sponsor an annual unified fee of 0.90% of the Fund’s Crypto Assets Holdings (the “Sponsor Fee”). The Fund’s “Crypto Assets Holdings” is the quantity of the Fund’s Crypto Assets plus any cash or other assets held by the Fund represented in Crypto Assets as calculated using the Index price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in Crypto Assets as calculated using the Index price. The Sponsor Fee is paid by the Fund to the Sponsor as compensation for services performed under the Fund Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s Crypto Assets Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in Crypto Assets and be payable monthly in Crypto Assets or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of Crypto Assets to pay the Sponsor Fee, the Sponsor, and not the Fund, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain institutional investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. The Fund will not be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Fund Agreement to assume and pay all fees and other expenses incurred by the Fund in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Fund’s third-party service providers including, but not limited to, the Co-Sponsor, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent and the Index Provider, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Fund and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Fund’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Fund and the Shares.

The Fund may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of Crypto Assets, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund, the Fund’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of Crypto Assets to pay Extraordinary Expenses, the Fund will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of Crypto Assets in such quantity as may be necessary to permit the payment of Fund expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Fund will not bear any costs associated with the transfer or sale of Crypto Assets to pay the Sponsor Fee. To the extent the Fund incurs any Extraordinary Expenses, the Fund will bear the costs of any transfers or sales of Crypto Assets to pay such expenses. The Fund will seek to transfer Crypto Assets at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Fund expenses and liabilities that are denominated other than in Crypto Assets, the amount of Crypto Assets transferred or sold may vary from time to time depending on the actual sales price of Crypto Assets relative to the Fund’s expenses and liabilities (e.g., if the price of Crypto Assets falls, the amount of Crypto Assets needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). When the Fund buys or sells Crypto Assets, the Sponsor executes such transactions through the Prime Broker. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of Crypto Assets incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Fund

Pursuant to the Fund Agreement, the Fund shall be wound up, liquidated and dissolved at any time upon certain events, and the Sponsor may, in its sole discretion, wind up, liquidate and dissolve the Fund if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	the SEC determines that the Fund is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Fund is advisable;

●	the CFTC determines that the Fund is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Fund is advisable;

●	the Fund is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Fund operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Fund is advisable;

●	a Cayman Islands or United States federal or state regulator requires the Fund to shut down or forces the Fund to liquidate its Crypto Assets or seizes, impounds or otherwise restricts access to Fund assets;

●	any ongoing event exists that either prevents the Fund from making or makes impractical the Fund’s reasonable efforts to make a fair determination of the price of Crypto Assets for purposes of determining the NAV of the Fund;

●	the Sponsor determines that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity; or

●

the Sponsor elects to terminate the Fund after the Administrator or the Custodian (or any successor administrator or custodian) resigns or otherwise ceases to be the administrator or custodian of the Fund, as applicable, and no replacement administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Fund may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Fund (e.g., if the SEC determines that the Fund is an investment company under the 1940 Act; the CFTC determines that the Fund is a commodity pool under the CEA; the Fund is determined to be a money transmitter under the regulations promulgated by FinCEN; or, following a resignation by a custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Fund, any obstacles or costs relating to the operation or regulatory compliance of the Fund relating to the determination’s triggering event, and the ability to market the Fund to investors. To the extent that the Sponsor determines to continue operation of the Fund following a determination’s triggering event, the Fund will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Fund is an investment company, the Fund and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Fund is a commodity pool, the Fund and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Fund is determined to be a money transmitter, the Fund and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In each such case and in the case of the Sponsor’s determination as to whether a potential successor custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Fund.

Upon termination of the Fund, the affairs of the Fund shall be wound up and all assets owned by the Fund shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Fund’s assets will be distributed in cash. The Sponsor, on behalf of the Fund, will sell the Fund’s Portfolio Crypto Assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Fund’s underlying Crypto Asset holdings upon the dissolution of the Fund. Following completion of winding up of its business by the Sponsor, the Sponsor will cause a final return to be filed with the Registrar of Limited Liability Companies and three months later the Fund will be deemed formally dissolved. Upon the termination of the Fund, the Sponsor will be discharged from all obligations under the Fund Agreement except for its certain obligations that survive termination of the Fund Agreement.

Amendments

The Fund Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Fund Agreement supplemental thereto, or an amended and restated fund agreement. Any such restatement, amendment and/or supplement to the Fund Agreement will be effective on such date as designated by the Sponsor in its sole discretion. The Fund Agreement may be amended to increase fees or charges, including the Sponsor Fee, due to, for example, changes in market conditions. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Fund Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Fund assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Fund will notify Shareholders of any amendments to the Fund Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE FUND’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Fund and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor also created and maintains the Index used by the Fund to establish its NAV (in such capacity, the “Index Provider”). The Sponsor will not exercise day-to-day oversight over the Custodian. The Sponsor, or its agent, will develop a marketing plan for the Fund, will prepare marketing materials regarding the Shares of the Fund, and will exercise the marketing plan of the Fund on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

At present, the primary business activities of the Sponsor are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. The Sponsor formed in June 2021 and is owned equally by Joseph Sticco and Mary Cull. The Sponsor is the creator of TCAP, an index that tracked the total market capitalization of the crypto-asset market, produced via the Cryptex protocol (a set of Ethereum-based smart contracts that use a Chainlink oracle), and of the Cryptex Digital Market Cap Index underlying the Fund. The Sponsor organizes, manages and controls the Fund, selects and oversees the Fund’s service providers, and is responsible for the Fund’s operations, in exchange for the Sponsor Fee. The Fund is the first fund sponsored by the Sponsor. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Fund, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Cryptex Finance, LLC

30 N. Gould St., Suite R

Sheridan, WY 82801

(888) 869-5261

Joseph Sticco, Co-Founder and Chief Executive Officer, has worked in digital assets since 2016 and previously spent over a decade in traditional finance; he created TCAP, the first total crypto-market-capitalization index, and designed BAGZ, the investment strategy underlying the Fund.

Mary Cull, Chief Business Officer, Principal Financial Officer and Principal Accounting Officer, currently serves as Head of Government Affairs and Strategy at Cryptex Finance. Mary leads the company’s engagement with U.S. policymakers, regulatory bodies, and institutional stakeholders as Cryptex works to establish institutional-grade index infrastructure for digital asset markets.

The Co-Sponsor

Exchange Traded Concepts, LLC provides managerial and administrative support to the Sponsor in the performance of its duties under the Fund Agreement. The Co-Sponsor’s principal address is 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, OK 73120. Exchange Traded Concepts, LLC is an Oklahoma limited liability company and a registered investment adviser with the SEC. In its capacity as Co-Sponsor, Exchange Traded Concepts assists the Sponsor with the administration and management of the Fund, including operational, compliance and regulatory matters. The Sponsor will assume the fees of the Co-Sponsor as partial consideration for its receipt of the Sponsor Fee.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Fund. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer Crypto Assets required for the operation of the Fund.

The Custodian

The Custodian is responsible for safekeeping all of the Crypto Assets owned by the Fund. The Custodian was selected by the Sponsor. The Sponsor has responsibility for opening the Crypto Assets Account with the Custodian. In addition, the Custodian facilitates the transfer of Crypto Assets required for the operation of the Fund upon instructions from the Sponsor or the Administrator.

The Staking Provider

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Proof-of-Stake Assets except for Proof-of-Stake Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets, or where the Sponsor believes that the staking of such Proof-of-Stake Assets would result in an immaterial amount of rewards for the Fund (as of the date of this Prospectus, the Sponsor generally considers a staking yield of less than 1.5% to be immaterial). The Fund will disclose on each trading day the current percentage of assets that are staked on the Sponsor’s website at www.cryptex.finance. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Crypto Assets at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated Crypto Assets are temporarily locked and inaccessible. These phases affect when Crypto Assets begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The Fund itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Fund’s service providers, including the Custodian and Staking Provider.

Pursuant to the Staking Program, the Staking Provider will distribute staking rewards to the Fund’s wallet or wallets at the Custodian on a periodic basis. Accrued staking rewards will be included in the Fund’s daily NAV calculation.

The Staking Provider will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Fund’s shares. The Liquidity Risk Management Policy permits the Fund to maintain credit facilities to help meet redemption requests. The Sponsor also maintains its own credit facilities to serve as a source of backup liquidity for the Fund.

The Transfer Agent

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) is the Fund’s transfer agent (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Fund; (2) responds to correspondence by Fund Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Fund. The Fund’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) also serves as the cash custodian for the Fund (in such capacity, the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-Crypto Assets of the Fund.

Index Services

The Sponsor created and maintains the Index used by the Fund to establish its NAV (in such capacity, the “Index Provider”). The Index Provider is responsible for analyzing Crypto Assets market data relating to the calculation and maintenance of the Index.

The Marketing Agent

Quasar Distributors, LLC (the “Marketing Agent”) is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Prime Broker

BitGo Prime, LLC (“BitGo Prime” or the “Prime Broker”) serves as the Fund’s sole Crypto Assets trading counterparty pursuant to a Master Purchase Agreement (the “BitGo Prime MPA”). Under the BitGo Prime MPA, BitGo Prime provides trading services for Crypto Assets to the Fund, with each party transacting for its own account, in a principal capacity, in an arm’s-length role. The Fund will face BitGo Prime as the counterparty to every transaction. As of the date of this Prospectus, the Fund does not have direct trading relationships with other Crypto Assets trading counterparties, and all of the Fund’s Crypto Assets purchase and sale orders will be executed through BitGo Prime. Once the Sponsor has placed a trade with BitGo Prime, BitGo Prime is contractually obligated to settle that trade.

BitGo Prime is not registered as a broker-dealer, an investment company, or an investment adviser with U.S. federal or state regulators. BitGo Prime is subject to U.S. federal and/or state licensing requirements and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations. BitGo Prime performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with sanctioned or other unlawful parties. A more detailed description of the BitGo Prime MPA is included under “Description of Documents – Master Purchase Agreement” below.

CUSTODY OF THE FUND’S ASSETS

The Fund has entered into the Custodial Services Agreement, pursuant to which the Custodian will custody all of the Fund’s Crypto Assets in segregated accounts from time to time. The Custodian will keep all of the private keys associated with the Fund’s Crypto Assets held by the Custodian in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Fund’s Crypto Assets are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodian will generally keep a substantial portion of the Fund’s Crypto Assets in cold storage on an ongoing basis, from time to time, portions of the Fund’s Crypto Assets will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell Crypto Assets including to pay Fund expenses. The Fund’s Crypto Assets held in the cold storage by the Custodian are held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets.

The Custodian will maintain insurance for risk of loss of assets; however, such insurance is shared among all of the Custodian’s customers, is not specific to the Fund or to customers holding Crypto Assets with the Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

Custody of Crypto Assets typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of Crypto Assets from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Fund’s Crypto Assets is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodian are involved in private key management operations, and the Custodian has represented that no single individual has access to full private keys. While the Custodian will generally keep a substantial portion of the Fund’s Crypto Assets in cold storage on an ongoing basis, from time to time, portions of the Fund’s Crypto Assets will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell Crypto Assets to pay Fund expenses. The determination of what portion of the Fund’s Crypto Assets to store outside of cold storage and for what duration will be made by the Sponsor at its sole discretion.

The Custodian may receive deposits of Crypto Assets but may not send Crypto Assets without the use of the corresponding private keys. In order to send Crypto Assets when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the Crypto Assets. Because the Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Fund’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Fund may engage third-party custodians or vendors besides the Custodian and Cash Custodian to provide custody and security services for all or a portion of its Crypto Assets and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodian and the Fund’s other service providers. The Sponsor may, in its sole discretion, add or terminate custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Fund’s Crypto Assets holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians. However, the Sponsor will only enter into Crypto Assets custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Fund assets in a segregated account, to maintain insurance and to store the Fund’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Fund’s assets from loss or theft. The Fund may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Fund has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Fund’s cash.

Key Generation

Private keys are generated by the Custodian in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodian will hold a majority of Crypto Assets in cold storage and is responsible for managing the allocation of Crypto Assets between cold and hot storage for the segregated wallets. Private keys for both hot and cold storage are stored on secure devices. While cold storage requires keys to be held in an offline manner, hot storage requires private keys to be held online on the Custodian’s intranet, where they are more accessible and can be used for more efficient Crypto Assets transfers. Some portion of Crypto Assets will be held in hot storage for the purpose of satisfying client demands for transfers including in facilitation of redemptions. Within such hot and cold wallets, the Custodian has represented to the Sponsor that it keeps a substantial majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodian has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of Crypto Assets that the Custodian maintains in cold wallets versus hot wallets. Each cold storage wallet has a deposit size limitation of $100 million.

Each Custodian has multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of a Custodian are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodian and are kept confidential by each Custodian for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the a Blockchain can be executed, as signed using the private keys held offline in cold storage.

The Custodian also maintains geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Custody with BitGo

The Custodian is authorized to safeguard the Fund’s Crypto Assets holdings. The Custodian maintains one or more custody accounts on its books and records, pursuant to the terms of the Custodial Services Agreement, for the receipt, safekeeping, and transfer of the Fund’s Digital Assets.

As a regulated custodian, the Custodian is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Fund assets and private keys safekept by the Custodian will be held in cold storage in segregated accounts and are never commingled with the Custodian’s or other client assets. The Custodian applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The Custodian’s ecosystem and architecture for private key management include the Custodian’s platform, hardware security modules (“HSMs”) and modular services. The Custodian’s cold custody solution is built on the Custodian’s security to manage keys on behalf of customers. The Custodian only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the Custodian’s solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at the Custodian hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

The Custodian is a national banking association chartered under the laws of the United States and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, the Custodian refrains from disclosing the exact locations of these keys.

At time of wallet creation, the Custodian creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the Custodian’s HSM and stored within the Custodian’s data vault for the platform keys used to sign transactions.

As all custody wallets are segregated, the existence of Crypto Assets held by the Fund can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy covers only Crypto Assets held in cold storage where the Custodian holds all private keys; it does not cover Crypto Assets held in hot storage. This insurance policy is shared among all of the Custodian’s customers, is not specific to the Fund or to customers holding Crypto Assets with the Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through the Custodian’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. The Custodian is not FDIC-insured. The Custodian has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by the Custodian in its sole discretion. Should the Custodian be impacted by a significant business disruption, the Custodian aims to minimize business interruption as quickly and efficiently as possible.

The Custodian’s fork policy determines that in the event of an upcoming modification to a Blockchain that could result in a digital asset network fork or airdrop, the Custodian will use best commercial efforts to provide the value of the forked digital asset. In addition to the Custodian’s fork policy, the Custodian adheres to the fork policy outlined by the CME. The Custodian may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by the Custodian and assumes absolutely no responsibility in respect to new protocols. The Fund Agreement provides that the Fund disclaims all rights to Incidental Rights and IR Virtual Currencies.

The Custodial Services Agreement commenced on the effective date and will continue for an initial term of one (1) year, unless earlier terminated in accordance with the terms of the Custodial Services Agreement. After the initial term, the Custodial Services Agreement will automatically renew for successive one (1)-year renewal terms, unless either party notifies the other of its intention not to renew at least sixty (60) days prior to the expiration of the then-current term. Either party may terminate the Custodial Services Agreement if the other party breaches a material term and fails to cure such breach within thirty (30) calendar days following written notice thereof. The Custodian may suspend, restrict, or terminate the Fund’s account if the Custodian reasonably perceives a risk of legal or regulatory non-compliance associated with the Fund’s custodial account activity, among other reasons set forth in the Custodial Services Agreement. The Sponsor may terminate the Custodial Services Agreement before the end of the term upon providing the Custodian at least thirty (30) days’ prior written notice, paying all outstanding amounts due, and paying an early termination fee as set forth in the Custodial Services Agreement.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreement provides that the Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Fund. The Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Fund may have a right to claim assets resulting from a fork or air drop, the Custodian will seek approval of the Fund before claiming such assets on behalf of the Fund and making an entry of ownership on the Custodian’s books and records for the Fund’s account. The Sponsor has not communicated any anticipatory disclaimer to the Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis. That notwithstanding, Fund Agreement provides that the Fund disclaims all rights to Incidental Rights and IR Virtual Currencies, and the Sponsor has committed to irrevocably abandon such incidental Rights and IR Virtual Currencies.

Staked Crypto Assets

At the Sponsor’s discretion, the Fund may stake, or cause to be staked, a portion of the Fund’s assets through one or more staking infrastructure providers (each a “Staking Provider”). Under normal circumstances, the Sponsor will seek to stake all of the Fund’s Crypto Assets that utilize a proof-of-stake validation mechanism (“Proof-of-Stake Assets”) except for Proof-of-Stake Assets reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Fund expenses or otherwise protect the Fund and its assets, or where the Sponsor believes that the staking of such Proof-of-Stake Assets would result in an immaterial amount of rewards for the Fund (as of the date of this Prospectus, the Sponsor generally considers a staking yield of less than 1.5% to be immaterial). The Fund will disclose on each trading day the current percentage of assets that are staked on the Sponsor’s website at www.cryptex.finance. The Fund may stake the Fund’s Proof-of-Stake Assets on a Blockchain through the Custodian using a software protocol that connects the Fund to a verified validator nodes on a Blockchain for automated Proof-of-Stake Assets staking optimization. The Custodian will maintain exclusive possession and control of the private keys associated with any staked Proof-of-Stake Assets at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated Proof-of-Stake Assets are temporarily locked and inaccessible. These phases affect when Proof-of-Stake Assets begins earning rewards, participates in consensus and becomes available for transfer or redelegation.

Addition or Termination of a Custodian

If a Custodian is added or terminated, the Fund will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Fund Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Fund Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Fund from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Fund from the sale of the Seed Baskets were $____. On ____, 202_, the Fund purchased ____ Crypto Assets with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Share and the Seed Baskets to the public pursuant to this Prospectus.]

The Seed Capital Investor will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Baskets.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “BAGZ.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Fund’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Baskets (described above), the Fund continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Fund. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Basket. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Fund or the Sponsor for their purchases of Baskets.

As of _______, 2026, _______ have each executed an Authorized Participant Agreement.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Fund through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Fund, the Shares are being registered to permit the resale of these Shares by affiliates of the Fund from time to time after any such purchase. The Fund will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Crypto Assets or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of Crypto Assets required in a Basket Deposit (the “Basket Crypto Assets Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of Crypto Assets or cash attributable to each Share of the Fund (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfer fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell Crypto Assets and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the Crypto Assets market, it could affect the price of Crypto Assets and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Fund. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the Crypto Assets or securities markets in connection with the creation and redemption activities of the Fund will not significantly affect the price of Crypto Assets or the Shares, the impact of the activities of the Fund and its Authorized Participants and their agents and affiliates on Crypto Assets or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of Crypto Assets (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of Crypto Assets with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Fund’s account at the Custodian must be credited with the required Crypto Assets by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required Crypto Assets in an “on chain” transaction over a Blockchain. Such on chain transactions are subject to the risks associated with Blockchain transactions, including the irreversibility of transactions made in error or unavoidable delays due to Blockchain congestion. Upon receipt of the Basket Crypto Assets Deposit amount in the Fund’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Fund’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Fund’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Fund, will instruct the Prime Broker to purchase the amount of Crypto Assets equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the Fund to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting Crypto Assets will be deposited in the Fund’s account with the Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Fund or Sponsor. To the extent the execution price of the Crypto Assets acquired by the Prime Broker exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Fund or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Crypto Assets or cash constituting the Basket Deposit as appropriate to reflect the value of the Fund’s Crypto Assets or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket Crypto Assets Deposit for a given day is determined by dividing the number of Crypto Assets held by the Fund as of the opening of business on that business day, adjusted for the amount of Crypto Assets constituting accrued expenses and other liabilities of the Fund as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of Crypto Assets smaller than $1 in value are disregarded for purposes of the computation of the Basket Crypto Assets Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Fund, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Fund determines the value of Crypto Assets, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Fund executes a Crypto Assets purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the NAV price at 4:00 p.m. ET as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Prime Broker, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Fund’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

●	the purchase order is not in proper form;

●	the Basket Deposit delivered is not as specified by the Fund through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

●	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Fund;

●	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

●	the acceptance of the Basket Deposit would otherwise, in the discretion of the Fund or the Sponsor, have an adverse effect on the Fund or the rights of beneficial owners of the Fund;

●	the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Fund, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to the designated cut-off time; or

●	there exist circumstances outside the control of the Fund, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a Crypto Assets transaction, when it believes the price of Crypto Assets are being inconsistently, irregularly, or discontinuously published from Crypto Assets trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Fund’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Fund’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Fund’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Fund will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on Crypto Assets being removed from the Crypto Assets Account at the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Because of the time involved in deactivating Crypto Assets from the Fund’s staking program with the Custodian and the Staking Provider, all Redemption Orders will generally be settled on the second business day following a Redemption Order date. Authorized Participants will bear the risk of price movement of Crypto Assets during the period between when the Redemption Order is placed and when the transaction is settled.

In the case of an In-Kind Redemption Order, the redemption distribution from the Fund consists of a movement of Crypto Assets to the Authorized Participant, or its Authorized Participant Designee, representing the amount of Crypto Assets held by the Fund, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Fund consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Fund, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the following business day or such time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either Crypto Assets (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption Crypto Assets amount from the Custodian to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Fund will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Fund’s NAV per Share than would be the case if such suspension had not occurred. The Fund will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a creation order or redemption order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Crypto Assets or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Crypto Assets. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of Crypto Assets.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance of Baskets consist of either Crypto Assets or cash. In addition, the Fund will receive proceeds from its staking program that consist of Crypto Assets. Deposits of Crypto Assets are held by the Custodian on behalf of the Fund (including for use in the Fund’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Fund expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of Crypto Assets, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE FUND

The beneficial interest in the Fund is divided into Shares. Each Share of the Fund represents an equal beneficial interest in the net assets of the Fund, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Fund. All distributions, if any, will be made ratably among all Shareholders from the assets of the Fund according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Fund, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Fund as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Fund into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Fund or a transfer or similar agent for the Fund. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Fund as kept by the Fund, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Fund’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Fund. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Fund, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Fund can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Fund, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Fund, or may take positions that are opposite in direction from those taken by the Fund.

The Sponsor and its affiliates may from time to time obtain exposure to Crypto Assets through investments in the Fund and may hold a material position in the Fund. The Fund will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in Crypto Assets outside of the Fund. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Fund or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Fund acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Fund. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Fund and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Fund. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including Crypto Assets. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Fund and Sponsor.

The Sponsor will have the authority to manage the operations of the Fund, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodian, the Marketing Agent, and the Administrator. In addition, the Sponsor itself serves as the Index Provider for the Fund (see “The Sponsor serves as both the sponsor of the Fund and the Index Provider, which presents potential conflicts of interest” above). The Sponsor may have a conflict of interest in selecting an affiliated service provider or serving as the Index Provider because doing so increases the overall revenue for the Sponsor and its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor, or independent third-party index providers with more established track records. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers or engaging an independent index provider. In connection with this conflict of interest, Shareholders should understand that the Sponsor in its capacity as Index Provider and any other affiliated service providers will be compensated for providing services to the Fund. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Fund and, in the future, to other clients.

The Sponsor’s dual role as sponsor and Index Provider creates additional conflicts of interest. Because the Sponsor Fee is calculated based on the Fund’s NAV, which is determined by reference to the Index maintained by the Sponsor, the Sponsor may have an incentive to calculate the Index in a manner that increases the Fund’s NAV and, therefore, the Sponsor Fee. In addition, the Sponsor may have an incentive to make changes to the Index methodology that benefit the Sponsor rather than changes that are in the best interests of the Fund or its Shareholders. Further, CTX, the governance token of the Cryptex protocol, was created by Cryptex Finance, LLC, the Sponsor and Index Provider of the Fund. The Index includes CTX as a constituent at a fixed weight of 2.0% notwithstanding that CTX does not satisfy the standard eligibility criteria applied to all other constituents, and the Fund’s reweighting methodology subjects CTX to a minimum weight floor of 6.5%. The Sponsor and its affiliates may hold CTX directly or indirectly, and the Sponsor has an ongoing financial interest in the performance of CTX that is distinct from its interest as sponsor of the Fund. These arrangements benefit the Sponsor and create conflicts of interest that do not exist with respect to other Index constituents.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

Resolution of Conflicts Procedures

The Fund Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Fund or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Fund’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Fund. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Fund, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Fund Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Fund Agreement, the Sponsor will have the following obligations as a sponsor of the Fund:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Fund and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Fund;

●	Employ attorneys to represent the Fund;

●	Select the Fund’s Administrator, Transfer Agent, Custodian, Marketing Agent, Index Provider, insurer(s) and any other service provider(s) and cause the Fund to enter into contracts with such service provider(s);

●	Provide for the safekeeping and use of the Fund’s assets;

●	Not employ or permit others to employ the Fund’s assets in any manner except for the benefit of the Fund;

●	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Fund and in resolving conflicts of interest;

●	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Fund and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Fund Agreement and in the Authorized Participant Agreement;

●	In connection with purchase orders, receive directly or through its delegates the amount of cash in a Basket;

●	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of cash, either directly or through its delegates, direct the Fund’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Fund Agreement and in the Authorized Participant Agreement;

●	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of Crypto Assets attributable to the Shares redeemed;

●	Interact with the Custodian and any other party as required;

●	Select one or more Staking Providers;

●	Cause the Fund to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Fund is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Fund required to be filed by the Fund with the SEC and other governmental bodies;

●	Perform such other services as the Sponsor believes the Fund may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Fund Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Sponsor

The Sponsor will not be under any liability to the Fund or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Fund Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Crypto Assets or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own actual fraud, gross negligence, bad faith, willful misconduct, or material breach of the Fund Agreement. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder other than as expressly provided for herein. The Fund will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Fund Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Fund, on the other hand; or (ii) whenever the Fund Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Fund, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Fund Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Fund and held harmless against any loss, liability or expense incurred hereunder without actual fraud, gross negligence, bad faith, willful misconduct, or material breach of the Fund Agreement on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Fund Agreement or any actions taken in accordance with the provisions of the Fund Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 5.7 of the Fund Agreement may be payable in advance or will be secured by a lien on the Fund. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Fund Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Fund and the Sponsor will be entitled to be reimbursed therefor by the Fund. The obligations of the Fund to indemnify the Sponsor Indemnified Parties will survive the termination of the Fund Agreement.

Custodian

The Custodian has limited liability, impairing the ability of the Fund to recover losses relating to its Crypto Assets and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Fund to Custodian may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Fund has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Index Provider

The Sponsor created and maintains the Index used by the Fund to establish its NAV (in such capacity, the “Index Provider”). Unlike other exchange-traded products that track indices created and maintained by independent third-party index providers, the Index was created and is maintained by the Sponsor. The Index Provider has no obligation to take the needs of the Fund or the Shareholders into consideration in determining, composing, or calculating the Index. The Index Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Laws of the Cayman Islands

Anti-Money Laundering and Countering of Terrorist and Proliferation Financing

In order to comply with legislation or regulations aimed at the prevention of money laundering and the countering of terrorist and proliferation financing the Fund is required to adopt and maintain procedures, and may require prospective investors to provide evidence to verify their identity, the identity of their beneficial owners/controllers (where applicable), and source of funds. Where permitted, and subject to certain conditions, the Fund may also rely upon a suitable person for the maintenance of these procedures (including the acquisition of due diligence information) or otherwise delegate the maintenance of such procedures to a suitable person (a “Relevant AML Person”).

The Fund, or the Relevant AML Person on the Fund’s behalf, reserve the right to request such information as is necessary to verify the identity of a prospective investor (i.e. a subscriber for or a transferee of interests in the Fund) and the identity of their beneficial owners/controllers (where applicable), and their source of subscription funds. Where the circumstances permit, the Fund, or the Relevant AML Person on the Fund’s behalf, may be satisfied that full due diligence is not required upon subscription where a relevant exemption applies under applicable law. However, detailed verification information may be required prior to the payment of any proceeds in respect of, or any transfer of, an interest in the Fund.

In the event of delay or failure on the part of the prospective investor in producing any information required for verification purposes, the Fund, or the Relevant AML Person on the Fund’s behalf, may refuse to accept the application, or if the application has already occurred, may suspend or redeem the interest, in which case any funds received will, to the fullest extent permitted by applicable law, be returned without interest to the account from which they were originally debited.

The Fund or the Relevant AML Person on the Fund’s behalf, also reserves the right to refuse to make any redemption or distribution payment to a holder of Fund interests if the Fund or the Relevant AML Person on the Fund’s behalf suspect or are advised that the payment of redemption or distribution proceeds to such interest holder may be non-compliant with applicable laws or regulations, or if such refusal is considered necessary or appropriate to ensure the compliance by the Fund or the Relevant AML Person with any applicable laws or regulations.

The Cayman Islands Monetary Authority (the “Authority”) has a discretionary power to impose substantial administrative fines upon the Fund in connection with any breaches by the Fund of prescribed provisions of the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time, and upon any manager or officer of the Fund who either consented to or connived in the breach, or to whose neglect the breach is proved to be attributable. To the extent any such administrative fine is payable by the Fund, the Fund will bear the costs of such fine and any associated proceedings.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA pursuant to the Terrorism Act (As Revised) of the Cayman Islands if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Shareholders may obtain details (including contact details) of the current AML Compliance Officer, Money Laundering Reporting Officer and Deputy Money Laundering Reporting Officer of the Fund, by contacting the Sponsor.

Sanctions

The Fund is subject to laws that restrict it from dealing with entities, individuals, organizations and/or investments which are subject to applicable sanctions regimes. Accordingly, the Fund will require the subscriber to represent and warrant, on a continuing basis, that it is not, and that to the best of its knowledge or belief its beneficial owners, controllers or authorized persons (“Related Persons”) (if any) are not; (i) named on any list of sanctioned entities or individuals maintained by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”) or the United Nations or pursuant to European Union (“EU”) and/or United Kingdom (“UK”) Regulations (as the latter are extended to the Cayman Islands by Statutory Instrument) and/or Cayman Islands legislation; (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the EU, the UK and/or the Cayman Islands apply; or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the EU or the UK (including as the latter are extended to the Cayman Islands by Statutory Instrument) or the Cayman Islands (collectively, a “Sanctions Subject”).

Where the subscriber or a Related Person is or becomes a Sanctions Subject, the Fund may be required immediately and without notice to the subscriber to cease any further dealings with the subscriber and/or the subscriber’s interest in the Fund until the subscriber or the relevant Related Person (as applicable) ceases to be a Sanctions Subject, or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”). The Fund and the Sponsor shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the subscriber as a result of a Sanctioned Persons Event.

In addition, should any investment made on behalf of the Fund subsequently become subject to applicable sanctions, the Fund may immediately and without notice to the subscriber cease any further dealings with that investment until the applicable sanctions are lifted or a license is obtained under applicable law to continue such dealings.

Beneficial Ownership Regime

Under the Beneficial Ownership Transparency Act (As Revised) of the Cayman Islands (the “BOTA”), unless a Cayman Islands entity is able to avail itself of an alternative route to compliance, it is required to take reasonable steps to identify its beneficial owners and certain intermediate holding entities, and to maintain a beneficial ownership register at its registered office in the Cayman Islands.

The Fund (or its subsidiaries) may be required to provide beneficial ownership information to its corporate services provider or other authorized contact of the Fund which, in turn, will provide such information to the competent authority in the Cayman Islands. Subscribers will be required, upon request by or on behalf of the Fund (or its subsidiaries), to provide such information and supporting documentation as is required in respect of the subscriber, its owners and/or controllers to satisfy the requirements, present or future, of the BOTA and to update such information and supporting documentation should any relevant change occur thereto.

As a mutual fund which is registered as such with the Authority, in lieu of maintaining a beneficial ownership register, the Fund is permitted to supply the contact details of an authorised contact, being a registered office services provider, a licensed fund administrator or another appropriately licensed Cayman Islands service provider (an “Authorised Contact”) that will be required to provide beneficial ownership information (on behalf of the Fund) to the competent authority, on request (from the competent authority), within 24 hours (or such longer period as is specified in the request).

The Fund has made arrangements to appoint an Authorised Contact in order to comply with the BOTA, in lieu of maintaining a beneficial ownership register.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Fund take no part in the management or control, and have no voice in, the Fund’s operations or business. Shareholders have very limited voting rights as set forth in the Fund Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Fund (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Fund Agreement as it applies to the Fund provided that the Shareholders have the right to vote only if expressly required under Cayman Islands or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Fund does not have any directors, officers or employees. The creation and operation of the Fund has been arranged by the Sponsor. The Chief Executive Officer and Principal Financial Officer and Principal Accounting Officer of the Sponsor are as follows:

Joseph Sticco – Chief Executive Officer

Joseph Sticco is the Co-Founder and Chief Executive Officer of the Fund. Mr. Sticco co-founded Cryptex Finance in 2018 and serves as its Chief Executive Officer. He has worked in the digital-asset industry since 2016, and previously spent over a decade in traditional finance from 2005 to 2017. At Cryptex, Mr. Sticco created TCAP, the first total crypto-market-capitalization index, and led the development of the Cryptex protocol and its CTX governance token. He designed BAGZ, the investment strategy underlying the Fund, extending Cryptex’s total-market-capitalization approach to a regulated, exchange-traded product. Mr. Sticco has been active in U.S. digital-asset policy engagement, including at the White House in connection with the GENIUS Act. He serves as Chief Executive Officer and Principal Executive Officer of the Sponsor.

Mary Cull – Chief Business Officer

Principal Financial Officer and Principal Accounting Officer Mary is a public servant and entrepreneur whose career sits at the intersection of government affairs, emerging technology, and institutional innovation. Currently serving as Head of Government Affairs and Strategy at Cryptex Finance, Mary leads the company’s engagement with U.S. policymakers, regulatory bodies, and institutional stakeholders as Cryptex works to establish institutional-grade index infrastructure for digital asset markets.

Since 2021, Mary has lobbied local, state, and federal governments on behalf of her clients, helping organizations navigate complex policy and regulatory environments. She serves as Partner at Connect Strategy LLC, a bespoke government affairs firm that handles political strategy for a small set of diverse clients whose offerings range from emergency response to workforce and human capital solutions, as well as environmental and emerging technologies. Mary is also Director of Operations at the Institute of Space Commerce and Co-Founder of HRP-C™ (The Human Research Program for Civilian Spaceflight). Her earlier roles include Special Assistant at the U.S. Department of Commerce’s Office of Space Commerce and Vice President of Operations at The Commercial Space Initiative, a 501(c)(3) advancing predictable and sustainable uses of outer space. Her government service at the Department of Commerce led to continued advocacy on behalf of the emerging space economy, including projects concerned with the health and welfare of the future workforce in outer space. Across these roles, she has built a reputation as a trusted voice in Washington on innovation, national competitiveness, AI, cryptocurrency, and the future of the commercial space sector. She serves as Principal Financial Officer and Principal Accounting Officer of the Sponsor.

BOOKS AND RECORDS

The Fund keeps its books of record and account at the office of the Co-Sponsor located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, OK 73120, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Fund’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Fund.

The Fund will keep a copy of the Fund Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Fund is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW

The Fund Agreement provides that the Fund Agreement and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to the Fund Agreement (including any non-contractual disputes or claims) shall be governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The validity of the Shares will be passed upon by Stuarts Humphries, as Cayman Islands counsel to the Fund. Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. Chapman and Cutler LLP will render an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of July 22, 2026, included in this Prospectus has been so included in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Fund, including valuing the Fund’s Crypto Assets and calculating the NAV per Share of the Fund and the NAV of the Fund and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator will also facilitate the instruction to transfer Crypto Assets required for the operation of the Fund.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care in the performance of its duties under the Administration Agreement. The Administrator shall not be liable for any loss suffered by the Fund in connection with its duties under the Administration Agreement, except a loss arising out of or relating to its refusal or failure to comply with the terms of the Administration Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability for any error of judgment; mistake of law; fraud or misconduct by the Fund, the adviser or any other service provider to the Fund; or for any loss suffered by the Fund in connection with the Administrator’s duties under the Administration Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Administrator’s reasonable control, except a loss arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administration Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

Neither the Fund nor the Administrator shall be liable for any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such), arising in connection with the Administration Agreement.

Neither party shall be liable for any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply. In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, the Administrator shall take all reasonable steps to minimize service interruptions.

Indemnity

Notwithstanding any other provision of the Administration Agreement, if the Administrator has exercised reasonable care in the performance of its duties under the Administration Agreement, the Fund shall indemnify and hold harmless the Administrator and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Administrator may sustain or incur or that may be asserted against the Administrator arising out of any action taken or omitted to be taken by it in performing the services thereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Administrator by any duly authorized officer of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administration Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Administration Agreement.

The Administrator shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Administrator as a result of the Administrator’s refusal or failure to comply with the terms of the Administration Agreement, or from the Administrator’s bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

Administrator’s Fee

Pursuant to the Fund’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement has an initial term of three (3) years and will automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing. Either party may terminate the Administration Agreement upon giving 90 days’ prior written notice to the other party. The Administrator may terminate the Administration Agreement immediately if the continued service of the Fund would cause the Administrator or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction, or if the Fund (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with the Fund would reflect unfavorably upon the Administrator’s reputation, provided that in such event the Administrator shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition the Fund to a successor service provider. The Administration Agreement may also be terminated by either party upon the breach of the other party of any material term if such breach is not cured within 15 days of notice of such breach to the breaching party.

Fund Accounting Servicing Agreement

Under the Fund Accounting Servicing Agreement with U.S. Bancorp Fund Services, LLC (in such capacity, the “Fund Accountant”), the Fund Accountant provides fund accounting services to the Fund, including: (i) portfolio accounting services, such as maintaining portfolio records, obtaining and applying prices, calculating gain/loss on security sales, and reconciling portfolio holdings and cash with the Fund’s custodian and prime brokerage accounts; (ii) expense accrual and payment services; (iii) fund valuation and financial reporting services, including determining net investment income, maintaining the Fund’s general ledger and financial records, calculating the net asset value of the Fund and per share amounts, and providing NAV and holdings data to third-party reporting agencies; (iv) tax accounting services, including maintaining records to support tax reporting and calculating taxable gain/loss; and (v) compliance control services, including supporting regulatory reporting and financial statement preparation.

Standard of Care; Limitations of Liability

The Fund Accountant shall exercise reasonable care in the performance of its duties under the Fund Accounting Servicing Agreement. The Fund Accountant shall not be liable for any loss suffered by the Fund in connection with its duties under the Fund Accounting Servicing Agreement, except a loss arising out of or relating to its refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement.

The Fund Accountant shall be responsible for the performance only of such duties as are set forth in the Fund Accounting Servicing Agreement and no implied duties are assumed by or may be asserted against the Fund Accountant thereunder.

Neither the Fund nor the Fund Accountant shall be liable for any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such), arising in connection with the Fund Accounting Servicing Agreement.

Neither party shall be liable for any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

Indemnity

Notwithstanding any other provision of the Fund Accounting Servicing Agreement, if the Fund Accountant has exercised reasonable care in the performance of its duties under the Fund Accounting Servicing Agreement, the Fund shall indemnify and hold harmless the Fund Accountant and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund Accountant may sustain or incur or that may be asserted against the Fund Accountant arising out of any action taken or omitted to be taken by it in performing the services thereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Fund Accountant by the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Fund Accountant’s refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement.

The Fund Accountant shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Fund Accountant as a result of the Fund Accountant’s refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement, or from the Fund Accountant’s bad faith, gross negligence, or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement.

Fund Accountant’s Fee

Pursuant to the Fund’s unitary fee structure, the Fund Accountant’s fee is paid by the Sponsor in accordance with the Fund Accounting Servicing Agreement.

Governing Law

The Fund Accounting Servicing Agreement is governed by the laws of the State of Wisconsin.

Termination of the Fund Accounting Servicing Agreement

The Fund Accounting Servicing Agreement has an initial term of three (3) years and will automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing. Either party may terminate the Fund Accounting Servicing Agreement upon giving 90 days’ prior written notice to the other party. The Fund Accountant may terminate the Fund Accounting Servicing Agreement immediately if the continued service of the Fund would cause the Fund Accountant or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction, or if the Fund (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with the Fund would reflect unfavorably upon the Fund Accountant’s reputation, provided that in such event the Fund Accountant shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition the Fund to a successor service provider. The Fund Accounting Servicing Agreement may also be terminated by either party upon the breach of the other party of any material term if such breach is not cured within 15 days of notice of such breach to the breaching party.

The Custodial Services Agreement

The Custodian is authorized to safeguard the Fund’s Crypto Assets holdings. The Custodian maintains one or more custody accounts on its books and records, pursuant to the terms of the Custodial Services Agreement, for the receipt, safekeeping, and transfer of the Fund’s Digital Assets.

The Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability, or otherwise, arising out of or in connection with authorized or unauthorized use of the Fund’s or Sponsor’s site or services, even if the Custodian has been advised of, knew, or should have known of the possibility of such damages. However, these exclusions do not apply to the Custodian’s fraud or willful misconduct. The Custodian’s aggregate liability for gross negligence is limited to the market value of the affected Digital Assets or Fiat Currency at the time the claim arises. Additionally, the Custodian’s aggregate liability for direct damages is capped at the fees paid or payable to the Custodian under the Custodial Services Agreement during the six (6)-month period immediately preceding the first incident giving rise to such liability.

The BitGo Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by the BitGo Custodian’s employees or executives, and loss of keys directly related to the BitGo Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy covers only Crypto Assets held in cold storage where the Custodian holds all private keys; it does not cover Crypto Assets held in hot storage. This insurance policy is shared among all of the Custodian’s customers, is not specific to the Fund or to customers holding Crypto Assets with the Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

The Custodial Services Agreement commenced on the effective date and will continue for an initial term of one (1) year, unless earlier terminated in accordance with the terms of the Custodial Services Agreement. After the initial term, the Custodial Services Agreement will automatically renew for successive one (1)-year renewal terms, unless either party notifies the other of its intention not to renew at least sixty (60) days prior to the expiration of the then-current term. Either party may terminate the Custodial Services Agreement if the other party breaches a material term and fails to cure such breach within thirty (30) calendar days following written notice thereof. The Custodian may suspend, restrict, or terminate the Fund’s account if the Custodian reasonably perceives a risk of legal or regulatory non-compliance associated with the Fund’s custodial account activity, among other reasons set forth in the Custodial Services Agreement. The Sponsor may terminate the Custodial Services Agreement before the end of the term upon providing the Custodian at least thirty (30) days’ prior written notice, paying all outstanding amounts due, and paying an early termination fee as set forth in the Custodial Services Agreement.

Co-Sponsor Agreement

Pursuant to an administrative and operational services agreement (the “Co-Sponsor Agreement”) between the Sponsor and Exchange Traded Concepts, LLC and ETC Platform Services, LLC (collectively, the “Co-Sponsor”), the Co-Sponsor provides administrative and operational services to the Sponsor with respect to the Fund. The Co-Sponsor’s services include: (i) assisting with overall operations of the Fund; (ii) maintaining office facilities and furnishing clerical services; (iii) providing fund formation assistance; (iv) supervising the overall administration of the Fund, including preparing, negotiating, and administering contracts with the Fund’s service providers; (v) paying or approving the payment of Fund operating expenses; (vi) overseeing the preparation of documents required for compliance with applicable laws and regulations; (vii) reviewing the operations and performance of organizations providing services to the Fund; (viii) supporting audit preparation and regulatory examinations; (ix) preparing documents for corporate governance matters; and (x) arranging for maintenance of books and records of the Fund. The Co-Sponsor is not responsible for: (a) the management of the Fund’s assets or rendering investment advice; (b) the distribution and marketing of the Fund; or (c) serving as Chief Compliance Officer. The Sponsor pays the Co-Sponsor’s fees in accordance with the Co-Sponsor Agreement.

Standard of Care; Limitations of Liability

The Co-Sponsor shall perform the administrative and operational services to the standard of skill, care, and diligence expected of a skilled and competent professional practicing in the particular fields relevant to such services. The Co-Sponsor shall not be liable for: (i) any act or omission caused by information provided by a third party, unless the Co-Sponsor was aware that such information could not be relied upon; (ii) the failure of the Sponsor to approve any operating expense in a timely manner; or (iii) acts of God, acts of government, fires, floods, epidemics or pandemics, strikes, or any other circumstances beyond the reasonable control and without the fault or negligence of the Co-Sponsor.

Neither the Sponsor nor the Co-Sponsor shall be liable to the other for any loss of profit, revenue, use, data, production, business, loss of any contract or anticipated savings, or for any financing costs, increase in operating costs, economic loss, punitive or exemplary damages, or indirect, incidental, special, or consequential loss or damage, regardless of cause.

Indemnification

The Co-Sponsor agrees to indemnify the Sponsor and its directors, officers, and employees against any direct losses, expenses, claims, damages, or other liabilities suffered or incurred due to a breach by the Co-Sponsor of any provision of the Co-Sponsor Agreement. The Sponsor agrees to indemnify the Co-Sponsor and its directors, officers, and employees against any direct losses, expenses, claims, damages, or other liabilities suffered or incurred due to a breach by the Sponsor of any provision of the Co-Sponsor Agreement. Each party’s maximum indemnification obligation is capped at the amount of the fees earned or paid, as applicable, during the Fund’s most-recently completed fiscal year.

Co-Sponsor’s Fee

The Sponsor pays the Co-Sponsor’s fee monthly in accordance with the Co-Sponsor Agreement.

Governing Law; Dispute Resolution

The Co-Sponsor Agreement is governed by the laws of the State of New York. Any controversy arising out of or relating to the Co-Sponsor Agreement shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall take place in New York, New York.

Termination of the Co-Sponsor Agreement

The Co-Sponsor Agreement has an initial term of two (2) years from the effective date. After the initial term, either party may terminate the Co-Sponsor Agreement by giving the other party not less than twelve (12) months’ prior written notice. The Co-Sponsor Agreement may also be terminated by mutual written consent of the parties. If either party commits a material breach of the Co-Sponsor Agreement, the non-defaulting party may give the defaulting party written notice to show cause why the agreement should not be terminated, and if the non-defaulting party is not reasonably satisfied with the response within ten (10) business days, the non-defaulting party may terminate the Co-Sponsor Agreement immediately. If the Co-Sponsor Agreement is terminated after the launch of the Fund, the Co-Sponsor must provide the Sponsor with reasonable assistance to facilitate an orderly and timely handover to any replacement service provider, for a period of up to three (3) months following termination.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Fund, the Sponsor and Quasar Distributors, LLC (“ACA Foreside” or the “Marketing Agent”), the Marketing Agent provides the following services to the Fund: (i) assisting the Fund with facilitating Authorized Participant Agreements between and among Authorized Participants, the Fund, and the Transfer Agent; (ii) maintaining copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) making available copies of the Prospectus to Authorized Participants; (iv) reviewing and approving all Fund marketing materials for compliance with applicable SEC and FINRA advertising rules and filing such materials with FINRA as required; and (v) working with the Transfer Agent to review and approve orders placed by Authorized Participants.

Indemnity and Limitations on Liability

The Marketing Agent shall not be liable to the Fund for any action or inaction of the Marketing Agent relating to any event whatsoever in the absence of bad faith, reckless disregard, gross negligence or willful misfeasance. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party. The Fund shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses and any reasonable counsel fees incurred in connection therewith) that the Marketing Agent may incur arising out of or relating to (i) the Fund’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Fund’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, marketing literature and advertising materials or other information filed or made public by the Fund includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Fund shall not indemnify the Marketing Agent to the extent that such statement or omission was made in reliance upon and in conformity with information provided by the Marketing Agent to the Fund in writing. The Marketing Agent shall indemnify, defend and hold the Fund, its affiliates and each of their respective directors, officers, employees, representatives and any person who controls or previously controlled the Fund free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses that the Fund may incur arising out of or relating to (i) the Marketing Agent’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Marketing Agent’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, marketing literature and advertising materials or other information filed or made public by the Fund includes an untrue statement of a material fact or omits to state a material fact, insofar as such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by the Marketing Agent in writing. In no case is the indemnity of either party to be deemed to protect the other party against any liability it would otherwise be subject to by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

Marketing Agent’s Fee

Pursuant to the Fund’s unitary fee structure, the Marketing Agent’s fee is paid by the Sponsor in accordance with the Marketing Agent Agreement.

Term and Termination

The Marketing Agent Agreement has an initial term of two years and thereafter continues automatically for successive one-year periods. The Marketing Agent Agreement may be terminated by either party, without the payment of any penalty, upon no less than sixty (60) days’ written notice.

Governing Law

The Marketing Agent Agreement is governed by the laws of the State of Delaware.

Transfer Agent Servicing Agreement

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) serves as the Transfer Agent. The Transfer Agent provides the following services to the Fund: (i) performing and facilitating the purchase and redemption of Creation Units; (ii) transferring appropriate trade instructions to the Fund’s custodian in connection with purchase and redemption orders; (iii) preparing and transmitting payments for dividends and distributions on or with respect to the ETF Shares; (iv) recording the issuance of ETF Shares and maintaining a record of the total number of ETF Shares outstanding; and (v) preparing and transmitting to the Fund and any applicable securities exchange information with respect to purchases and redemptions of ETF Shares.

Termination of the Transfer Agent Servicing Agreement

The Transfer Agent Servicing Agreement has an initial term of three (3) years and automatically renews for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement. Either party may terminate the Transfer Agent Servicing Agreement upon giving 90 days’ prior written notice to the other party. Fund Services may terminate the Transfer Agent Servicing Agreement immediately if the continued service of the Fund would cause Fund Services or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority, or if the Fund commits any act tending to bring itself into public disrepute or such that the continued association with the Fund would reflect unfavorably upon Fund Services’ reputation. Either party may terminate the Transfer Agent Servicing Agreement upon the breach of the other party of any material term of the Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

Limitation on Transfer Agent’s Liability

The Transfer Agent shall exercise reasonable care in the performance of its duties under the Transfer Agent Servicing Agreement. The Transfer Agent will not be liable for any error of judgment, mistake of law, or for any loss suffered by the Fund in connection with the Transfer Agent’s duties under the Transfer Agent Servicing Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Transfer Agent’s reasonable control, except a loss arising out of or relating to the Transfer Agent’s refusal or failure to comply with the terms of the Transfer Agent Servicing Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Transfer Agent Servicing Agreement. Neither party to the Transfer Agent Servicing Agreement shall be liable to the other party for consequential, special or punitive damages.

Indemnification of Transfer Agent

If the Transfer Agent has exercised reasonable care in the performance of its duties under the Transfer Agent Servicing Agreement, the Fund shall indemnify and hold harmless the Transfer Agent and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Transfer Agent or its affiliates and suppliers may sustain or incur or that may be asserted against the Transfer Agent or its affiliates and suppliers by any person arising out of or related to any action taken or omitted to be taken by the Transfer Agent in performing the services under the Transfer Agent Servicing Agreement (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Transfer Agent by any duly authorized officer of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Transfer Agent’s refusal or failure to comply with the terms of the Transfer Agent Servicing Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Transfer Agent Servicing Agreement. Such indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Transfer Agent Servicing Agreement.

Transfer Agent’s Fee

Pursuant to the Fund’s unitary fee structure, the Transfer Agent’s fee is paid by the Sponsor in accordance with the Transfer Agent Servicing Agreement.

Governing Law

The Transfer Agent Servicing Agreement shall be construed in accordance with the laws of the State of Wisconsin.

Cash Custody Agreement

Pursuant to the Cash Custody Agreement between the Fund and U.S. Bank National Association (the “Cash Custodian”), the Cash Custodian serves as custodian of all Securities and cash owned by or in the possession of the Fund. The Cash Custodian maintains a custody account in the name of the Fund, segregates all Securities and non-cash property held for the account of the Fund, and provides related custodial services.

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise commercially reasonable efforts of care in the performance of its duties under the Cash Custody Agreement. The Cash Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under the Cash Custody Agreement, except a loss arising out of or relating to the Cash Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of the Cash Custody Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, gross negligence or willful misconduct in the performance of its duties under the Cash Custody Agreement (or any sub-custody agreement).

Neither the Cash Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under the Cash Custody Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

Indemnity

Under the Cash Custody Agreement, the Fund agrees to indemnify and hold harmless the Cash Custodian, any Sub-Custodian and any of their respective directors, officers, employees or nominee thereof from and against any and all claims, demands, losses, reasonable expenses and liabilities of any nature (including reasonable attorneys’ fees) arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by a Fund Indemnified Party at the request or direction of or in reliance on the advice of the Fund, upon Written Instructions, for processing any transaction using Straight Through Processing, or processing any transaction subsequently determined to be fraudulent by the Fund, or (iii) from the performance of its obligations under the Cash Custody Agreement or any sub-custody agreement; provided that the Cash Custodian shall not be indemnified from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of the Cash Custody Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Cash Custody Agreement (or any sub-custody agreement). The Cash Custodian shall indemnify and hold harmless the Fund from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur arising directly or indirectly out of any action taken or omitted to be taken by the Cash Custodian as a result of the Cash Custodian’s refusal or failure to comply with the terms of the Cash Custody Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Cash Custody Agreement (or any sub-custody agreement).

Cash Custodian’s Fee

Pursuant to the Fund’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of Minnesota.

Termination of the Cash Custody Agreement

The Cash Custody Agreement has an initial term of three (3) years and automatically renews for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement. Either party may terminate the Cash Custody Agreement upon giving 90 days’ prior written notice to the other party. The Cash Custodian may terminate the Cash Custody Agreement immediately if the continued service of the Fund would cause the Cash Custodian or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority. Either party may terminate the Cash Custody Agreement upon the breach of the other party of any material term of the Cash Custody Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. The Fund may, at any time, immediately terminate the Cash Custody Agreement in the event of the appointment of a conservator or receiver for the Cash Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Fund Accounting Servicing Agreement

U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services) serves as the Fund Accountant. The Fund Accountant provides the following accounting services to the Fund: (i) portfolio accounting services, including maintaining portfolio records on a trade date+1 basis, obtaining prices from approved pricing sources and applying those prices to portfolio positions, identifying interest and dividend accrual balances, determining gain/loss on security sales, reconciling portfolio holdings and cash with the Fund’s custodian, and transmitting daily portfolio valuations to the Fund; (ii) expense accrual and payment services, including calculating expense accrual amounts, processing and recording payments for Fund expenses, and providing expense accrual and payment reporting; (iii) fund valuation and financial reporting services, including accounting for Fund creation and redemption activity, determining net investment income, maintaining a general ledger and other accounts, determining the net asset value of the Fund, calculating per share net asset value and other per share amounts, communicating the per share net asset value for each valuation date, preparing monthly reports, and providing daily NAV and holdings data to third-party reporting agencies; (iv) tax accounting services, including maintaining accounting records to support tax reporting, maintaining tax lot detail, calculating taxable gain/loss on security sales, and providing financial information to calculate taxable components of income and capital gains distributions; and (v) compliance control services, including supporting reporting to regulatory bodies and financial statement preparation, performing duties in compliance with applicable laws and regulations, and cooperating with the Fund’s independent accountants.

Standard of Care; Limitations of Liability

The Fund Accountant shall exercise reasonable care in the performance of its duties under the Fund Accounting Servicing Agreement. The Fund Accountant shall not be liable for any error of judgment, mistake of law, fraud or misconduct by the Fund, the adviser or any other service provider to the Fund, or for any loss suffered by the Fund in connection with the Fund Accountant’s duties under the Fund Accounting Servicing Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Fund Accountant’s reasonable control, except a loss arising out of or relating to the Fund Accountant’s refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement.

Neither the Fund nor the Fund Accountant shall be liable for any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such), or for any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply. In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, the Fund Accountant shall take all reasonable steps to minimize service interruptions.

Indemnity

Under the Fund Accounting Servicing Agreement, if the Fund Accountant has exercised reasonable care in the performance of its duties, the Fund shall indemnify and hold harmless the Fund Accountant and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund Accountant or its affiliates and suppliers may sustain or incur or that may be asserted against the Fund Accountant or its affiliates and suppliers by any person arising out of or related to any action taken or omitted to be taken by the Fund Accountant in performing the services under the Fund Accounting Servicing Agreement (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Fund Accountant by the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Fund Accountant’s refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement. The Fund Accountant shall indemnify and hold harmless the Fund from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Fund Accountant as a result of the Fund Accountant’s refusal or failure to comply with the terms of the Fund Accounting Servicing Agreement, or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Fund Accounting Servicing Agreement.

Fund Accountant’s Fee

Pursuant to the Fund’s unitary fee structure, the Fund Accountant’s fees are paid by the Sponsor in accordance with the Fund Accounting Servicing Agreement.

Governing Law

The Fund Accounting Servicing Agreement is governed by the laws of the State of Wisconsin.

Termination of the Fund Accounting Servicing Agreement

The Fund Accounting Servicing Agreement has an initial term of three (3) years and automatically renews for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement. Either party may terminate the Fund Accounting Servicing Agreement upon giving 90 days’ prior written notice to the other party. The Fund Accountant may terminate the Fund Accounting Servicing Agreement immediately if the continued service of the Fund would cause the Fund Accountant or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority, or if the Fund commits any act tending to bring itself into public disrepute such that the continued association with the Fund would reflect unfavorably upon the Fund Accountant’s reputation. Either party may terminate the Fund Accounting Servicing Agreement upon the breach of the other party of any material term of the Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

Master Purchase Agreement

BitGo Prime, LLC, a Delaware limited liability company (“BitGo Prime”), serves as a digital asset trading counterparty to the Fund pursuant to a Master Purchase Agreement (the “BitGo Prime MPA”). Under the BitGo Prime MPA, BitGo Prime provides trading services for Digital Assets to the Fund, with each party transacting for its own account in a principal capacity, in an arm’s-length role. The specific terms of any transactions are separately agreed between the parties subject to the terms and conditions of the BitGo Prime MPA. To facilitate its trading services, BitGo Prime may provide the Fund online access to its proprietary electronic trading system (the “Trading System”) or may engage in transactions via telephonic or other communication. Transactions are binding and final when both parties have agreed to terms (size, price, and Digital Asset) through the Trading System or through verbal or other means. Unless otherwise agreed, all transactions are settled through BitGo Trust Settlement Services, with the Fund required to initiate the transfer of cryptocurrency or cash within one (1) hour of receiving a Settlement Summary from BitGo Prime.

Relationship of Parties

Under the BitGo Prime MPA, the parties acknowledge that when entering into transactions with each other, each party transacts for its own account, in a principal capacity, and in an arm’s-length role. Neither party provides any service to the other party or acts as the other’s agent, fiduciary, or advisor. BitGo Prime may contemporaneously engage in offsetting transactions with third parties (Riskless Principal Transactions), and when doing so, is not obligated to identify the ultimate source of liquidity or to price a transaction equal to a corresponding Riskless Principal Transaction.

Settlement

Transactions are binding and final when both parties have agreed to terms (size, price, and Digital Asset) through the Trading System or through verbal or other means. Unless otherwise agreed, all transactions are settled through BitGo Trust Settlement Services. Within one (1) hour of receiving a Settlement Summary from BitGo Prime, the Fund is required to initiate the transfer of the cryptocurrency or cash, as applicable. The Fund cannot cancel, reverse, or change any transactions.

Disclaimer of Warranties; Limitations of Liability

The trading services are provided on an “as is” and “as available” basis without any representation or warranty, whether express, implied or statutory. BitGo Prime disclaims any implied warranties of title, merchantability, fitness for a particular purpose and non-infringement. BitGo Prime will not be liable to the Fund for any expenses, losses, damages, liabilities, demands, charges, and claims of any kind or nature whatsoever in connection with or related to the trading services, except to the extent such losses result solely from BitGo Prime’s gross negligence or willful misconduct. BitGo Prime will not be liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability, or otherwise.

Indemnification

The Fund agrees to defend, indemnify and hold harmless BitGo Prime, its affiliates, licensors, and service providers, and each of their respective officers, directors, agents, service providers, employees and representatives, from and against any and all claims, losses, liabilities, costs and expenses (including attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of or related to the Fund’s breach of the BitGo Prime MPA or the Fund’s violation of any law, rule or regulation, or the rights of any third party.

Events of Default

Events of default by the Fund under the BitGo Prime MPA include: (i) failure to perform any obligation, including any failure to deliver, pay, or settle any transaction when due; (ii) any representation or warranty proving to have been materially false, inaccurate, or misleading; (iii) insolvency or bankruptcy proceedings not dismissed within thirty (30) days; (iv) regulatory action suspending operations or revoking material licenses; and (v) cross-default under any other agreement between the Fund and BitGo Prime or their affiliates. Upon an event of default, BitGo Prime may, among other remedies, terminate or cancel pending transactions, set off or net obligations, suspend or accelerate performance, and take other actions to protect its interests.

Confidentiality

Under the BitGo Prime MPA, “Confidential Information” means any non-public, confidential or proprietary information of a party or its affiliates, including information relating to the discloser’s business operations or business relationships, financial information, pricing information, business plans, customer lists, data, records, reports, trade secrets, software, formulas, inventions, techniques, and strategies. A party receiving Confidential Information will not disclose it to any third party without the prior written consent of the discloser (except to officers, directors, agents, employees, consultants, contractors, auditors and professional advisors who need to know and are bound by confidentiality obligations), will protect such Confidential Information from unauthorized access, use and disclosure, and will not use such Confidential Information for any purpose other than to perform its obligations or exercise its rights under the BitGo Prime MPA.

Governing Law

The BitGo Prime MPA is governed by and construed in accordance with the laws of the State of New York.

Dispute Resolution

Any claim, dispute, or controversy between the Fund and BitGo Prime arising from or relating to the BitGo Prime MPA will be resolved by binding arbitration by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration will be conducted in English in New York, New York. The Fund and BitGo Prime have expressly waived trial by jury and the right to participate in a class action lawsuit or class-wide arbitration.

Termination of the Master Purchase Agreement

BitGo Prime has the right to change the nature or composition of the trading services at any time, without prior notice, though BitGo Prime will use reasonable efforts to provide advance notice of material changes. BitGo Prime may close or suspend access to the Trading System, or terminate or suspend the Fund’s access to any feature, for cause, at any time, without prior notice; provided, BitGo Prime will use reasonable efforts to provide thirty (30) days’ prior notice of such suspension, closure, or termination. Such termination or suspension may include declining to accept orders or balance transfers, and cancelling transactions.

MATERIAL CAYMAN ISLANDS AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of Cayman Islands and U.S. federal income tax considerations is not intended as a substitute for careful tax planning. It does not address all of the relevant tax principles that will apply to the Fund and its shareholders. In particular, it does not discuss the tax principles of countries other than the Cayman Islands and the United States or any state or local tax principles. Prospective investors in the Fund are urged to consult their professional advisers regarding the possible tax consequences of an investment in the Fund in light of their own situations.

Certain Cayman Islands Tax Considerations

Taxation—Cayman Islands

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Fund or the shareholders. Interest, dividends and gains payable to the Fund and all distributions by the Fund to shareholders will be received free of any Cayman Islands income or withholding taxes. The Fund is entitled to apply for and can expect to receive an undertaking from the Financial Secretary of the Cayman Islands to the effect that, for a period of 50 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to the Fund or to any shareholder in respect of the operations or assets of the Fund or the Shares of a shareholder; and that any such taxes or any tax in the nature of estate duty or inheritance tax shall not be payable in respect of the obligations of the Fund or the interests of the shareholders therein. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Fund.

Cayman Islands—Automatic Exchange of Financial Account Information

The Cayman Islands has signed an inter-governmental agreement to improve international tax compliance and the exchange of information with the United States (the “U.S. IGA”). The Cayman Islands has also signed, along with over 100 other countries, a multilateral competent authority agreement to implement the OECD Standard for Automatic Exchange of Financial Account Information—Common Reporting Standard (“CRS” and together with the U.S. IGA, “AEOI”).

Cayman Islands regulations have been issued to give effect to the U.S. IGA and CRS (collectively, the “AEOI Regulations”). Pursuant to the AEOI Regulations, the Cayman Islands Tax Information Authority (the “TIA”) has published guidance notes on the application of the U.S. IGA and CRS.

All Cayman Islands “Financial Institutions” are required to comply with the registration, due diligence and reporting requirements of the AEOI Regulations, unless they are able to rely on an exemption that allows them to become a “Non-Reporting Financial Institution” (as defined in the relevant AEOI Regulations) with respect to one or more of the AEOI regimes, in which case only the registration requirement would apply under CRS. The Fund does not propose to rely on any Non-Reporting Financial Institution exemption and therefore intends to comply with all of the requirements of the AEOI Regulations.

The AEOI Regulations require the Fund to, amongst other things (i) register with the IRS to obtain a Global Intermediary Identification Number (in the context of the U.S. IGA only), (ii) register with the TIA, and thereby notify the TIA of its status as a “Reporting Financial Institution,” (iii) adopt and implement written policies and procedures setting out how it will address its obligations under CRS, (iv) conduct due diligence on its accounts to identify whether any such accounts are considered “Reportable Accounts,” (v) report information on such Reportable Accounts to the TIA, and (vi) file a CRS Compliance Form with the TIA. The TIA will transmit the information reported to it to the overseas fiscal authority relevant to a reportable account (e.g., the IRS in the case of a US Reportable Account) annually on an automatic basis.

For information on any potential withholding tax that may be levied against the Fund, see also “—Material United States Tax Considerations.”

By investing in the Fund and/or continuing to invest in the Fund, investors shall be deemed to acknowledge that further information may need to be provided to the Fund, the Fund’s compliance with the AEOI Regulations may result in the disclosure of investor information, and investor information may be exchanged with overseas fiscal authorities. Where an investor fails to provide any requested information (regardless of the consequences), the Fund may be obliged, and/or reserves the right to take any action and/or pursue all remedies at its disposal including, without limitation, compulsory redemption of the investor concerned and/or closure of the investor’s account.

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the Fund and one or more United States persons have the authority to control all substantial decisions of the Fund.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of U.S. Shareholders

Except as specifically noted, the discussion below assumes that you will acquire all of your Shares on the same date solely for cash.

Although there is no certainty in this regard, the Fund may be a “passive foreign investment company,” as defined in Section 1297 of the Code (a “PFIC”) for U.S. federal income tax purposes. The material consequences of the PFIC rules are set forth below. In addition, under certain circumstances, the Fund may be a “controlled foreign corporation” (a “CFC”) for U.S. federal income tax purposes. If the Fund is a CFC, the CFC rules, rather than the PFIC rules discussed below, will apply to you if you are a 10% U.S. Shareholder, as defined below, of the Fund. A “10% U.S. Shareholder” is a United States person that owns, directly or under applicable constructive ownership rules, at least 10% of the value or voting power of the non-U.S. corporation’s stock. You should consult your tax adviser if you are or may become a 10% U.S. Shareholder, as the U.S. federal income tax consequences of an investment in the Fund may differ materially from the discussion below if the Fund is a CFC and you are a 10% U.S. Shareholder of the Fund.

The Fund may be treated as a CFC for one or more tax years of its existence if U.S. investors own more than 50% or the vote or value of the equity interests in the Fund. If the Fund is a CFC, U.S. investors may be required to included certain types of passive income realized by the Fund, including, interest, dividends, capital gains, and income and gains related to commodities into the income of the U.S. investors currently, whether or not the Fund makes a distribution.

The Fund may be treated as a PFIC for one or more tax years of its existence. If the Fund were a PFIC, any gain on the disposition of an interest in the Fund as well as income realized on certain excess distributions by the Fund generally would be treated as though realized ratably over a U.S. investor’s holding period of its Fund interest. In addition to the taxation of such gain or income as ordinary income, an interest charge would be imposed on the U.S. investor based on the tax deferred from prior years. If a Fund were a PFIC and a U.S. investor elected to treat the Fund as a qualified electing fund (a “QEF election”) under the Code, then, in lieu of the foregoing treatment, such U.S. investor might be required to include in income each year a portion of the ordinary earnings and net capital gains of the Fund, even if not distributed to such U.S. investor. Alternatively, a U.S. investor may be able to avoid the general treatment of PFICs by electing to mark such U.S. investor’s Shares to market at the end of each taxable year. Shareholders should consult their own tax advisors to determine which alternative is best for them.

If the Fund is not a PFIC, U.S. investors that own more than 10% of the vote or value of the interests in the Fund may be subject to the U.S. tax on net CFC tested income (“NCFCTI”). Subject to certain exceptions, the NCFCTI tax applies to income of the Fund not otherwise required to be included in the income of U.S. CFC shareholders. The NCFCTI tax is applied at the U.S. ordinary income tax rates.

You should consult your tax adviser concerning the Fund’s potential PFIC status and CFC status, and the tax considerations relevant to an investment in a PFIC or CFC. You should also read the discussion under the heading “United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency” below.

Taxation of Distributions

Subject to the PFIC rules described below, distributions paid on Shares, other than certain pro rata distributions of Shares, will be treated as dividends to the extent paid out of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). You should consult your tax adviser regarding the availability of these favorable tax rates on dividends in your particular circumstances. Dividends paid by us would not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code or the special tax rate available for “qualified dividend income”. The dividend income will generally be treated as foreign-source income for U.S. foreign tax credit purposes. However, depending on the composition of our income and whether we are a “United States-owned foreign corporation” (generally, a foreign corporation more than 50% of the stock of which (by vote or value) is owned or, under certain constructive ownership rules, treated as owned by United States persons), a portion of any dividends paid by us may be treated as U.S.-source income for purposes of determining your foreign tax credit limitation. You should consult with your tax advisor regarding these rules.

Risk of Constructive Distributions

The Fund issues Shares to, and redeems Shares from, Authorized Participants on an ongoing basis. In certain circumstances, redemption proceeds delivered to an Authorized Participant could be treated as a dividend for U.S. federal income tax purposes and, in that case, it is possible that other shareholders of the Fund whose percentage interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution (generally treated as described above in “—Taxation of Distributions”) from the Fund to the extent of such increase.

Sale or Other Disposition of Shares

Subject to the PFIC rules described below, for U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of Shares will be capital gain or loss, and will be long-term capital gain or loss if you held the Shares for more than one year. The amount of gain or loss will equal the difference between your tax basis in the Shares and the amount realized on the disposition. This gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes.

PFIC Rules

It is not clear whether the Fund is a PFIC for U.S. federal income tax purposes, the guidance in the Rulings and the FAQs has increased the uncertainty in this regard, and Chapman and Cutler expresses no opinion regarding the Fund’s PFIC status. If the Fund were a PFIC, any gain on the disposition of an interest in the Fund as well as income realized on certain excess distributions by the Fund generally would be treated as though realized ratably over a U.S. investor’s holding period of its Fund interest. In addition to the taxation of such gain or income as ordinary income, an interest charge would be imposed on the U.S. investor based on the tax deferred from prior years. U.S. PFIC Shareholders would be required to file an annual report with the IRS. A failure to file the annual report may cause the statute of limitations to never begin. Because it is possible that the Fund is a PFIC, the Fund will provide to each U.S. Shareholder, and to any other shareholder upon request, PFIC Annual Information Statements that will include the required information and representations to permit such U.S. Shareholder (or any direct or indirect beneficial owner of an interest in any shareholder) to file the annual report, make a “qualified electing fund” election (a “QEF Election”) or “mark to market” election (an “MTM Election”) with respect to the Fund. You should consult your tax adviser as to whether you should make a QEF Election or MTM Election. Assuming that the Fund is a PFIC, failure to make a QEF Election or MTM Election with respect to an investment in the Fund could result in materially adverse tax consequences to you, as described below. For simplicity of presentation, it is assumed for purposes of the following disclosure that the Fund is a PFIC.

Consequences in Absence of QEF Election or MTM Election

If you do not make a QEF Election or MTM Election with respect to the Fund, any “excess distribution” received by you from the Fund, and any gain recognized by you on a sale or other disposition (including, under certain circumstances, a pledge) of Shares, will be treated as having been earned ratably (on a straight-line basis) over your holding period for your Shares. The portion allocated to the taxable year of the “excess distribution,” or to the year of the sale or other disposition, will be treated as ordinary income. The portion allocated to each prior taxable year will be subject to U.S. federal income tax at the highest marginal rate applicable to you (as a corporate or individual taxpayer, as the case may be) for such taxable year, and an interest charge for the deemed deferral benefit will be imposed on the resulting tax liability for each prior taxable year.

If you do not make a QEF Election or MTM Election, distributions by the Fund to you, other than “excess distributions,” will be taxable as ordinary income (and not as “qualified dividend income” as discussed above) to the extent such distributions are made out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that a distribution (other than an “excess distribution”) exceeds the Fund’s current and accumulated earnings and profits, the distribution will be treated, first, as a return of capital that will reduce your tax basis in your Shares and, after such tax basis has been reduced to zero, as gain from a sale or exchange of your Shares, which will be subject to U.S. federal income tax as described above. These rules would apply to any in-kind distribution of a forked asset that the Fund makes to you in the future, with the amount of the distribution equal to the fair market value of such forked asset on the date of the distribution.

Consequences Pursuant to QEF Election

You can mitigate the consequences described above by making a QEF Election with respect to the Fund. You can make a QEF Election by attaching a properly executed IRS Form 8621 to your U.S. federal income tax return for the first taxable year in which you wish the election to apply. However, if you do not make a QEF Election with respect to the Fund for the first taxable year in which you hold any Shares, a later QEF Election with respect to the Fund will not apply with respect to your investment in the Fund unless you elect to recognize gain, if any, as if you sold your Shares on the first day of the first taxable year to which the QEF Election applies. Any gain that you recognize as a consequence of such an election will be subject to U.S. federal income tax as described above under “—Consequences in Absence of QEF Election or MTM Election.”

If you make a valid QEF Election with respect to your Shares, you will be required to report on your U.S. federal income tax return, and thus to take into account in determining its U.S. federal income tax liability, your pro rata share of the Fund’s ordinary earnings and net capital gain for the taxable year of the Fund ending within or with your taxable year, regardless of whether the Fund makes any distributions to you. You will include your pro rata share of the Fund’s ordinary earnings (which includes net short-term capital gains) as ordinary income, and will include your pro rata share of the Fund’s net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss) as long-term capital gain. You will not be entitled to claim deductions for any net losses incurred by the Fund, and the Fund will not be entitled to carry its net losses for any taxable year back or forward in computing its ordinary earnings and net capital gain for other taxable years. In addition, you will not be entitled to claim a foreign tax credit for any non-U.S. taxes borne by the Fund, but these taxes will reduce the amount of income that you would otherwise be required to include pursuant to the QEF Election. Your tax basis in your Shares will be increased by the amounts you include in income as a consequence of the QEF Election and decreased by the amount of distributions you receive from the Fund out of earnings that you previously included in income as a consequence of the QEF Election.

The Sponsor believes that, in general, gains and losses recognized by the Fund from the sale or other disposition of Crypto Assets will be treated as capital gains or losses pursuant to IRS Notices. The Fund may sell Crypto Assets for U.S. dollars or other fiat currency to fund redemptions, in connection with rebalancings, in order to pay Additional Fund Expenses and in connection with its liquidation. In addition, the Fund’s payment of the Sponsor’s Fee or any Additional Fund Expenses through a transfer of Crypto Assets will be treated for U.S. federal income tax purposes as a sale of the relevant Crypto Assets for their fair market value on the date of such transfer or distribution, except that, solely in the case of a distribution to the shareholders (or their agent), the Fund will not recognize any loss realized by it on such deemed sale. In addition, any gain or loss the Fund recognizes on a disposition of a fiat currency other than the U.S. dollar will generally be treated as ordinary income or loss. Accordingly, if you make a QEF Election with respect to the Fund, you may be required to include significant amounts of taxable income or gain each taxable year with respect to your investment in the Fund, even if you receive no distributions from the Fund during that taxable year.

As discussed above, there is uncertainty with respect to many significant aspects of the U.S. federal income tax treatment of Crypto Assets, including the timing and character of income earned as a result of lending activities. If the IRS successfully challenges the Fund’s determination of its income, the Fund may be required to issue revised PFIC Annual Information Statements for prior taxable years, and you may be required to amend your tax return for those years.

Assuming that you make a QEF Election with respect to your Shares, a distribution by the Fund to you will be taxable as ordinary income (and not as “qualified dividend income”) to the extent such distributions are made out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, except to the extent that you can establish that the distributions are made out of earnings that were previously included in income by any U.S. person as a consequence of a QEF Election. The portion of any such distribution that you can establish as being made out of earnings that were previously included in a U.S. person’s income pursuant to a QEF Election will not be subject to U.S. federal income tax. To the extent that a distribution exceeds the Fund’s current and accumulated earnings and profits, the distribution will be treated, first, as a return of capital that will reduce your tax basis in your Shares and, after such tax basis has been reduced to zero, as gain from a sale or exchange of your Shares.

Upon a sale or other exchange of Shares, you will generally recognize gain or loss equal to the difference between the amount realized and your tax basis in your Shares. Assuming that you have made a QEF Election with respect to its Shares, any such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if your holding period for the Shares was more than one year as of the date of the sale or other exchange.

If you make a QEF Election with respect to your Shares, you may also elect to defer the payment of the taxes in respect of your share of the Fund’s undistributed ordinary earnings and net capital gain, subject to the payment of an interest charge on the deferred tax liability. If you make this election, the deferred tax liability with respect to the undistributed earnings attributable to your Shares will generally become payable on the due date (determined without regard to extensions) of your U.S. federal income tax return for the taxable year in which you sell or pledge such Shares. If the Fund makes a distribution, however, the deferred tax liability with respect to your share of the distributed earnings will become payable on the due date (determined without regard to extensions) of your U.S. federal income tax return for the taxable year in which the distribution occurs.

Consequences Pursuant to MTM Election

If the Shares are “regularly traded” on a “qualified exchange” (such as NYSE Arca), you may make an MTM Election that would result in tax treatment different from the general tax treatment for PFICs described above. The Shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Shares is traded on a qualified exchange on at least 15 days during each calendar quarter.

If you make an MTM Election, you generally will recognize as ordinary income any excess of the fair market value of the Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the MTM Election). If you make the MTM Election, your tax basis in the Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Shares in a year when the Fund is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the MTM Election). Distributions paid on Shares will be treated as described in “—Taxation of Distributions” above, except that they will not be eligible to be treated as “qualified dividend income.”

Treatment of Convertible Virtual Currencies

Current IRS guidance on the treatment of convertible virtual currencies classifies Crypto Assets as “property” that is not currency for U.S. federal income tax purposes and clarifies that Crypto Assets can be held as capital assets, but it does not address several other aspects of the U.S. federal income tax treatment of Crypto Assets. Because Crypto Assets are new technological innovations, the U.S. federal income tax treatment of Crypto Assets or transactions relating to investments in Crypto Assets may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving Crypto Assets. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in Crypto Assets or in transactions relating to investments in Crypto Assets is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Fund expects to sell or use Crypto Assets to pay certain expenses of the Fund or to fund cash redemptions if and when applicable. If the Fund sells Crypto Assets (for example to generate cash to pay fees or expenses) or is treated as selling Crypto Assets (for example by using Crypto Assets to pay fees or expenses), the Fund will generally recognize gain or loss in an amount equal to the difference between (a) the amount realized by the Fund upon the sale and (b) the Fund’s tax basis for its pro rata share of the Crypto Assets that were sold.

If permitted, Authorized Participants may request an in-kind distribution of Fund assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Fund’s termination date. An Authorized Participant will recognize gain or loss if the Authorized Participant only receives whole Fund assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Fund assets. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Fund asset or a fractional portion of a Fund asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Fund Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Fund Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of Crypto Assets by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Fund expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. However, most Fund expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in Crypto Assets held by the Fund. If the Fund is a PFIC, you will generally be required to file IRS Form 8621 with respect to the Fund for each year in which you hold Shares. Additional reporting requirements will apply to you if you own (actually or constructively) a 10% or greater interest in the Fund.

Taxation of Authorized Participants

If an Authorized Participant invests in the Fund on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE FUND.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Crypto Assets held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted. Furthermore, this is not an offer or invitation to the public of the Cayman Islands to subscribe for an interest in the Fund.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Fund. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Fund and the Shares can also be obtained from the Fund’s website, which is www.cryptex.finance. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Fund is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Fund.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Fund, is available at www.cryptex.finance.

Cryptex Digital Market Cap ETF

Statement of Assets and Liabilities

July 22nd, 2026

ASSETS
Cash	$0
Total assets	0
LIABILITIES
Total liabilities	0

Commitments and Contingent Liabilities (Note 6)

NET ASSETS	$0
Shares issued and outstanding (par value $0.00 per share; unlimited number of shares authorized)	0
Net asset value per share	$0.00

Cryptex Digital Market Cap ETF

Notes to Financial Statement

Cryptex Digital Market Cap ETF

NOTES TO FINANCIAL STATEMENT

July 22nd, 2026

1.	Organization

The Cryptex Digital Market Cap ETF (the “Fund”) is a Cayman Islands Limited Liability Company, formed on March 23, 2026. The Fund has not commenced operations as of July 22, 2026. The Fund has not commenced investment activities nor issued shares. There were no receipts or disbursements of cash since the Fund’s formation. The Fund did not receive any revenue, capital gains or losses, or incur any expenses during this time period and, therefore, does not have any performance history. The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Fund that may be purchased and sold on the Nasdaq Stock Market, LLC (the “Exchange”) under the symbol “BAGZ.” The Fund will operate pursuant to a Fund Agreement, as amended and/or restated from time to time (the “Fund Agreement”). The Fund is managed and controlled by Cryptex Finance, LLC (the “Sponsor”).

The Fund is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Nasdaq Stock Market LLC (the “Exchange”). The Fund’s principal investment objective is to invest in a portfolio (“Portfolio”) of cryptographic assets (“Crypto Assets”) designed to work as a store of value and/or medium of exchange wherein individual Crypto Asset ownership records are stored in a ledger, a computerized database using cryptography to secure transaction records, to control the creation of additional Crypto Assets and to verify the transfer of Crypto Asset ownership (each, a “Portfolio Crypto Asset” and collectively, “Portfolio Crypto Assets”) that tracks the Cryptex Digital Market Cap Index (the “Index”), less the expenses of the Fund’s operations and other liabilities. In seeking to achieve its investment objective, the Fund will hold Crypto Assets included in the Index. The Index is represented by Crypto Assets that: (1) meet minimum market capitalization and liquidity thresholds, (2) are listed and actively traded on a minimum of three exchanges meeting certain quality standards; (3) have an active Chainlink price feed; (4) are a native or conforming native token conforming to a widely adopted standard on a permissionless blockchain; and (5) have smart contracts (if applicable) that have been deployed for a minimum of six (6) month. The Fund may, at the Sponsor’s discretion, also seek to generate rewards through the validation of transactions on the respective networks corresponding to the Portfolio Crypto Assets, if such opportunities exist. Cryptex Finance, LLC is the sponsor of the Fund (the “Sponsor”) and created and maintains the Index (in such capacity, the “Index Provider”).

2.	Significant Accounting Policies

Basis of Presentation

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of this financial statement. The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and is stated in U.S. Dollars. The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Fund follows the significant accounting policies described below.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash

Cash includes non-interest bearing, non-restricted cash with one institution that does not exceed U.S. federally insured limits.

Investment Transactions and Investment Income

The Fund intends to purchase Crypto Assets upon the creation of Shares and sell Crypto Assets upon the redemption of Shares. Transactions will be recorded on a trade-date basis. Realized gains (losses) and changes in unrealized gains (losses) on open positions will be determined on a specific identification basis and will be recognized in the statement of operations in the period in which the sale occurred or the changes in unrealized occurred.

Federal Income Taxes

Although there is no certainty in this regard, the Fund may be a “passive foreign investment company,” as defined in Section 1297 of the Code (a “PFIC”) for U.S. federal income tax purposes. The material consequences of the PFIC rules are set forth below. In addition, under certain circumstances, the Fund may be a “controlled foreign corporation” (a “CFC”) for U.S. federal income tax purposes. If the Fund is a CFC, the CFC rules, rather than the PFIC rules discussed below, will apply to you if you are a 10% U.S. Shareholder of the Fund. A “10% U.S. Shareholder” is a United States person that owns, directly or under applicable constructive ownership rules, at least 10% of the value or voting power of the non-U.S. corporation’s stock. You should consult your tax adviser if you are or may become a 10% U.S. Shareholder, as the U.S. federal income tax consequences of an investment in the Fund may differ materially from the discussion below if the Fund is a CFC and you are a 10% U.S. Shareholder of the Fund.

The Fund may be treated as a CFC for one or more tax years of its existence if U.S. investors own more than 50% or the vote or value of the equity interests in the Fund. If the Fund is a CFC, U.S. investors may be required to included certain types of passive income realized by the Fund, including, interest, dividends, capital gains, and income and gains related to commodities into the income of the U.S. investors currently, whether or not the Fund makes a distribution.

The Fund may be treated as a PFIC for one or more tax years of its existence. If the Fund were a PFIC, any gain on the disposition of an interest in the Fund as well as income realized on certain excess distributions by the Fund generally would be treated as though realized ratably over a U.S. investor’s holding period of its Fund interest. In addition to the taxation of such gain or income as ordinary income, an interest charge would be imposed on the U.S. investor based on the tax deferred from prior years. If a Fund were a PFIC and a U.S. investor elected to treat the Fund as a qualified electing fund (a “QEF election”) under the Code, then, in lieu of the foregoing treatment, such U.S. investor might be required to include in income each year a portion of the ordinary earnings and net capital gains of the Fund, even if not distributed to such U.S. investor. Alternatively, a U.S. investor may be able to avoid the general treatment of PFICs by electing to mark such U.S. investor’s Shares to market at the end of each taxable year. Shareholders should consult their own tax advisors to determine which alternative is best for them.

If the Fund is not a PFIC, U.S. investors that own more than 10% of the vote or value of the interests in the Fund may be subject to the U.S. tax on net CFC tested income (“NCFCTI”). Subject to certain exceptions, the NCFCTI tax applies to income of the Fund not otherwise required to be included in the income of U.S. CFC shareholders. The NCFCTI tax is applied at the U.S. ordinary income tax rates.

You should consult your tax adviser concerning the Fund’s potential PFIC status and CFC status, and the tax considerations relevant to an investment in a PFIC or CFC.

Constituent Platform Valuation

The Fund’s valuation procedures provide for the designation of the Sponsor to determine the valuation sources and policies to prepare the Fund’s financial statements in accordance with GAAP. The Fund identifies and determines the principal market (or in the absence of a principal market, the most advantageous market) for GAAP financial statement purposes consistent with the application of fair value measurement framework in FASB ASC 820. Under ASC 820, a principal market is the market with the greatest volume and activity level for the asset or liability. The Fund’s valuation procedures provide for the designation of the Sponsor to determine the valuation sources and policies to prepare the Fund’s financial statements in accordance with GAAP.

The Fund utilizes various inputs to determine the fair value of its investments on a recurring basis. GAAP establishes a hierarchy that prioritizes inputs to valuations methods. The three levels of inputs are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available; representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability and would be based on the best information available.

Calculation of NAV

The Administrator, defined below, determines the NAV of the Fund on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET. The NAV of the Fund is the aggregate value of the Fund’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Fund’s NAV, the Administrator values the underlying Crypto Assets held by the Fund based on the price set by the Index as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Fund’s financial statements, the Fund will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date, which may result in valuations that differ from the Fund’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP.

The Fund’s NAV per Share will be calculated by taking the current fair value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares.

Segment Reporting

In this reporting period, the Fund adopted FASB Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (“Topic 280”) – Improvements to Reportable Segment Disclosures (“ASU 2023-07”). Adoption of the new standard impacted financial statement disclosures only and did not affect the Fund’s financial position or the results of its operations. An operating segment is defined in Topic 280 as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The Sponsor acts as the Fund’s CODM. The Fund represents a single operating segment, as the CODM monitors the operating results of the Fund and the Fund’s long-term strategic asset allocation is predetermined in accordance with the terms of its prospectus, based on the defined investment strategy. The adoption of this standard did not have a material impact on the Fund’s financial statement and related disclosures.

3.	Fund Expenses and Other Agreements

(a) Sponsor

The Fund will pay the Sponsor an annual unified fee of 0.90% of the Fund’s Crypto Assets Holdings (the “Sponsor Fee”). The Fund’s “Crypto Assets Holdings” is the quantity of the Fund’s Crypto Assets plus any cash or other assets held by the Fund, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in Crypto Assets. The Sponsor Fee is paid by the Fund to the Sponsor as compensation for services performed under the Fund Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s Crypto Assets Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in Crypto Assets and be payable monthly in Crypto Assets or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of Crypto Assets to pay the Sponsor Fee, the Sponsor, and not the Fund, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Fund Agreement to assume and pay all fees and other expenses incurred by the Fund in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Fund’s third-party service providers, including, but not limited to, the Co-Sponsor, the Distributor, the Administrator, the Custodians, the Transfer Agent, the Cash Custodian, and the Index Provider, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Fund and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Fund’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Fund and the Shares.

Staking rewards generated by the staking program will be subject to fees associated with the staking program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Fund for the staking program are collectively referred to as the “Staking Fees.” The Staking Fees will equal 25% of the staking rewards, resulting in the Fund retaining 75% of the Fund Crypto Assets staking rewards generated by the staking program. The Staking Fees may in the future be waived or reduced.

The Fund may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of Crypto Assets, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund, the Fund’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of Crypto Assets to pay Extraordinary Expenses, the Fund will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of Crypto Assets in such quantity as may be necessary to permit the payment of Fund expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Fund will seek to transfer or sell Crypto Assets at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Fund expenses and liabilities that are denominated other than in Crypto Assets, the amount of Crypto Assets transferred or sold may vary from time to time depending on the actual sales price of Crypto Assets relative to the Fund’s expenses and liabilities (e.g., if the price of Crypto Assets falls, the amount of Crypto Assets needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Fund must buy or sell Crypto Assets, the Fund may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of Crypto Assets incurred in connection with the fulfillment of a creation or redemption order.

(b) Administrator, Custodians and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (the “Administrator” and “Transfer Agent”) serves as administrator, transfer agent and accounting agent of the Fund pursuant to a Fund Servicing Agreement. BitGo Trust Company, Inc. (the “Custodian”) serves as the Fund’s Custodian. Under the BitGo Custodial Services Agreement, the Custodian is responsible for safekeeping all the Fund’s Crypto Assets. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodian that will hold the Fund’s Crypto Assets, as well as facilitating the transfer or sale of Crypto Assets required for the operation of the Fund. U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent serves as the cash custodian for the Fund (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-Crypto Assets of the Fund.

(c) Marketing Agent

Quasar Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Fund’s website, prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Fund. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Fund, will prepare marketing materials regarding the Shares of the Fund, and will exercise the marketing plan of the Fund on an ongoing basis.

(c) Co-Sponsor

Pursuant to a co-sponsor agreement (the “Co-Sponsor Agreement”) between the Fund, the Sponsor and Exchange Traded Concepts, LLC (the “Co-Sponsor”), the Co-Sponsor provides managerial and administrative support to the Sponsor in the performance of its duties under the Fund Agreement. In its capacity as Co-Sponsor, Exchange Traded Concepts assists the Sponsor with the administration and management of the Fund, including operational, compliance and regulatory matters. The Sponsor will assume the fees of the Co-Sponsor as partial consideration for its receipt of the Sponsor Fee.

4.	Capital Share Transactions

The Fund is an exchange-traded product. When the Fund sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of Crypto Assets attributable to each Share of the Fund (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash or Crypto Assets needed to purchase the amount of Crypto Assets represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the Crypto Assets represented by the Basket to be sold and the cash or Crypto Assets proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Fund (known as “Authorized Participants”) will deliver, or facilitate the delivery of, Crypto Assets or cash to the Fund’s account with the Custodians (in the case of Crypto Assets) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Fund will deliver Crypto Assets or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee”) when they redeem Shares with the Fund. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Fund.

Shareholders who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares.

Only Authorized Participants may place orders to create and redeem baskets through the Transfer Agent. The Transfer Agent will coordinate with the Fund’s custodians to facilitate settlement of the Shares.

5.	Related Parties

The Sponsor is considered to be a related party to the Fund. The Fund’s operations are supported by its Sponsor.

6.	Commitments and Contingent Liabilities

In the normal course of business, the Fund may enter into contracts that contain a variety of general indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote. There were no commitments or contingencies required to be disclosed as of the date of the financial statement.

7.	Subsequent Events

The Sponsor has evaluated subsequent events through the date the financial statement was issued. Based on this evaluation, no adjustments or disclosures to the financial statement were required.

Report of Independent Registered Public Accounting Firm

To the Sponsor of

Cryptex Digital Market Cap ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Cryptex Digital Market Cap ETF (the “Fund”) as of July 22, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of July 22, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement and confirmation of cash and cryptocurrency assets owned as of July 22, 2026, by correspondence with the custodians. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Fund’s auditor since 2026.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 21, 2026

CRYPTEX DIGITAL MARKET CAP ETF

SHARES

PROSPECTUS

_______, 2026

Until _______, 2026 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Fund shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Cryptex Finance, LLC, the sponsor of the Fund. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$
Auditor’s fees and expenses	$
Legal fees and expenses	$
Printing expenses	$
Miscellaneous expenses	$
Total	$

*	An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Fund is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Fund is organized as a Cayman Islands limited liability company and is governed by the Limited Liability Company Agreement of the Fund (the “LLC Agreement”). The LLC Agreement contains provisions relating to the exculpation and indemnification of the Sponsor and other Covered Persons (as defined therein).

Covered Persons

Under the LLC Agreement, “Covered Person” means the Sponsor and its Affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons, and any Person who at any time served in any such capacity with respect to the Sponsor or any of its Affiliates.

Exculpation of Covered Persons

The LLC Agreement provides that a Covered Person shall have no liability to the Fund or to any Shareholder or other Covered Person for any loss suffered by the Fund which arises out of any action or inaction of such Covered Person if such course of conduct did not constitute actual fraud, gross negligence, bad faith, willful misconduct or a material breach of the LLC Agreement by such Covered Person. Neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the digital assets transferred, or the purchase price otherwise paid, by a Shareholder for its Shares, it being expressly agreed that any such return made pursuant to the LLC Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegate selected by the Sponsor with reasonable care.

No Covered Person shall be liable to the Fund, any Shareholder or any other Person for any loss, claim, liability or expense arising out of or in connection with the acts, omissions, negligence, insolvency or dissolution of any Co-Sponsor, Custodian, Cash Custodian, Index Provider, Transfer Agent, Administrator, Liquidity Provider or other service provider to the Fund (including any Digital Asset Trading Platform or Digital Asset Network), except to the extent such loss, claim, liability or expense is determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the Covered Person’s own actual fraud, gross negligence, bad faith, willful misconduct or material breach of the LLC Agreement.

Indemnification of the Sponsor

The LLC Agreement provides that the Sponsor shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Fund and such liability or loss was not the result of actual fraud, gross negligence, bad faith, willful misconduct, or a material breach of the LLC Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Fund’s property. All rights to indemnification permitted under the LLC Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Sponsor. The right to indemnification granted by the LLC Agreement shall be a contract right, shall vest immediately upon a Person becoming a Covered Person and shall not be affected by any subsequent amendment of the LLC Agreement with respect to acts or omissions occurring prior to such amendment.

Notwithstanding the foregoing, the Sponsor, any Authorized Participant and any other Person acting as a broker-dealer for the Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state or non-U.S. securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Fund shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is prohibited by the LLC Agreement.

Advancement of Expenses

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Fund in advance of the final disposition of such action, suit or proceeding, upon (i) the legal action relating to the performance of duties or services by the Sponsor on behalf of the Fund, and (ii) the Sponsor providing an undertaking to repay the advanced funds with interest to the Fund in cases in which it is not entitled to indemnification under the LLC Agreement. The right to advancement of expenses under the LLC Agreement shall be a contract right, and an undertaking to repay advanced funds shall not require approval by any court or any other party.

The term “Sponsor” as used in the indemnification provisions of the LLC Agreement includes, in addition to the Sponsor, any other Covered Person performing services on behalf of the Fund and acting within the scope of the Sponsor’s authority as set forth in the LLC Agreement.

Item 15. Recent Sales of Unregistered Securities.

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Fund from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Fund from the sale of the Seed Baskets were $____. On ____, 202_, the Fund purchased ____ Crypto Assets with the proceeds of the Seed Baskets.]

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1**	Amended and Restated Limited Liability Company Agreement

3.2*	Certificate of Registration, incorporated by reference to Exhibit 3.2 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on March 25, 2026

5.1***	Opinion of Stuarts Humphries as to legality

8.1***	Opinion of Chapman and Cutler LLP as to tax matters

10.1**	Form of Initial Authorized Participant Agreement

10.2*	Marketing Agent Agreement, incorporated by reference to Exhibit 10.2 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

10.3**	Custodial Services Agreement

10.4*	Fund Administration Servicing Agreement, incorporated by reference to Exhibit 10.5 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

10.5*	Fund Accounting Servicing Agreement, incorporated by reference to Exhibit 10.6 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

10.6*	Transfer Agent Servicing Agreement, incorporated by reference to Exhibit 10.7 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

10.7**	Co-Sponsor Agreement

10.8*	Custody Agreement (Cash Custody Agreement), incorporated by reference to Exhibit 10.10 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

10.9***	Index Licensing Agreement

10.10*	BitGo Master Purchase Agreement, incorporated by reference to Exhibit 10.12 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on July 24, 2026.

23.1**	Consent of Independent Registered Public Accounting Firm

23.2***	Consent of Stuarts Humphries (included in Exhibits 5.1)

23.3***	Consent of Chapman and Cutler LLP (included in Exhibit 8.1)

107*	Filing Fee Tables, incorporated by reference to Exhibit 107 of the Fund’s Registration Statement on Form S-1 (File No. 333-294594), filed on March 25, 2026

*	Previously Filed

**	Filed herewith
***	To be filed by amendment

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York, on August 24, 2026.

CRYPTEX DIGITAL MARKET CAP ETF

Cryptex Finance, LLC,
as Sponsor of the Fund

By:	/s/ Joseph Sticco
	Name:	Joseph Sticco
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Joseph Sticco	Chief Executive Officer	August 24, 2026
Joseph Sticco	(Principal Executive Officer)

/s/ Mary Cull	Principal Financial Officer and	August 24, 2026
Mary Cull	Principal Accounting Officer

*	The Registrant is a trust and the persons are signing in their capacities as officers of Cryptex Finance, LLC, the Sponsor of the Registrant.